As filed with the Securities and Exchange Commission on April 22, 2024.

Registration No. 333-278673

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	98-1574798
(State or other Jurisdiction of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(214) 445-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Zacharski

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(214) 445-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2801 N. Harwood St.

Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2024

PRELIMINARY PROSPECTUS

BRAND ENGAGEMENT NETWORK INC.

46,752,838 Shares of Common Stock (Inclusive of 21,190,316 Shares of Common Stock

Underlying Warrants, 1,583,334 Shares of Common Stock Underlying Convertible Notes and 163,407 Shares of Common Stock Underlying Options)

6,126,010 Warrants to Purchase Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (a) up to 23,815,781 shares of our common stock, par value $0.0001 (“Common Stock”) held by certain existing stockholders of the Company (the “Existing Stockholders”), (b) 6,126,010 private placement warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $11.50 (the “Private Placement Warrants”), (c) 1,583,334 shares of Common Stock issuable upon the exercise of a convertible promissory note issued to J.V.B. Financial Group, LLC (the “Cohen Convertible Note”), (d) 6,126,010 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (e) 54,019 shares of our Common Stock underlying certain Compensatory Warrants (as defined below), (f) and 3,750,000 shares of our Common Stock underlying a warrant issued in connection with the Reseller Agreement (as defined below), with the warrant exercisable for up to 3,750,000 shares at an exercise price $10.00 per share (the “Reseller Warrant”).

This prospectus also relates to the issuance by us to persons, including those other than the original purchaser thereof or its affiliates, of up to 17,603,723 shares of our Common Stock that may be issued upon exercise of the Private Placement Warrants, Public Warrants (as defined below) and all of the compensatory warrants with each compensatory warrant exercisable for one share of Common Stock at an exercise price ranging from $0.38 to $3.71 (the “Compensatory Warrants,” collectively with the Private Placement Warrants and the Public Warrants, the “Warrants”). Additionally, this prospectus also relates to the issuance of up to 163,407 shares of our Common Stock that may be issued upon exercise of certain options (the “ISOPs”) of the Company held by parties not affiliated with the Company. The shares of Common Stock and the Private Placement Warrants that may be sold by the Selling Holders and the shares of Common Stock that may be issued by us are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holders of the Offered Securities.

To the extent the Warrants and the ISOPs are exercised for cash, we will receive cash proceeds from the exercise of the Warrants and the ISOPs. See “Description of Securities.” We believe the likelihood that the Private Placement Warrant holders and the Public Warrant holders will exercise their Private Placement Warrants or Public Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than $11.50 per share, we believe holders of our Private Placement Warrants and Public Warrants are unlikely to exercise their Private Placement Warrants or Public Warrants, respectively. Conversely, these holders are more likely to exercise their Private Placement Warrants or Public Warrants the higher the price of our Common Stock is above $11.50 per share. The closing price of our Common Stock on The Nasdaq Capital Market (“Nasdaq”) on April 19, 2024 was below the Warrant exercise price of $11.50 per share. Likewise, we believe the likelihood that the holders of the Compensatory Warrants and Reseller Warrants will exercise their respective securities is based upon whether the trading price of the Company’s Common Stock is in excess of the strike price of the respective securities.

We will bear all costs, expenses and fees in connection with the registration of Offered Securities. The Selling Holders will bear all commissions and discounts, if any, attributable to their respective sales of Offered Securities. We are registering certain shares of our Common Stock and Warrants for sale by certain of the Selling Holders pursuant to registration rights agreements with certain the Selling Holders. See the section of this prospectus entitled “Selling Security Holders” for more information.

The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus from time to time. The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. The sale or the possibility of the sale of the Common Stock and Warrants being offered pursuant to this prospectus may negatively impact the market price of the Common Stock and Warrants. See the section titled “Selling Security Holders” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

The Offered Securities being offered by the Selling Holders were purchased by, or given as consideration to, as applicable, the Security Holders at the following effective average purchase prices: (i) $0.35 per share for the 8,672,235 shares of Common Stock issued to October 3rd Holdings, LLC; (ii) 16,012,750 shares of Legacy Common Stock (as defined herein), which converted at the exchange ratio in the Business Combination (as defined herein) to 4,325,043 shares of Common Stock, were issued by Legacy BEN (as defined herein) to DM Lab Co., LTD (“DM Lab”) in connection with the DM Lab Acquisition (as defined herein) at a fair value of approximately $1.00 per share of Legacy Common Stock; (iii) $0.004 per share for the 972,360 shares of Common Stock issued to L5 Irrevocable Shareholder Trust; (iv) $0.48 per share for the 837,310 shares of Common Stock issued to LionCompass, LLC; (v) $0.07 per share for the 370,037 shares of Common Stock issued to Paul Chang; (vi) $0.45 per share for the 236,877 shares of Common Stock issued to Watch Out! Shareholder Trust; (vii) $3.70 per share for the 178,266 shares of Common Stock issued to L5, LLC; (viii) $1.37 per share for the 135,050 shares of Common Stock issued to James Richard Howard; (ix) $0.56 per share for the 71,576 shares of Common Stock issued to Venkata Ramana Pinnam; (x) $0.37 per share for the 27,010 shares of Common Stock issued to Ruy Carrasco; (xi) $0.37 per share for the 1,350 shares of Common Stock issued to The Rylee Koch College Trust; (xii) $8.11 per share for the 493,333 shares of Common Stock issued to Genuine Lifetime LLC; (xiii) $5.00 per share for the 40,000 shares of Common Stock issued to Jon Leibowitz; (xiv) $0.19 per share for the 1,402,494 shares of Common Stock issued to James D. Henderson, Jr.; (xv) $5.00 per share for the 10,000 shares of Common Stock issued to Pacific Premier Trust, Custodian FBO/Kevin Hutchinson IRA, (xvi) $1.50 per Private Placement Warrant, for the 6,126,010 Private Placement Warrants, issued to DHC Sponsor, LLC (“Sponsor”); (xvii) 1,583,334 shares of Common Stock are issuable upon the exercise of the Cohen Convertible Note issued to J.V.B. Financial Group, LLC, which was issued in a principal amount of $1,900,000 and is convertible into Common Stock of the Company based on a discount to prevailing market prices of the Company’s Common Stock; (xviii) $1.50 per share for the 6,126,010 shares of Common Stock issuable upon the exercise of the Private Placement Warrants issued to Sponsor; (xix) $3.71 per share for the 54,019 shares of our Common Stock underlying certain Compensatory Warrants issued to James D. Henderson; (xx) 3,750,000 shares of our Common Stock are issuable to AFG Companies, Inc. (“AFG”) upon exercise of the Reseller Warrant at $10.00 per share. The sale or the possibility of the sale of the Common Stock and Private Placement Warrants being offered pursuant to this prospectus may negatively impact the market price of the Common Stock and the Private Placement Warrants. See the section entitled “Purchase Price Paid by the Selling Security Holders” for more information.

The Common Stock being offered for resale in this prospectus (including shares underling the Warrants and ISOPs) represent approximately 80% of our total outstanding Common Stock on a fully diluted basis (assuming the issuance of all shares of Common Stock issuable upon exercise of the ISOPs and the Warrants), as of the date of this prospectus. The sale of all the securities being offered in this prospectus, following any applicable lock-up periods, could result in a significant decline in the public trading price of our Common Stock. Despite such a decline in the public trading prices, the Selling Holders may still experience a positive rate of return on the securities they purchased due to the differences in the trading price and the purchase prices at which they purchased the securities as described above. See “Risk Factors – Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.” and “Risk Factors – Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.”

Our Common Stock and the public warrants representing the right to acquire one share of Common Stock for $11.50 (the “Public Warrants”), are listed on Nasdaq under the symbols “BNAI,” and “BNAIW”, respectively. On April 19, 2024, the last reported sales price of the Common Stock was $4.95 per share, and the last reported sales price of our Public Warrants was $0.10 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

See “Risk Factors” beginning on page 6 to read about factors you should consider before investing in shares of our Common Stock and Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April         , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, sell or otherwise distribute the Offered Securities as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the Offered Securities offered by them described in this prospectus. We may receive proceeds from the exercise of Warrants registered hereunder to the extent they are exercised for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On March 14, 2024 (the “Closing Date”), Brand Engagement Network Inc., a Delaware corporation f/k/a DHC Acquisition Corp (“BEN”, the “Company” and, prior to the Closing Date, “DHC”), consummated the previously announced business combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among the Company, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”) and Sponsor, following approval thereof at a special meeting of the Company’s shareholders held on March 5, 2024.

Pursuant to the terms of the Business Combination Agreement, on March 13, 2024, the Company migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”) and changed its name to Brand Engagement Network Inc.

References to “DHC,” “we,” “us,” “our,” prior to the effective time of the Domestication refer to the Company when it was a Cayman Islands exempted company, and such references following the effective time of the Domestication and Merger refer to the Company in its current corporate form as a Delaware corporation called “Brand Engagement Network Inc.” or “BEN.”

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MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of the Company’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by the Company’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which the Company’s operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Registration Statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” or “will,” or, in each case, their negative or other variations or comparable terminology.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties (some of which are beyond our control) or other factors:

●	the failure to realize the anticipated benefits of the Business Combination;

●	our ability to maintain the list of our securities on Nasdaq;

●	the attraction and retention of qualified directors, officers, employees and key personnel;

●	our need for additional capital and whether additional financing will be available on favorable terms, or at all;

●	the lack of a market for our Common Stock and Public Warrants and the volatility of the market price and trading price for our Common Stock and Public Warrants;

●	our limited operating history;

●	the length of our sales cycle and the time and expense associated with it;

●	our ability to grow our customer base;

●	our dependency upon third-party service providers for certain technologies;

●	competition from other companies offering artificial intelligence products that have greater resources, technology, relationships and/or expertise;

●	our ability to compete effectively in a highly competitive market;

●	our ability to protect and enhance our corporate reputation and brand;

●	our ability to hire, retain, train and motivate qualified personnel and senior management and our ability to deploy our personnel and resources to meet customer demand;

●	our ability to grow through acquisitions and successfully integrate any such acquisitions;

●	the impact from future regulatory, judicial, and legislative changes in our industry;

●	increases in costs, disruption of supply or shortage of materials, which could harm our business;

●	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

●	our future financial performance, including the ability of future revenues to meet projected annual bookings;

●	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

●	our ability to generate sufficient revenue from each of our revenue streams; or

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, which is incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

Overview

BEN is an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through its security-focused, multimodal communication and human-like assistants. BEN’s AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. BEN believes these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. BEN’s platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

The AI Industry

We operate within the generative AI industry – a swiftly evolving sector nestled the broader AI, machine learning, deep learning, and natural language processing landscape. Our AI assistants allow us to target a total addressable market that we believe exceeds $10 billion and is poised to grow to $30 billion by 2030, as substantiated by third-party industry reports and comprehensive studies related to our target sectors.

The proliferation of generative AI is being driven by the pursuit of cost reduction, value enhancement, differentiated customer engagements and operational efficiency benefits that we believe are not available to organizations through legacy solutions. There are a number of trends that are impacting the rate of adoption and facilitating changes to the ways organizations manage their technology infrastructure. These key trends include:

Growing Acceptance of AI. According to a study conducted by global management consulting firm McKinsey & Company (“McKinsey”), 47% of advanced industries have used AI capabilities in their operations, and on-third of all respondents said that their organizations are already regularly using generative AI in at least one function. Furthermore, 60% of organizations with reported AI adoption are using generative AI. Focusing on the conversational AI subset of generative AI, 94% of large companies anticipate integrating voice AI within the next two years. Additionally, demographic studies reveal that 65% of generative AI users are either “Millennials” or “Gen Z,” signifying the growing maturity of the market and an increasing acceptance of this technology as an effective tool to achieve objectives.

Multimodal World. Beyond text, the internet has become a vast repository of multimedia information in the form of images and videos. It is now second nature for us to freely capture and use images and videos as part of our queries, in addition to traditional text and voice interactions. McKinsey suggests that the current investment landscape in generative AI is heavily focused on text-based applications such as chatbots, virtual assistants, and language translation. It is projected that at least one-fifth of generative AI usage will derive from multimodal interfaces. A recent survey investigating customer engagement revealed that four out of five individuals preferred a multimodal experience over a text-based interaction.

Timely, Personalized Experiences. We believe consumer satisfaction in business interactions hinges on the timely fulfillment of consumer needs, the consistency of these interactions and a preference for highly-personalized experiences. This is becoming increasingly important to younger demographics, as industry reports suggest that two-thirds of millennials expect real-time customer service and three-quarters of all consumers expect a consistent cross-channel service experience. Additional demographic research by Accenture suggests that 91% of consumers are more likely to shop with brands that offer personalized experiences, yet, according to Gartner, 63% of digital marketing leaders struggle to offer these personalized experiences.

Data-Driven Transformations. We believe data is a critical driver of an organization’s digital transformation and critical in the industries in which we operate. It is at the forefront of reshaping how organizations operate, innovate, and deliver value in the digital age. The mass proliferation of data has placed increasing demands on data accuracy, reliability, and integrity. McKinsey reports that data-driven organizations are 23 times more likely to acquire customers, six times more likely to retain customers, and 19 times more likely to be profitable. In addition, BARC research shows that organizations using big data saw an eight percent increase in profit and a ten percent reduction in cost.

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Integration of Emerging Technologies. Digital transformation efforts are increasingly focusing on the seamless integration of emerging technologies beyond generative AI. These include technologies like blockchain, cloud management and computing, and the internet of things (“IoT”). The strategic integration of these emerging technologies into existing infrastructure and processes is a critical aspect of future-proofing organizations and ensuring they stay at the forefront of technological advancements. As these emerging technologies gain broader acceptance and are further integrated into the world’s digital infrastructure, we expect the adoption of AI to be empowered and accelerated. Significant growth is projected in these technologies according to various industry studies: Statista forecasts that there will be over 29 billion IoT-connected devices globally by 2030, while Gartner estimates that by 2025, more than 95% of new digital workloads will be deployed on cloud-native platforms, a significant increase from the 30% observed in 2021. These statistics underscore the accelerating pace of technological adoption and the critical role of integration in driving successful digital transformations, which we believe will further the adoption of AI.

Ethical and Regulatory Change. The growing pervasiveness of AI technologies, including generative AI and data collection efforts, have spurred greater ethical and regulatory consideration over the potential privacy, bias and fairness implications inherent to the deployment of such technologies. Governments and regulatory bodies are introducing frameworks and guidelines to ensure responsible AI deployment and data privacy and protection. Addressing these ethical and compliance aspects is crucial for organizations to build trust with their customers, partners, and stakeholders, and to avoid or mitigate potential risks associated with noncompliance whether intentional or unintentional.

Our Core Strengths

Versatile Applications and Customizable Designs that are Industry-Agnostic. We believe our AI assistants will be deployable across multiple differing industry verticals, regardless of whether a business leverages public or private cloud services, localized or hybrid environments. Whether in the automotive, healthcare or other industries or other developing markets, our AI assistants have been designed to deploy and integrate with our customers’ businesses regardless of industry or internal infrastructure. We believe our broad scope of application allows us to be nimble and respond to developing trends with our end-users and other potential customers, without having substantial delays and costs when entering emerging markets.

Customizable solutions delivering personalized experiences. We believe every engagement with a customer is unique and personalized. Although our AI assistants are designed to allow for consistent and brand-cohesive communication, our short-term and long-term memory design and proprietary secured-identity protocol can enable individualized experiences based on an understanding of the individual that changes with time. Our secure, private, prompt design can contextualize our human-like response generation with client-approved and validated data sets. In this way, each human-like AI assistant is designed to be unique to and aligned with the brand of our clients.

Adaptive analytics and machine learning driving speed to deployment. We believe the ability of our AI assistants to be trained to the data of our clients in short periods of time in an automated fashion will be a significant driver of our ability to deploy our platform quickly and efficiently. We believe BEN is capable of navigating substantial data demands through our pre-processing, remote streaming and sequential linking foundations. Fueled by cutting-edge analytics and machine learning, we believe our AI assistants are capable of processing vast volumes of data within the business environment of our customers. Leveraging our advanced analytics capabilities, we designed our AI assistants to provide actionable insights to businesses in real-time.

Experienced and passionate management team with a deep understanding of AI. Our seasoned management team has a proven track record of spearheading innovation in hardware, software and business processes across various sectors. We believe that our collective passion for AI, combined with our diverse expertise, positions us to succeed in an industry that is driving what we believe is a monumental generational shift in the delivery of new AI products.

Our Technology

We offer a customizable human-like AI assistant that can enhance customer engagement while delivering a secure, consistent and effective message for vertically-focused end markets including automotive and healthcare. We aim to connect to clients’ real time data systems for access to customer specific files, accounts and records to provide meaningful personalized information to our clients’ customers from an approved data set, while maintaining compliance with applicable privacy and data protection laws and regulations. Additionally, we offer tools to help our clients’ customers manage their personal data and conversations.

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Our conversational AI assistants seek to emulate a discussion between the customers of our clients and our AI assistants as a way of enhancing the user experience by creating a more meaningful interaction from which the customers of our clients can retain more information. Studies have shown that humans retain only 10% of what they read, 30% of what they see and 50% of what they see and hear. However, humans retain 70% of what they discuss. Our platforms are designed to quickly train and deploy the AI instances into customer defined environments on multiple device types and engagement modes on the Web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks. By “meeting the consumers where they are” and allowing interactions to occur on their preferred devices, our applications can be more easily and broadly adopted by the market. In addition, by providing customers a human-like interface and a secure environment through multi-model communication, we believe we are able to deliver scaled solutions for industries impacted by labor and cost burdens and whom have a desire to increase engagement with their customers.

AI Assistants. We have assembled our technology components to create an integrated AI assistant that enables us to provide a seamless consumer-facing experience for our clients complete with our proprietary configurable safety and security features. Our AI assistants are customizable avatars that integrate themselves into our clients’ environment, training on their internal data to provide a broad array of customer service and education solutions for our clients’ interactions with their current and potential customers. Our AI assistants are designed to work with several existing large language models (“LLMs”), including Anthropic LLM and Llama 2 LLM to configure and personalize our AI assistants’ responses to consumer inquiries to create client-specific solutions. We believe in the benefits of small footprint LLMs that work in tandem with other data retrieval and data processing techniques that seek to ensure a safe environment as well as minimize the required computations needed to achieve a human-like experience. Our AI assistants can change their dialogue, conversation design, personality and appearances based on the specific needs of our customers and the consumer environments in which they operate. Our AI assistants can be offered to our clients’ customers through mobile apps, desktops or laptops, as well as through in-store lifesize kiosks and software development kit (“SDK”) integrations and are designed to be deployed in a fully ringfenced environment.

Differentiation Through Configurable Safety and Security. We believe the primary differentiation of our AI assistants is the ability to ensure unbiased training by eliminating “hallucinations”, filtering for inappropriate inputs and responses, managing customer identity resolution. Additionally, BEN expects to implement data anonymization techniques to safeguard against proprietary data leakage to third-party LLMs. Our platform has been designed with a “middle layer” that performs these configurable safety functions without inducing delay in the overall experience. If desired, the responses will only come from a select dataset that has been ingested while still providing a natural conversation to the user with appropriate natural language responses. In addition, all conversations or sessions can be transcribed and further analyzed to audit the system and the dialogues for continuous monitoring of the configurable safety and security protocols of our platforms.

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Customization, Configuration, and Optimization. Our AI assistants can enable substantial variations in customer experiences. Automatic speech recognition (“ASR”), text-to-speech (“TTS”), avatar and natural language processing (“NLP”) can be tweaked for tone, cadence, personality, emotions and other auditory features. The voices used in our AI assistants can be matched with broad variations of avatars with customized ethnicity, skin tone, facial features, and other physical attributes. AI assistants can be dressed in broad variations of outfits appropriate for the application, such as a nurse’s scrubs, auto repair uniform, formal business attire, casual-friendly attire, and other profession-appropriate attire. NLP can be configured to provide various levels of responses appropriate for the audience, including comprehensive, detailed, and technical responses to assist a doctor or a nurse or concise responses using commonly spoken vocabulary to assist a consumer.

Deployment. Traditional AI systems could take years to deploy and train, however, we believe our AI assistants can be launched within a few days after engagement. Our modular architecture enables source data to be ingested for training and response generation in a few hours through a standardized data interface. Once a dataset has been ingested by the application, dialogue management can begin with several tactics and methods to reduce the learning period of the AI assistant. Our unique approach of using statistical methods combined with more intuitive methods can accelerate the training of our AI assistants significantly. The deployment of the AI assistant “meets our customers where they are” by having a combination of cloud-based, server-based and local-device-based functionality. Deployments of our AI assistants can be completely optimized to take advantage of the dataset, solution environment, device hardware and operating systems and existing IT infrastructure. Furthermore, our AI assistants are designed to be quickly deployed into customer defined environments on multiple device types and engagement modes on the web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks.

Use Cases. We have recently debuted the following piloted use cases for our AI assistants:

Automotive Assistants will include:

●	Dealership Reporting: AI Assistants reduce the need for manual data searching and spreadsheet-based reporting by leveraging BEN’s proprietary AI technology to strengthen reporting practices and accuracy across the auto industry.

●	Web AI Assistant: Our AI Assistants are a solution for transforming the online experience for dealership customers. Our AI Assistants aid digital marketing by meeting customers where they are in a meaningful way and enhancing the overall buying experience. By understanding customer needs and preferences, our AI Assistant works in tandem with the sales team to provide enhanced customer experiences online that carry through to the dealership.

●	Sales AI Assistant: Our AI Assistants may be showcased on a life-size kiosk, and offers uniformity and personalization to each customer through an intuitive interface. This integration ensures a smooth transition from online browsing to in-person dealership experience.

●	Service AI Assistant: Our AI Assistants are designed to enhance the way customers interact with automotive service departments by combining proprietary cutting-edge AI and an intuitive interface to deliver enhanced customer service experiences for consumers requiring vehicle maintenance, booking appointments and those who want to learn more about service options and service programs.

●	Technician AI Assistant: Our AI Assistants offer real-time guidance, know-how and information to automotive technicians, safeguarding Original Equipment Manufacturers (“OEM”) compliance and serving as a vital partner in the garage.

Healthcare Assistants will include:

●	AI assistants that offer educational assistance to pharmacy customers regarding newly prescribed or existing medications on relevant considerations, such as methods of administration, among other things.

●	AI assistants that serve healthcare professionals and are designed to deliver insights reflective of the latest research and medical system-specific protocols for medical professionals.

In the future, we expect to increase the number of use cases for our AI assistants in the automotive and healthcare markets, as well as in new markets to which we intend to expand, such as financial services.

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Recent Developments

Business Combination

On the Closing Date, the Company consummated the Business Combination pursuant to the Business Combination Agreement, by and among the Company, Merger Sub, Legacy BEN and Sponsor, following approval thereof at the Special Meeting.

Shareholder Subscription Agreements

In connection with the closing of the Business Combination, BEN entered into subscription agreements (the “Shareholder Subscription Agreements”) with certain of Legacy BEN’s shareholders, including Jon Leibowitz, a director of BEN (the “Subscribing Shareholders”), to purchase an aggregate of 25,000 shares of Common Stock at a price per share of $10.00. As additional consideration for the purchases of the Company’s Common Stock, the Sponsor agreed to transfer an aggregate of 25,000 shares of its Common Stock to the Subscribing Shareholders. The foregoing description of the Shareholder Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Subscription Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Resale Registration Statements

We are contractually obligated to prepare and file with the SEC, upon certain demands of certain of our securityholders, registration statements providing for the resale of the substantial majority of the shares of our outstanding Common Stock, as well as shares of Common Stock underlying certain of our Warrants and other securities. While certain of the Selling Holders may experience a positive rate of return based on the current trading price of our Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Common Stock bought in the open market and the Selling Holders in transactions in which they purchased or received their Offered Securities and the current trading price of our Common Stock.

Corporate Information

BEN’s principal executive offices are located at 145 E. Snow King Ave PO Box 1045 Jackson, WY 83001, and its phone number is (214) 445-4700. BEN’s website is https://beninc.ai/. Information found on or accessible though out website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:
●	the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination;

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

●	the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

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RISK FACTORS

Any investment in shares of our Common Stock and Warrants involves a high degree of risk. You should carefully consider all of the information contained in this prospectus and any subsequent prospectus supplement, including our financial statements and related notes thereto, before deciding whether to purchase shares of our Common Stock and Warrants. However, such risks and those discussed elsewhere in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect us. If any of the risks described in any subsequent prospectus supplement or others not specified therein materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment.

Risks Related to our Business and Industry

We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.

As a result of our limited operating history and evolving business, our ability to forecast our future results of operations is limited and subject to several uncertainties, including our ability to plan for and model future growth. Any historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our products, increasing competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business could be adversely affected.

We have a history of losses and may not be able to achieve profitability on a consistent basis or at all.

We have incurred losses in each year since our incorporation. We incurred a net loss of approximately $0.7 million and $11.7 million in the years ended December 31, 2022 and 2023, respectively. As a result, we had an accumulated deficit of $13.3 million as of December 31, 2023 We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to enhance our offerings, broaden our customer base, expand our sales and marketing activities, expand our operations, hire additional employees, and continue to develop our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently, or at all, to offset these higher expenses. Revenue growth may slow or revenue may decline for a number of possible reasons, including slowing demand for our offerings or increasing competition. Any failure to increase our revenue as we grow our business could prevent us from achieving profitability or positive cash flow at all or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer and the price of our Common Stock to decline.

We expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

We have a limited number of customers in our initial pilot programs, and we expect to depend upon a small number of customers in the immediate future for a substantial portion of future revenues. Accordingly, a decline in revenue from, or the loss of, any significant customer could have a material adverse effect on our financial condition and operating results. We cannot assure that (i) subscriptions that may be completed, delayed, cancelled or reduced will be replaced with new business, (ii) the pilot customers will ultimately utilize our products and services, or (iii) the pilot customers will enter into additional contracts with us on acceptable terms or at all.

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The total addressable market opportunity for our current and future products may be much smaller than we estimate.

Our estimates of the total addressable market for conversational AI are based on internal and third-party estimates as well as a number of significant assumptions. Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates. These estimates, which have been derived from a variety of sources, including market research and our own internal estimates, may prove to be incorrect. If any of our estimates prove to be inaccurate, the market opportunity for platform and products could be significantly less than we estimate. If this turns out to be the case, our potential for growth may be limited and our business and future prospects may be materially adversely affected.

We may need additional capital, and we cannot be certain that additional financing will be available on favorable terms, or at all.

Historically, we have funded our operations and capital expenditures primarily through equity and convertible note issuances. We believe that our existing cash and cash equivalents will be insufficient to meet our anticipated cash requirements for at least the next 12 months, and as a result, we will require additional financing. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance, and condition of the capital markets at the time we seek financing. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell our Common Stock, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, development efforts and to respond to business challenges could be significantly impaired, and our business, operating results and financial condition may be adversely affected.

Our results of operations and key financial and operational metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

Our quarterly results of operations, including cash flows, are likely to fluctuate significantly in the future. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results, financial position, and operations are likely to fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our Common Stock.

The timing of our sales cycles is unpredictable and is impacted by factors such as budgeting and appropriation cycles, varying commercial fiscal years and changing economic conditions. This can impact our ability to plan and manage margins and cash flows. Our sales cycles may be long, and it may be difficult to predict exactly when, or if, we will make a sale with a potential customer or how quickly we can move them from the “land” phase into the “expand” phase. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large sales transactions in a quarter would impact our results of operations and cash flow for that quarter and any future quarters in which revenue from that transaction is lost or delayed. In addition, downturns in new sales may not be immediately reflected in our revenue because we generally recognize revenue over the term of our subscription agreements. The timing of customer billing and payment may vary from contract to contract, including any subscription prepayments. A delay in the timing of receipt of any revenues owed to us or a default in payments on large contracts may negatively impact our liquidity for the period and in the future.

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Other factors that may cause fluctuations in our quarterly results of operations and financial position include, without limitation, those listed below:

●	the success of our sales and marketing efforts;

●	our ability to increase our margins;

●	the timing of expenses and revenue recognition;

●	the timing and amount of payments received from our customers;

●	termination of one or more large contracts by customers or channel providers;

●	the time- and cost-intensive nature of our sales efforts and the length and variability of sales cycles;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations;

●	the timing and effectiveness of new sales and marketing initiatives;

●	changes in our pricing policies or those of our competitors;

●	the timing and success of new products, features, and functionality introduced by us or our competitors;

●	cyberattacks and other actual or perceived data or security breaches;

●	our ability to hire and retain employees, in particular, those responsible for the development, operations and maintenance, and selling or marketing of our software; and our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

●	changes in the competitive dynamics of our industry;

●	the cost of and potential outcomes of future claims or litigation, which could have a material adverse effect on our business;

●	indemnification payments to our customers or other third parties;

●	ability to scale our business with increasing demands;

●	the timing of expenses related to any future acquisitions; and

●	general economic, regulatory, and market conditions, including the impact of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East which may cause financial market volatility.

We have identified material weaknesses and significant deficiencies in our internal control over financial reporting. If our remediation of the material weaknesses and significant deficiencies are not effective, or if we experience additional material weaknesses or significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Prior to the Business Combination, BEN was a private company with limited accounting personnel to adequately execute our accounting processes and other supervisory resources with which to address our internal control over financial reporting and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. To date, we have never conducted a review of our internal control for the purpose of providing the reports required by Sarbanes-Oxley. During our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports.

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In connection with the preparation of BEN’s 2022 and 2023 consolidated financial statements, we and our independent auditors identified material weaknesses and significant deficiencies in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

These material weaknesses related to the following:

1.	The Company has not invested the resources to properly document its risks affecting the financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system.

2.	The Company, has not yet invested the necessary resources into the accounting and reporting functions in order to properly account for and prepare its US GAAP compliant financial statements on a timely basis.

3.	The Company has failed to properly account for its merger with Datum Point Labs (“DPL”), specifically to obtain a historical value of the patent portfolio acquired by DPL in May 2019, since the merger was between entities under common control.

4.	The Company has failed to timely obtain valuation reports for its underlying common shares or to value its equity grants in accordance with US GAAP.

5.	The Company has failed to properly account for the extinguishment of certain liabilities through the issuance of common shares or through the exercise of warrants.

6.	The Company has failed to properly classify the acquired developed technology from DM Lab as an in-process research and development asset.

Our auditor also noted the following deficiencies that we believe to be significant deficiencies. A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

1.	The Company has failed to impute interest on non-interest bearing related party advances.

2.	The Company incorrectly recorded certain selling, general and administrative expenses.

3.	The Company has incorrectly included certain 2023 liabilities in accounts payable at December 31, 2022.

During 2023, the Company commenced remediation efforts to address the identified material weaknesses which including hiring a Chief Financial Officer and adding additional review procedures by qualified personnel over complex accounting matters which include engaging third-party professionals with whom to consult regarding complex accounting applications.

However, we cannot assure you that these measures will significantly improve or remediate the material weaknesses and significant deficiencies described above. As of the date of this Registration Statement, the material weaknesses and significant deficiencies have not been remediated.

We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

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If we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Although we are in the process of implementing internal controls, we are in the early stages of such implementation. We cannot assure you that the measures we have taken to date will be sufficient to remediate any weaknesses in our internal controls that we may identify or prevent the identification of significant deficiencies or material weaknesses in the future. If the steps we take do not create effective internal controls in a timely manner, there could be a reasonable possibility that our internal controls will be ineffective and could result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis. If we are required to restate our consolidated financial statements in the future, we may be the subject of negative publicity focusing on financial statement inaccuracies and resulting restatement. In addition, our financial results as restated may reflect results that are less favorable than originally reported. In the past, certain publicly traded companies that have restated their consolidated financial statements have been subject to shareholder actions. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our Common Stock to decline. Further, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate consolidated financial statements may have a material adverse effect on our stock price.

Our sales cycles may be long and unpredictable, particularly with respect to large subscriptions, and our sales efforts require considerable time and expense.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the software, including, among others, such customer’s projections of business growth, uncertainty about economic conditions (including as a result of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East), capital budgets, anticipated cost savings from the implementation of our software, potential preference for such customer’s internally developed software solutions, perceptions about our business and software, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our software and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

As part of our sales efforts, we will invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services. In the “land” phase of our business model, we may deploy prototype capabilities to potential customers at minimal cost initially to them for evaluation purposes, and there is no guarantee that we will be able to convert these engagements into long-term sales arrangements. In addition, we currently have a limited direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration to sale of our products and services, tends to be long and varies substantially from customer to customer. Because decisions to purchase our software involve significant financial commitments, potential customers generally evaluate our software at multiple levels within their organization, each of which often have specific requirements, and typically involve their senior management.

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Our business depends on customers purchasing additional subscriptions and products from us and renewing their subscriptions. If customers do not renew or expand their subscriptions with us, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our future success depends in part on our ability to sell additional subscriptions and products to customers who sign initial agreements with us, and those customers renewing their subscriptions when the contract term expires. We expect the terms of our subscription agreements will primarily be one to three years. Our customers have no obligation to renew their subscriptions for our products after the expiration of their subscription period. In order for us to maintain or improve our results of operations, it is important that our customers renew or expand their subscriptions with us. Our retention rate of customers may decline or fluctuate as a result of a number of factors, including business strength or weakness of our customers, customer usage, customer satisfaction with our products and platform capabilities and customer support, our prices, the capabilities and prices of competing products, consolidation of affiliates’ multiple paid business accounts into a single paid business account, the effects of global economic conditions, or reductions in our customers’ spending on AI, customer service and IT solutions or their spending levels generally. These factors may also be exacerbated if, consistent with our growth strategy, our customer base continues to grow to encompass larger enterprises, which may also require more sophisticated and costly sales efforts. These factors may also be exacerbated by unfavorable conditions in the economy. If our customers do not purchase additional subscriptions and products from us or our customers fail to renew their subscriptions, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

We rely, in part, on channel providers as a way to grow our business and customer bases. We anticipate that we will continue to establish and maintain relationships with third parties, such as channel partners, resellers, OEMs, system integrators, independent software and hardware vendors, and platform and cloud service providers. For example, in August 2023, we entered into a Reseller Agreement (as defined below) with AFG whereby AFG operates as the exclusive channel partner and reseller of certain of our projects in the motor vehicle marketing and manufacturing industry for a term of five years.

We plan to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and we expect our channel partners to become an increasingly important aspect of our business. However, these strategic relationships could limit our ability in the future to compete in certain industry verticals and, depending on the success of our third-party partners and the industries that those partners operate in generally, may negatively impact our business because of the nature of strategic alliances, exclusivity provisions, or otherwise. We work closely with select vendors to design solutions to specifically address the needs of certain industry verticals or use cases within those verticals. As our agreements with strategic partners terminate or expire, we may be unable to renew or replace these agreements on comparable terms, or at all.

Moreover, we cannot guarantee that the partners with whom we have, or with whom we will form, strategic relationships will devote the resources necessary to expand our reach and increase our distribution. In addition, customer satisfaction with services and other support from our strategic partners may be less than anticipated, negatively impacting anticipated revenue growth and results of operations. We cannot assure you that our strategic partners will continue to cooperate with us. In addition, actions taken or omitted to be taken by such parties may adversely affect us. Moreover, we will rely on our channel partners to operate in accordance with the terms of their contractual agreements with us. For example, our agreement with AFG limits the terms and conditions pursuant to which they are authorized to resell or distribute our products. If we are unsuccessful in establishing or maintaining our relationships with third parties, or if our strategic partners do not comply with their contractual obligations to us, our business, operating results, and financial condition may be adversely affected. Even if we are successful in establishing and maintaining these relationships with third parties, we cannot assure you that these relationships will result in increased customer usage of our products or increased revenue to us.

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Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.

Our customers will require our support to resolve any issues relating to our products. Our ability to provide effective services will depend on our ability to attract, train, and retain qualified personnel with experience in supporting customers on software such as ours. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our products. Additionally, due to the rapidly-evolving nature of our products and industry, it may be difficult to hire qualified personnel with relevant experience. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. If we are unable to provide efficient deployment and support services at scale, our ability to grow our operations may be harmed, and we may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

Downturns or upturns in our sales may not be immediately reflected in our financial position and results of operations.

Because we largely will recognize the majority of our revenue ratably over the term (unless otherwise prepaid) of the Reseller Agreement, dated September 7, 2023, by and among us, AFG and certain of AFG’s affiliates (the “Reseller Agreement”), any decreases in new subscriptions or renewals in any one period may not be immediately reflected as a decrease in revenue for that period but could negatively affect our revenue in future quarters. This also makes it difficult for us to rapidly increase our revenue through the sale of additional subscriptions in any period, as revenue is recognized over the term of the Reseller Agreement. In addition, fluctuations in monthly subscriptions based on usage could affect our revenue on a period-over-period basis. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our Common Stock would decline substantially.

We face intense and growing competition for our products and services, and we may lack sufficient financial or other resources to maintain or improve our competitive positions.

The market for our products is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new platform and application introductions and improvements. We anticipate continued competitive challenges from current competitors who address different aspects of our offerings, and in many cases, many of these competitors are more established and enjoy greater resources than we do. We also expect competitive challenges from new entrants into the industry or existing large companies seeking to grow their current offerings. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate and revenue that could adversely affect our business and results of operations.

Our main sources of current and potential competition fall into several categories:

●	AI companies focused on solutions in the conversational interface, language understanding and processing;

●	organizations offering products within our current target verticals; and

●	legacy providers, including large technology providers seeking to add or scale AI capabilities.

We caution that many of our competitors may possess advantages such as higher brand visibility, lengthier operational track records, more developed and broader customer bases, larger sales and marketing budgets and teams, superior technological capabilities, a broader network of channel and distribution partners, broader geographical reach, concentrated expertise in specific vertical markets, reduced labor and research and development expenditures, more substantial and mature intellectual property portfolios, as well as significantly greater financial, technical, and overall resources for offering support, pursuing acquisitions, and innovating new products.

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Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of platform or application performance or features. As a result, even if the features of our products are superior, potential customers may not purchase our offerings. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our solutions from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance or value, we may see a decrease in demand for our offerings, which could adversely affect our business, operating results, and financial condition.

Moreover, new innovative start-up companies, and larger companies that are making significant investments in research and development, may introduce products that have greater performance or functionality, are easier to implement or use, or incorporate technological advances that we have not yet developed or implemented, or may invent similar or superior technologies that compete with ours. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these platforms and applications to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we can. These competitive pressures in our market or our failure to compete effectively may result in fewer orders, reduced revenue and gross margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size software firms and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced operating margins, and loss of market share. Further, we may be required to make substantial additional investments in research, development, marketing, and sales in order to respond to such competitive threats, and we cannot assure you that we will be able to compete successfully in the future.

We may not be able to effectively develop and expand our sales, marketing and customer support capabilities.

We plan to dedicate significant resources to sales and marketing initiatives, which require us to invest significant financial and other resources, including in markets in which we have limited or no experience. Our business and results of operations will be harmed if our sales and marketing efforts do not generate significant revenue increases or increases that are smaller than anticipated.

We may not achieve revenue growth from expanding our sales force if we are unable to hire, train, and retain talented and effective sales personnel. We will depend on our sales force to obtain new customers and to drive additional sales to existing customers. We believe that there is significant competition for sales personnel, including sales representatives, sales managers, and sales engineers, with the requisite skills and technical knowledge. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient sales personnel to support our growth, and as we introduce new products, solutions, and marketing strategies, we may need to re-train existing sales personnel. For example, in the future, we may need to provide additional training and development to our sales personnel in relation to understanding and selling our products and expanding customer usage of our offerings over time. New hires also require extensive training which may take significant time before they achieve full productivity. New hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel to achieve desired productivity levels in a reasonable period of time or if such sales personnel are not successful in obtaining new customers or increasing sales to our existing customer base, our growth and results of operations could be negatively impacted, and our business could be harmed.

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We may generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

It is likely that we will, at least initially, generate a significant portion of our revenues primarily from a few major customers, and loss of business from any such customers could reduce our revenues and significantly harm our business. One or a few customers may represent a substantial portion of our total revenues in any one year or over a period of several years.

Our ability to maintain close relationships with major customers will be essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year to year, in particular since we expect we will not have exclusive or long-term arrangements with our customers. A major customer in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to our customers, and the revenues and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual customer for a significant portion of our revenues may give that customer a certain degree of pricing leverage against us when negotiating contracts and terms of service and require us to accept prices with annual price reductions for longer term commitments. In addition, a number of factors other than our performance could cause the loss of or reduction in business or revenues from a customer, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to our technology strategy, switching to another services provider or returning work in-house. The loss of any future major customers could adversely affect our financial condition and results of operations.

If we are not able to grow, maintain and enhance our brand and reputation, our relationships with our customers, partners, investors and employees may be harmed, and our business and results of operations may be adversely affected.

We believe growing, maintaining, and enhancing our brand identity and reputation in the conversational AI, data management and analytics market is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality platforms and develop and maintain strong relationships with our customers, the community and others, while successfully differentiating our offerings from those of our competitors. Problems with the reliability or security of our products and services could damage our reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we do not successfully grow, maintain and enhance our brand identity and reputation, we may fail to attract and retain employees, customers, investors or partners, grow our business or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations and growth prospects.

We may not be able to successfully manage our growth, and if we are not able to grow efficiently, our business, financial condition and results of operations could be harmed.

As usage of our platform capabilities grow, we will need to devote additional resources to improving and maintaining our infrastructure and integrating with third-party applications. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support and professional services, to serve our growing customer base. Any failure of or delay in these efforts could result in impaired system performance and reduced customer satisfaction, resulting in decreased sales to new customers, lower dollar-based net retention rates or, the issuance of service credits or requested refunds, which would hurt our revenue growth and our reputation. Further, any failure in optimizing our spending on third-party cloud services as we scale could negatively impact our gross margins. Even if we are successful in our expansion efforts, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion of and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could harm our business, financial condition and results of operations.

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If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences including reduced investment in development of new products, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, operating results and financial position.

Changes in our subscription or pricing models could adversely affect our operating results.

As the markets for our subscriptions grow and as new competitors introduce new products or services that compete with ours, we may be unable to attract new customers at the same price or based on the same pricing model as we have historically used. Regardless of pricing model used, large customers may demand higher price discounts than in the past. As a result, we may be required to reduce our prices, offer shorter contract durations or offer alternative pricing models, which could adversely affect our revenue, gross margin, profitability, financial position, and cash flow.

We have limited experience with respect to determining the optimal prices for subscriptions for our products. Our competitors may introduce new products that compete with ours or reduce their prices, or we may be unable to attract new customers or retain existing customers based on our historical subscription and pricing models. Given our limited operating history and limited experience with our historical subscription and pricing models, we may not be able to accurately predict customer renewal or retention rates. As a result, we may be required or choose to reduce our prices or change our pricing model, which could harm our business, results of operations, and financial condition.

We may offer discounts on our pricing models to drive awareness of our products and encourage usage and adoption. If these marketing strategies fail to lead to customers entering into long-term contracts with company-favorable pricing terms, our ability to grow our revenue will be adversely affected.

To encourage awareness, usage, familiarity and adoption of our platform and products, we may offer discounts on our pricing models. These strategies may not be successful entering into long-term contracts with company-favorable pricing terms. To the extent that users do not become, or we are unable to successfully attract paying customers, we will not realize the intended benefits of these marketing strategies and our ability to grow our revenue will be adversely affected.

The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.

The benefits to customers and projected return on investment of our products have not been substantiated through long-term trials or use. We currently have a limited frame of reference by which to evaluate the performance of the products upon which our business prospects depend, and these products may not provide the expected benefits to customers. Our products may not perform consistent with customers’ expectations or consistent with other products which may be or may become available. Any failure of our products to perform as expected could harm our reputation and result in adverse publicity, lost revenue, subscription cancellation, harm to our brand, delivery delays, and other expenses and could have a material adverse impact on our business, prospects, financial condition and operating results.

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The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.

We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The loss of any of these individuals, could disrupt our operations and significantly delay or prevent the achievement of our business objectives. We believe that our future success will also depend in part on our continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the AI industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing our costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. Our failure to attract, hire, integrate and retain qualified personnel could impair our ability to achieve our business objectives.

We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

As part of our business strategy, we expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets. We also may enter into relationships with other businesses to expand our products or our ability to provide services. An acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

●	an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●	costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

●	we may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

●	we may not realize the expected benefits of the acquisition;

●	an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

●	an acquisition may result in a delay or reduction of customer subscriptions for our offerings for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

●	the potential impact on relationships with existing customers, vendors, and channel providers as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

●	the potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

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●	exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

●	potential goodwill impairment charges related to acquisitions;

●	we may encounter difficulties in, or may be unable to, successfully sell any acquired offerings;

●	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

●	an acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company’s failure to comply with applicable laws or regulations;

●	our use of cash to pay for an acquisition would limit other potential uses for our cash;

●	if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

●	to the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.

Information technology spending, sales cycles and other factors affecting the demand for our offerings and our results of operations may be negatively impacted by current macroeconomic conditions, including declining rates of economic growth, supply chain disruptions, inflationary pressures and increased interest rates.

Our results of operations may vary based on the impact of changes in our industry, our target verticals, or the global economy on us, our customers and our strategic partners. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy, including a severe or prolonged economic downturn and/or the impact of increased interest rates and inflation, both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments by our customers and potential customers, including spending on information technology, and negatively affect the growth of our business. Such conditions could also limit our ability to raise additional capital when needed on acceptable terms, or at all. To the extent our offerings are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in general information technology spending. Also, customers may choose to develop in-house software as an alternative to using our products. Moreover, competitors may respond to market conditions by lowering prices. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate do not improve, or worsen from present levels, our business, results of operations and financial condition could be adversely affected.

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Our operations could be affected by the rapidly evolving, complex laws, rules and regulations to which our business will become subject, and political and other actions may adversely impact our business.

We will become subject to laws and regulations domestically, and potentially worldwide, affecting our operations in areas including, but not limited to, intellectual property, ownership and infringement; data privacy requirements; employment; product regulations; cybersecurity; the responsible use of AI; and consumer laws. Compliance with such requirements can be onerous and expensive, could impact our competitive position, and may negatively impact our business operations and ability to develop and deploy our products. There can be no assurance that our employees, contractors, customers or agents will not violate applicable laws or the policies, controls, and procedures that we have designed to help ensure compliance with such laws, and violations could result in fines and other civil, criminal and administrative actions against us, our officers, or our employees, prohibitions on the conduct of our business, and damage to our reputation. Changes to the laws, rules and regulations to which we are subject, or changes to their interpretation and enforcement, could lead to materially greater compliance and other costs and/or further restrictions on our ability to manufacture and supply our products and operate our business. For example, we may face increased compliance costs as a result of changes or increases in antitrust legislation, regulation, administrative rule making, increased focus from regulators on cybersecurity vulnerabilities and risks, and enforcement activity resulting from growing public concern over concentration of economic power in corporations.

The increasing focus on the risks and strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI and may in the future result in additional restrictions impacting some or all of our product and service offerings. Concerns regarding third-party use of AI for purposes contrary to local governmental interests, including concerns relating to the misuse of AI applications, models, and solutions, could result in unilateral or multilateral restrictions on products that can be used for training, refining, and deploying large language models. Such restrictions could limit the ability of downstream customers and users worldwide to acquire, deploy, and use systems that include our products, software, and services, and negatively impact our business and financial results.

Management of changing regulatory requirements is complicated and time consuming. Our results and competitive position may be harmed, especially over the long-term, if there are further changes in certain regulations affecting our business.

We may become involved in legal, regulatory, and administrative inquiries and proceedings, and unfavorable outcomes in litigation or other matters could negatively impact our business, financial conditions, and results of operations.

We may, from time to time, be involved in and subject to litigation or proceedings for a variety of claims or disputes, or regulatory inquiries. These claims, lawsuits and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common-law fraud, government regulation or compliance, alleged federal and state securities and “blue sky” law violations or other investor claims and other matters. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our stockholders, could involve breach of fiduciary duty, failure of oversight, corporate waste claims, and other matters. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief.

Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership’s attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our software or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

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AI is a nascent and rapidly changing technology. The slowing or stopping of the development or acceptance of AI technologies may adversely affect our business.

AI is an emerging technology that offers new capabilities which are not fully developed. The development of AI technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of the AI industry include, without limitation:

●	continued worldwide growth in the adoption and use of AI technology;

●	changes in consumer demographics;

●	changes in public tastes and preferences;

●	the popularity or acceptance of AI technology; and

●	government and quasi-government regulation of AI technology, including any restrictions on access, operation and the use of AI.

If investments in the AI industry become less attractive to investors, innovators and developers, or if AI technology does not continue to gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could adversely affect our business, financial condition and results of operations.

Social and ethical issues relating to the use of new and evolving technologies, such as AI, in our offerings may result in reputational harm and liability.

Social and ethical issues relating to the use of AI may result in reputational harm and liability, and may cause us to incur additional research and development costs to resolve such issues. As with many innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. If we enable or offer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm or legal liability. Potential government regulation related to AI use and ethics may also increase the burden and cost of research and development in this area, and failure to properly remediate such issues may cause public confidence in AI to be undermined, which could slow adoption of AI. The rapid evolution of AI will require the application of resources to develop, test and maintain our products and services to help ensure that AI is implemented ethically in order to minimize unintended, harmful impact.

Risks Related to Intellectual Property, Information Technology, Data Privacy and Security

We will rely in part upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

We will rely in part on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services, customer relationship management activities, billing and order management, and financial accounting services. Additionally, we will rely on computer hardware purchased in order to deliver our software and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that our software become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our software, cause our software to fail, cause our revenue and margins to decline, or cause our reputation and brand to be damaged, and we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted, and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.

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We may experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.

Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or software, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.

Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our software and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our software to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations. Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. If any third parties increase pricing terms, terminate, or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.

A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.

A real or perceived defect, security vulnerability, error, or performance failure in our software could cause us to lose revenue, damage our reputation, and expose us to liability.

Our products are inherently complex and may in the future, contain defects or errors, especially when first introduced, or not perform as contemplated. These defects, security vulnerabilities, errors or performance failures could cause damage to our reputation, loss of customers or revenue, product returns, order cancellations, service terminations, or lack of market acceptance of our software. As the use of our products, including products that were recently acquired or developed, expands to more sensitive, secure, or mission critical uses by our customers, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our software fail to perform as contemplated in such deployments. We may in the future need to issue corrective releases of our software to fix these defects, errors or performance failures, which could require us to allocate significant research and development and customer support resources to address these problems. See the Risk Factor titled “If our information technology systems or those of third parties upon which we rely, or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business, reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences” for additional information concerning security risks.

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Any limitation of liability provisions that may be contained in our customer and partner agreements may not be effective as a result of existing or future applicable law or unfavorable judicial decisions. The sale and support of our products entail the risk of liability claims, which could be substantial in light of the use of our products in enterprise-wide environments. In addition, our insurance against this liability may not be adequate to cover a potential claim.

We could incur substantial costs as a result of any claim of infringement, misappropriation or violation of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement, misappropriation or violation of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or violation claims. We do not currently have a large patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole or principal business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our products infringe, misappropriate or violate their rights, the litigation could be expensive and could divert our management resources.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	cease selling or using products that incorporate the intellectual property rights that we allegedly infringe, misappropriate or violate;

●	make substantial payments for legal fees, settlement payments or other costs or damages;

●	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or

●	redesign the allegedly infringing products to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement, misappropriation or violation claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Unauthorized use of our proprietary technology and intellectual property could adversely affect our business and results of operations.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights protecting our products and technologies. We rely on a combination of intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as contractual protections to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy or discover aspects of our products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to our technologies and that do not infringe our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management’s efforts.

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Our failure to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.

As of December 31, 2023, we had 21 issued patents, including ten U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. We also have 25 pending patent applications, including 16 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications, one Patent Cooperation Treaty patent application, and three patent applications in other jurisdictions. These patents and patent applications seek to protect our proprietary inventions relevant to our business, in addition to other proprietary technologies. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. We make business decisions about when to seek patent protection for a particular technology and when to rely upon copyright or trade secret protection, and the approach we select may ultimately prove to be inadequate. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our products. In addition, we believe that the protection of our trademark rights is an important factor in AI platform and application recognition, protecting our brand and maintaining goodwill. If we do not adequately protect our rights in our trademarks from infringement and unauthorized use, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge our proprietary rights, pending and future patent, trademark and copyright applications may not be approved, and we may not be able to prevent infringement without incurring substantial expense. We have also devoted substantial resources to the development of our proprietary technologies and related processes. In order to protect our proprietary technologies and processes, we rely in part on trade secret laws and confidentiality agreements with our employees, consultants, and third parties. These agreements may not effectively prevent unauthorized disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets, in which case we would not be able to assert trade secret rights or develop similar technologies and processes. Further, laws in certain jurisdictions may afford little or no trade secret protection, and any changes in, or unexpected interpretations of, the intellectual property laws in any country in which we operate may compromise our ability to enforce our intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our products, brand, and other intangible assets may be diminished, and competitors may be able to more effectively replicate our products. Any of these events would harm our business.

Issues in the use of AI or machine learning in our software may result in reputational harm or liability.

We develop and use AI, including generative AI, and machine learning (“ML”) technologies in our products and services (collectively, “AI/ML” technologies) and our employees and personnel may use AI/ML technologies to perform their work. AI/ML is a significant and potentially growing element of our business. The development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML technologies are subject to privacy and data security laws, as well as increasing regulation and scrutiny. Several jurisdictions around the globe, including Europe and certain U.S. states, have proposed enacted, or are considering laws governing the development and use of AI/ML, such as the EU’s AI Act. We expect other jurisdictions will adopt similar laws.

AI/ML models such as those used in our products/services may create flawed, incomplete, or inaccurate outputs, some of which may appear correct. This may happen if the inputs that the model relied on were inaccurate, incomplete or flawed (including if a bad actor “poisons” the model with bad inputs or logic), or if the logic of the model is flawed (a so-called “hallucination”). We or our customers may also use AI/ML outputs to make certain decisions. Due to these potential inaccuracies or flaws, the model could be biased and could lead us or our customers to make decisions that could bias certain individuals (or classes of individuals), and adversely impact their rights, employment, and ability to obtain certain pricing, products, services, or benefits or decisions that are otherwise harmful. If such AI-based outputs are deemed to be biased or otherwise harmful, we could face adverse consequences, including exposure to reputational and competitive harm, customer loss, and legal liability. Additionally, any sensitive information (including confidential, competitive, proprietary, or personal data) that we input into our own or third-party generative AI/ML models or platforms could be leaked or disclosed to others. Where AI/ML models ingest personal data or other sensitive information and make connections using such data, those technologies may reveal other personal or sensitive information generated by the model.

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Certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making in ways that may be incompatible with our development and use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML models, or prevent or limit our use of AI/ML technologies. For example, the FTC has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot develop or use AI/ML or such activities are restricted, our business may be less efficient, or we may be at a competitive disadvantage. The use of AI/ML to assist us or our customers in making certain decisions may also be regulated by certain privacy laws. For additional information on risks that privacy and data protection obligations could pose to our business, see the Risk Factor titled “We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.”

Furthermore, inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI/ML solutions. If the recommendations, forecasts, or analyses that AI/ML applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm., Additionally, some AI/ML use scenarios may present ethical issues. Though our technologies and business practices are designed to mitigate many of these issues and risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We may be unable to respond quickly enough to changes in technology and technological risks and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive to our customers, which could adversely affect our results of operations. Our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to be competitive. There is a risk that we will not be able to achieve the technological advances that may be necessary for us to be competitive or that certain of our products will become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. These risks could have a material adverse effect on our business, results of operations and financial condition.

If our information technology systems or those of third parties upon which we rely, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.

In the ordinary course of our business, we and the third parties upon which we rely, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) proprietary, confidential, and sensitive data, including personal data (such as health-related data), intellectual property and trade secrets (collectively, “sensitive information”).

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Our and our third-party vendors’ and business partners’ information technology systems may be damaged or compromised by malicious events, such as cyberattacks, physical or electronic security breaches, malicious internet-based activity, online and offline fraud, natural disasters, fire, power loss, telecommunications failures, personnel misconduct and human error.

Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including internal bad actors, such as employees or contractors (through theft or misuse), or third parties (including traditional computer hackers, “hacktivists,” persons involved with organized crime, or sophisticated foreign state or foreign state-supported actors).

Cybersecurity threats can employ a wide variety of methods and techniques, which are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. We and the third parties upon which we rely are subject to a variety of these evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. In particular, severe ransomware attacks are becoming increasingly prevalent – particularly for companies like ours that are engaged in critical infrastructure or manufacturing – and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors and business partners may be unable to anticipate these techniques or implement adequate preventative measures.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, and other functions. We also rely on third-party service providers to provide other products, services, parts, or otherwise to operate our business. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. Certain of the third parties on which we rely have in the past, and may in the future, experience cybersecurity incidents. We could experience adverse consequences resulting from any security incidents or other interruptions experienced by third-party service providers. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award and our reputation could be harmed. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised.

We, and the third-party business partners and vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. In April 2024, our primary commercial partner and exclusive reseller for the automotive industry, AFG, publicly disclosed that it was the victim of a ransomware attack in the Fall of 2023. To the extent negative publicity AFG receives from the incident has, or the incident otherwise causes, a material adverse effect on AFG’s business or AFG’s ability to resell our products, our results of operations and financial condition could suffer.

Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place designed to protect our information and our customers’ information and to prevent data loss and other security incidents, we have not always been able to do so and there can be no assurance that in the future these measures will be successful. Security incidents could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information or our information technology systems, or those of the third parties upon whom we rely. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform and services.

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We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

We take steps to detect and remediate vulnerabilities, but we may not be able to detect and remediate all vulnerabilities because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature. Therefore, such vulnerabilities could be exploited but may not be detected until after a security incident has occurred. These vulnerabilities pose material risks to our business. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

Applicable data privacy and security obligations may require us to provide notice of data security incidents involving certain types of data, including personal data. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

Actual or perceived breaches of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threats may cause us to experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using our platform and services, deter new customers from using our platform and services, and negatively impact our ability to grow and operate our business.

In addition, our reliance on third-party service providers and business partners could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks, and other threats to our business operations. We rely on third-party service providers and technologies to operate critical business systems to process sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. Our contracts may not contain limitations on liability. There can be no assurance that any limitations of liability provisions in our contracts or license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Additionally, sensitive information of the Company or our customers could be leaked, disclosed, or revealed as a result of or in connection with our employee’s, personnel’s, or vendor’s use of generative AI technologies.

Any or all of the above issues, or the perception that any of them have occurred, could result in adverse consequences including, but not limited to, business interruptions and diversions of funds, decreased ability to attract new customers, existing customers deciding to terminate or not renew their agreements, reduced ability to obtain and maintain required or desirable cybersecurity certifications, reputational damage, government enforcement actions (for example, investigations, fines, penalties, audits, and inspections), and private litigation (including class claims), any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

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We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data and health data (collectively, “sensitive data”).

Our data processing activities mean that we are or may become subject to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). For example, the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, imposes specific requirements relating to the privacy, security, and transmission of individually identifiable protected health information.

In the past few years, numerous U.S. states-including California, Virginia, Colorado, Connecticut, and Utah-have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to optout of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. To the extent that we are or may become subject to such laws, the exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, “CCPA”), applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages.

Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. These developments may further complicate compliance efforts and increase legal risk and compliance costs for us and the third parties upon whom we rely.

Outside the United States, an increasing number of laws, regulations, and industry standards govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR”), Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or LGPD) (Law No. 13,709/2018), and China’s Personal Information Protection Law impose strict requirements for processing personal data. For example, under GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

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In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activities groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to data privacy and security laws, we are or may become contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. Additionally, we are or may become bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful.

We publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely on may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

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Risks Relating to Ownership of Our Common Stock and Public Warrants

A market for our Common Stock and Public Warrants may not be sustained, which would adversely affect the liquidity and price of our Common Stock and Public Warrants. If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price and liquidity of our Common Stock and Public Warrants could decline.

The trading market for our Common Stock and Public Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Common Stock and Public Warrants would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our results of operations fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We do not intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which we or any of our subsidiaries enters may restrict our ability to pay dividends, and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, shareholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

We will incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a company with publicly-traded securities, we are subject to the reporting requirements of the Exchange Act, Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq and other applicable securities laws and regulations. These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial and other compliance costs. These new obligations will also make other aspects of our business more difficult, time-consuming or costly and increase demand on our personnel, systems and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to commit significant resources, hire additional staff and provide additional management oversight. Furthermore, as a result of disclosure of information in this Registration Statement and in our Exchange Act and other filings required of a public company, our business and financial condition will become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions, other regulatory actions and civil litigation, any of which could negatively affect the price of our Common Stock.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “BNAI” and “BNAIW”, respectively. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution and stock price levels. Generally, we will be required to maintain a minimum market capitalization and a minimum number of holders of our securities.

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If Nasdaq delists our Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect that our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Failure to establish and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of Sarbanes-Oxley, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(a) until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Prior to the Business Combination, BEN did not have an internal audit function. To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert management’s attention from other matters that are important to the operation of our business. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected. We could also become subject to investigations by the SEC, Nasdaq or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Delaware law and provisions in our Certificate of Incorporation and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our Common Stock.

Our Certificate of Incorporation (our “Charter”) and Bylaws contain provisions that could depress the trading price of our Common Stock by acting to discourage, delay, or prevent a change of control or changes in our management that our stockholders may deem advantageous. These provisions include the following:

●	a classified board of directors so that not all members of the Board are elected at one time;

●	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorship;

●	director removal solely for cause;

●	super-majority voting to amend certain provisions of our Charter and any provision of our Bylaws;

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●	“blank check” preferred stock that our board of directors could use to implement a shareholder rights plan;

●	the right of our board of directors to issue our authorized but unissued Common Stock and Preferred Stock without stockholder approval

●	no ability of our stockholders to call special meetings of stockholders;

●	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders

●	limitations on the liability of, and the provision of indemnification to, our director and officers;

●	the right of the board of directors to make, alter, or repeal our Bylaws; and

●	advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

The provision in our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Charter provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Company; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Company, to the Company or the Company’s shareholders; (iii) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the charter or the Bylaws of the Company (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against this corporation or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise relate to the Company’s internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter further providers that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

Although the Charter contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

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Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Future sales of shares by existing shareholders could cause our stock price to decline.

If our existing shareholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, shares underlying any outstanding options and restricted stock units will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of our Common Stock subject to stock options outstanding and reserved for issuance under our equity incentive plans are expected to be registered on Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.

Although the Sponsor is subject to certain restrictions regarding the transfer of our Common Stock, these shares may be sold after the expiration of their respective lock-ups. We intend to file one or more registration statements to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the Public Warrants worthless.

We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described in the section titled “Description of Securities” in this Registration Statement on Form S-1). If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants listed on Nasdaq as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants as described above could force holders to (i) exercise the Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for holders to do so, (ii) sell the Public Warrants at the then-current market price when holders might otherwise wish to hold the Public Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, we expect would be substantially less than the market value of the Public Warrants. None of the Private Placement Warrants, which were assumed in connection with the closing of the Business Combination, will be redeemable by us so long as they are held by the Sponsor or their permitted transferees.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant). In such a case, the holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of Common Stock received is capped at 0.361 shares of Common Stock per Public Warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

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We have the ability to require holders of the Public Warrants to exercise such warrants on a cashless basis, which will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash.

If the Company calls the Public Warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we have the option to require any holder that wishes to exercise their Public Warrants to do so on a “cashless basis.” If the Company’s management chooses to require holders to exercise their Public Warrants on a cashless basis, the number of our Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised the Public Warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in the Company.

The exclusive forum clause set forth in the warrant agreement governing the Public Warrants may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

Our outstanding Public Warrants provide for investors to consent to exclusive forum to state or federal courts located in New York, New York. This exclusive forum may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, nothing in the warrant limits or restricts the federal district court in which a holder of a warrant may bring a claim under the federal securities laws.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock and Public Warrants may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this Registration Statement on Form S-1 and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be impacted by the global macroeconomic events, such as the COVID-19 pandemic and the current conflict in Ukraine and in the Middle East. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty experienced as a result of the COVID-19 pandemic and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock and Public Warrants may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

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Our management does not have prior experience in operating a public company.

Our management does not have prior experience in managing a publicly traded company. As such, the management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Their lack of prior experience in dealing with the reporting and other obligations and laws pertaining to public companies could result in management being required to devote significant time to these activities, which may result in less time being devoted to our management and growth. Additionally, we will be required to hire additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. We may be required to incur significant expense in connection with these efforts.

A substantial number of the Company’s Common Stock are restricted securities and as a result, there may be limited liquidity for our Common Stock.

A substantial portion of our outstanding shares of Common Stock currently constitute restricted securities and “control” securities for purposes of Rule 144 of the Securities Act or otherwise subject to a contractual lockup. As a result, there may initially be limited liquidity in the trading market for our Common Stock until these shares are sold pursuant to an effective registration statement under the Securities Act or the shares become available for resale without volume limitations or other restrictions under Rule 144 and are otherwise no longer subject to a lockup agreement. Even once these are no longer restricted or a registration statement for such shares has become effective, the liquidity for our Common Stock may remain limited given the substantial holdings of such stockholders, which could make the price of our Common Stock more volatile and may make it more difficult for investors to buy or sell large amounts of our Common Stock.

Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.

The Company’s pre-Business Combination equity holders hold the substantial majority of our outstanding Common Stock and shares of Common stock . The Common Stock (including shares underling the Warrants and ISOPs) being offered for resale in this prospectus represent approximately 80% of our total outstanding Common Stock on a fully diluted basis (assuming the issuance of all shares of Common Stock issuable upon exercise of the ISOPs and the Warrants), as of the date of this prospectus. Although the Sponsor and certain other equity holders of the Company, representing 31% of our total outstanding Common Stock on a fully diluted basis (assuming the issuance of all shares of Common Stock issuable upon exercise of the ISOPs and the Warrants), will be restricted, subject to customary exceptions, from selling or transferring shares of Common Stock until the lock-up periods in the Lock-Up Agreement (as defined below) expire or are otherwise waived, upon the effectiveness of any registration statement the Company files or otherwise in accordance with Rule 144 under the Securities Act and after expiration or waiver of the applicable lock-up provisions, the Company stockholders may sell our Common Stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

After the registration statement of which this prospectus is a part is effective, and until such time that it is no longer effective or all securities hereunder are sold, the registration statement will permit the resale of these securities. The resale, or expected or potential resale, of a substantial number of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell your Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the registration statement, Selling Holders will continue to offer the securities covered by the registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

Further, sales of our Common Stock upon expected expiration of resale restrictions could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of our Common Stock could have a tendency to depress the price of our Common Stock, which could further increase the potential for short sales.

The Company cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of our Common Stock.

In addition, registration rights we may grant in the future, including in the ordinary course of the Company’s business, may further depress market prices if these registration rights are exercised or shares of our Common Stock are sold under the registration statements, the presence of additional shares trading in the public market may also adversely affect the market price of our Common Stock.

Furthermore, while certain of the Selling Holders may experience a positive rate of return based on the current trading price of our Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Common Stock bought in the open market and the Selling Holders in transactions in which they purchased or received their Offered Securities and the current trading price of our Common Stock.

Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Certain securityholders in the Company, including certain of the Selling Holders, acquired Common Stock, as well as shares of Common Stock underlying Warrants and ISOPs, at prices below the current trading price of such securities and may experience a positive rate of return based on the current trading price. On April 19, 2024, the closing price of our Common Stock was $4.95 per share.

Given the relatively lower purchase prices that many of our Selling Holders paid to acquire the Offered Securities compared to their current trading prices, these Selling Holders in some instances may earn a significant positive rate of return on their investment depending on the market price of our Common Stock at the time that such Selling Holders choose to sell their securities. The Selling Holders purchased, or were given as consideration to, as applicable, the securities offered for resale at effective purchase prices ranging from significantly below to above current trading prices, as set forth in further detail in the section titled “Purchase Price Paid By the Selling Security Holders.” Investors who purchase our Common Stock and Public Warrants on The Nasdaq Capital Market following the Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price.

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USE OF PROCEEDS

All of the Offered Securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive all of the proceeds from the exercise of the Warrants and the ISOPs to the extent they are exercised for cash. However, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon the exercise of the Warrants, ISOPs or the shares of Common Stock that may be issuable upon exercise of the Warrants or ISOPs. We have broad discretion over the use of any proceeds from the exercise of the Warrants and ISOPs, which we anticipate will be used for general corporate purposes.

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such Warrants. We believe the likelihood that warrantholders will exercise their respective Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a Warrant, we expect that a warrantholder would not exercise their Warrants. To the extent that any Warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

As of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

The Selling Holders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

BEN’s Common Stock and Public Warrants are listed on Nasdaq, respectively, under the symbols “BNAI” and “BNAIW,” respectively. Our Common Stock and Public Warrants began public trading on March 14, 2024. As of April 19, 2024, there were 33,321,955 holders of record of our Common Stock, and 10,314,952 holders of record of our Public Warrants, which does not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions.

Dividend Policy

We have not declared or paid any dividends on our Common Stock. We currently do not anticipate paying cash dividends on our Common Stock for the foreseeable future. Any decision to declare and pay dividends on our Common Stock in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, including those under any current or future debt instruments, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF BEN

The following discussion and analysis of BEN’s financial condition and results of operations should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements,” “Business,” “Risk Factors” and BEN’s audited financial statements and the notes related thereto, which are included elsewhere in this Registration Statement on Form S-1. Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “BEN” refer to Brand Engagement Network Inc. in its current corporate form as a Delaware corporation and its consolidated subsidiaries. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. BEN’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” in this Registration Statement on Form S-1.

Overview

We are an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like AI assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

A brief history of the recent developments of our business is as follows:

●	In November 2022, the Company determined that the AI industry had a higher likelihood, as compared to blockchain and other forms of data management, of long-term potential due to the rapidly evolving consumer demand for AI solutions.

●	In the fourth quarter of 2022, the Company’s management team, in consultation with its advisors, developed an internal strategy to execute on AI. Significant changes were made to the business, including abandoning a primary strategy involving blockchain, and completing an overhaul of the platform, a shift from business-to-consumer to business-to-business-to-consumer, and the development of a new business model and use cases.

●	In February 2023, DHC Acquisition Corp. (“DHC”) and the Company entered into a non-disclosure agreement.

●	As the Company continued to look at acquisitions to further its strategy of consumer data management through AI, the Company identified an opportunity to acquire DM Lab (as defined below). In March 2023, the Company provided a non-binding term sheet to DM Lab.

●	In April of 2023, the Company’s management team traveled to Korea to visit DM Lab. Because the Company believed DM Lab to be in distress, the Company believed DM Lab to be an attractive target for an acquisition given its technology, intellectual property and its existing collaboration with Korea University. As the Company performed diligence on DM Lab and the AI market, the Company determined that the acquisition was in the best interest of its shareholders, and that when matched with the Company’s management team, DM Lab’s technology would yield significant or near to mid-term growth and provide scale to the Company’s business.

●	In April 2023, the Company retained the services of, on a consulting basis, its Chief Executive Officer to provide consulting and professional services relating to the Company’s product development.

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●	In April 2023, the Company undertook a convertible note offering with accredited investors with a conversion price of $1.00 per share.

●	In May 2023, the Company entered into an asset purchase agreement to purchase DM Lab.

The Company still holds significant intellectual property in the form of a patent portfolio that the Company believes will be a cornerstone of its artificial intelligence solutions for certain industries that it expects to target, including the automotive, healthcare, and financial services industries.

Recent Events

Interim Financings

On September 29, 2023, AFG Companies Inc. (“AFG”) purchased 456,621 shares of Common Stock for $2.19 per share for an aggregate purchase price of approximately $1.0 million (the “AFG Interim Financing”) and, in accordance with the terms thereof, AFG’s obligation to purchase shares of Common Stock immediately prior to the Effective Time (as defined in the Subscription Agreement described below) under the Subscription Agreement was reduced by $1.0 million. On October 15, 2023, Genuine Lifetime LLC, a Wyoming limited liability company, purchased 1,826,484 shares of Common Stock $2.19 per share for an aggregate purchase price of approximately $4.0 million (the “GL Interim Financing” and together with the AFG Interim Financing, the “Interim Financings”). BEN expects to use the proceeds of the Interim Financings for working capital and expenses related to the Business Combination (as defined below).

Business Combination with DHC

On the Closing Date, we consummated the previously announced business combination pursuant to the Business Combination Agreement, by and among the Company, Merger Sub, Legacy BEN and Sponsor, with Legacy BEN surviving the merger as a direct wholly owned subsidiary of DHC. Following the closing of the Business Combination, DHC changed its name to “Brand Engagement Network Inc.” More information regarding the Business Combination and the terms of the Business Combination Agreement are discussed throughout this Registration Statement on Form S-1. The Business Combination closed on March 14, 2024.

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, the Company has been deemed to be the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of a capital transaction in which Legacy BEN issued stock for the net assets of DHC. The net assets of DHC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination were those of Legacy BEN.

AFG Agreements

In connection with the Business Combination, (i) on August 19, 2023, we entered into Reseller Agreement, providing for, among other things, AFG to act as our exclusive reseller of certain products on terms and conditions set forth therein and, as partial consideration to AFG for such services to us, we 1,750,000 of Common Stock to AFG immediately prior to closing of the Business Combination on March 14, 2024 with an aggregate value of $17.5 million as of the issuance date (such shares, to the extent issued in accordance with the Reseller Agreement and outstanding immediately prior to March 14, 2024, the “AFG Reseller Shares”), and (ii) on September 7, 2023, we and the investors listed therein (the “AFG Investors”) entered into a subscription agreement (the “Subscription Agreement”) providing for, among other things, the purchase of shares of our Common Stock in a private placement by the AFG Investors as of immediately prior to March 14, 2024 in exchange for $6.5 million in cash contributed to us (such shares, to the extent issued in accordance with the Subscription Agreement after giving effect to the AFG Interim Financing and outstanding as of immediately prior to the Effective Time, the “AFG Subscription Shares,” and together with the AFG Reseller Shares, the “AFG Shares”). As a result of the AFG Interim Financing, AFG’s obligation to purchase $6.5 million of shares of Common Stock has been reduced by $1.0 million. In addition, in connection with the closing of the Business Combination, and pursuant to the Reseller Agreement, we issued AFG 3,750,000 warrants to purchase Common Stock of the Company, with each warrant exercisable for one share of Common Stock at an exercise price $10.00 (the “Reseller Warrant”)

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Acquisition of DM Labs

In May 2023, Legacy BEN entered into an asset purchase agreement with DM Lab pursuant to which Legacy BEN acquired the AI intellectual property of DM Lab and assumed certain liabilities (the “DM Lab Acquisition”). The transaction closed in June 2023 and was accounted for as an asset acquisition.

Key Factors and Trends Affecting our Business

Productions and Operations

We expect the Company to continue to incur significant operating costs that will impact its future profitability, including research and development expenses as it introduces new products and improves existing offerings; capital expenditures for the expansion of its development and sales capacities and driving brand awareness; additional operating costs and expenses for production ramp-up; general and administrative expenses as it scales its operations; interest expense from debt financing activities; and selling and distribution expenses as it builds its brand and markets its products. To date, the Company has not yet sold any of its products beyond their pilot stage. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future.

Revenues

We are a development stage company and have not generated any significant revenue to date.

Public Company Costs

As a result of the Business Combination, our Common Stock and Public Warrants were registered with the SEC and listed on Nasdaq. We expect to hire additional staff and implement new processes and procedures to address public company requirements, particularly with respect to internal controls compliance and public company reporting obligations. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director compensation and fees, listing fees, SEC fees, and additional costs for investor relations, accounting, audit, legal and other functions.

If on June 30, 2024, the market cap of shares held by non-affiliates exceed $700 million, we will become subject to the provisions and requirements under Section 404(b) of Sarbanes-Oxley, which will require the Company to undergo audits of its internal controls over financial reporting as part of its yearly financial statement audits, resulting in a significant increase in consultant and audit costs over previous levels going forward.

Components of Results of Operations

Operating expenses

General and administrative expenses

General and administrative expenses consist of employee-related expenses including salaries, benefits, and stock-based compensation as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expense. We have and expect to incur significant expenses as a result of becoming a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.

Depreciation and amortization

Depreciation expense relates to property and equipment which consists of equipment and furniture. Amortization expense relates to intangible assets.

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Research and development cost

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, salary and wages and consulting fees for technical expertise, prototyping, testing and integration.

Interest expense

Interest expense consists of interest on our related party note payable and short-term debt.

Interest income

Interest income consists of interest earned on our excess cash.

Other expenses

Other expenses primarily consists of foreign currency gains or losses as a result of exchange rate fluctuations on transactions denominated in Korean won.

Gain on debt extinguishment

Gain on debt extinguishment is related to settlement of accounts payable through the issuance of Common Stock.

Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

	Year Ended December 31,		Increase
	2023	2022	(Decrease)
Revenues	$35,210	$15,642	$19,568
Cost of revenues	-	-	-
Gross profit	35,210	15,642
Operating expenses
General and administrative	10,841,024	1,026,549	9,814,475
Depreciation and amortization	637,990	76,928	561,062
Research and development	236,710	136,404	100,306
Total expenses	11,715,724	1,239,881	10,475,843
Loss from operations	(11,680,514)	(1,224,239)	(10,456,275)
Other (expenses) income
Interest expense	(56,515)	-	(56,515)
Interest income	15,520	-	15,520
Other	(9,757)	(362)	(9,395)
Gain on debt extinguishment	-	548,563	(548,563)
Net other (expenses) income	(50,752)	548,201	(598,953)
Net loss	$(11,731,266)	$(676,038)	(11,055,228)

Revenues

During the year ended December 31, 2023, we earned $0.04 million in revenue through proof of concept and revenue sharing. Revenues for the year ended December 31, 2022, were attributable to BEN’s beta testing of its mobile advertising platform in a regional market, which have since discontinued.

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General and administrative expenses

General and administrative expenses for the year ended December 31, 2023 were approximately $10.8 million, an increase of approximately $9.8 million, compared to the prior year. The increase was primarily due to a $4.8 million increase in stock-based compensation due to the issuance of options to our chief executive officer as part of his employment package, and issuance of Compensatory Warrants to our advisors, a $2.2 million increase in payroll and employee benefits, a $1.7 million increase in professional fees, a $1.0 million increase in travel and marketing, and a $0.1 million increase in license fees all related to the expansion of our operations. We have only recently begun to raise proceeds through the offering of our common shares and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays. In addition, we expect our professional fees to increase in future periods, especially due to our successful completion of the merger.

Depreciation and amortization expenses

Depreciation and amortization expenses for the year ended December 31, 2023 were approximately $0.6 million, an increase of approximately $0.6 million, compared to the prior year, primarily due to a $0.54 million increase in depreciation expense associated with the property and equipment acquired from DM Lab.

Research and development expenses

Research and development expenses for the year ended December 31, 2023 were approximately $0.2 million, an increase of approximately $0.1 million, compared to the prior year. The increase in research and development expenses was primarily due to an increase in our stock-based compensation and payments made to Korea University pursuant to the research and development sponsorship agreement.

Interest expense

Interest expense for the year ended December 31, 2023 was approximately $0.06 million associated with our related party note payable and short-term debt.

Interest income

Interest income for the year ended December 31, 2023 was approximately $0.02 million associated with our excess cash.

Other expenses

Other expenses for the year ended December 31, 2023 were approximately $0.01 million associated with foreign currency losses as a result of exchange rate fluctuations on transactions denominated in Korean won.

Gain on debt extinguishment

There was no debt extinguishment during the year ended December 31, 2023. During the year ended December 31, 2022, we satisfied a portion of its outstanding accounts payable through the issuance of 2,431,000 shares Common Stock. As a result, we recorded a gain on extinguishment of approximately $0.6 million.

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Liquidity and Capital Resources

Capital Resources and Available Liquidity

As of December 31, 2023, our principal source of liquidity was cash of approximately $1.7 million. We have financed our operations to date with proceeds from the sale of Common Stock, warrant exercises and debt issuances to related and non-related parties. As described in Footnote A of our audited consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit of approximately $13.3 million at December 31, 2023. We expect losses and negative cash flows to continue for the foreseeable future, primarily as a result of increased general and administrative expenses, continued product research and development and marketing efforts. Management anticipates that significant additional expenditures will be necessary to develop and expand our business, including through stock and asset acquisitions, before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. Current available funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the through business development activities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing. Our history of losses, our negative cash flow from operations, our limited cash resources on hand and our dependence on our ability to obtain additional financing to fund our operations after the current cash resources are exhausted raises substantial doubt about our ability to continue as a going concern. Our management concluded that our recurring losses from operations and the fact that we have not generated significant revenue or positive cash flows from operations raise substantial doubt about our ability to continue as a going concern for the next 12 months after issuance of our financial statements. Our auditors also included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2023 with respect to this uncertainty.

In March 2024, concurrent with the Business Combination, we received $5.5 million from AFG pursuant to the Subscription Agreement. In connection with the Business Combination, we did not receive cash due to the remaining cash from DHC being used to pay transaction costs.

Other Equity Financing

The ability of the Selling Holders to sell the Offered Securities pursuant to this registration statement may affect the ability of the Company to sell its own shares of Common Stock or securities exercisable for shares of Common Stock should management elect to raise additional capital through a registered offering or private placement. The sale of substantial number of Common Stock pursuant to this prospectus, or the perception that such sale may occur, may materially and adversely affect the prevailing market price of our Common Stock and thus restrict the amount we are able to raise in an equity offering, or require us to issue and sell more Common Stock to generate the same amount of gross proceeds than we would otherwise have had to, which would result in greater dilution to our existing stockholders. Furthermore, we expect that because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the holders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly , the adverse market and price pressures and constraint on our ability to raise additional capital resulting from the shares registered hereunder may continue for an extended period of time and may have material adverse effect on the Company’s liquidity given its need to raise additional capital to conduct its operations. See “Risk Factors – Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.”

The Company’s pre-Business Combination equity holders hold the substantial majority of our Common Stock. The Common Stock (including shares underling the Warrants and ISOPs) being offered for resale in this prospectus represent approximately 80% of our total outstanding Common Stock on a fully diluted basis (assuming the issuance of all shares of Common Stock issuable upon exercise of the ISOPs and the Warrants), as of the date of this prospectus. Further, the Sponsor, DM Lab, October 3rd Holdings LLC and AFG beneficially own 64.3% of our outstanding Common Stock. These shares may be resold for so long as the Registration Statement on Form S-1, of which this prospectus forms a part, is available for use. Although the Sponsor, DM Lab, October 3rd Holdings LLC, and certain other equity holders of the Company, representing 31% of our total outstanding Common Stock on a fully diluted basis (assuming the issuance of all shares of Common Stock issuable upon exercise of the ISOPs and the Warrants), will be prohibited from transferring any Common Stock until the lock-up periods in the Lock-Up Agreement (as defined below) expire, upon the effectiveness of any registration statement the Company files or otherwise in accordance with Rule 144 under the Securities Act and after expiration or early termination or release of the applicable lock-up provisions, the Company stockholders may sell our Common Stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

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Cash Exercise of Warrants

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such Warrants. We believe the likelihood that warrantholders will exercise their respective Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a Warrant, we expect that a warrantholder would not exercise their Warrants. To the extent that any Warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

As of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

To the extent such Warrants are exercised, additional Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.

Material Cash Requirements

Our material cash requirements include the following potential and expected obligations:

Bank Loans

As of December 31, 2023, the Company has four loans outstanding, all of which were assumed in the DM Lab Acquisition, totaling approximately $0.9 million. The loans carry varying interest rates ranging from 4.667% to 6.69% and have varying maturity dates ranging from January to September 2024. The loans do not have optional or mandatory redemption or conversion features. In February 2024, we obtained a waiver to extend the due dates of $0.7 million of our outstanding bank loans to January 2025.

Related-Party Promissory Note

In June 2023, the Company entered into a promissory note agreement with a related party for $0.6 million. The note bears interest at 7% per annum and matures on June 25, 2025. As of December 31, 2023, the promissory note had a balance of $0.5 million.

Research and Development Sponsorship

We are party to a research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, we have agreed to pay 275 million Korean won to Korea University during the period from April 1, 2023 through December 31, 2023. During the year ended December 31, 2023, we paid approximately $0.2 million in connection with the sponsorship agreement and owes a remaining 40 million Korean won (approximately $0.03 million). In November 2023, we entered into an additional research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, we agreed to pay 21.6 million Korean won to Korea University during the period from November 1, 2023 through March 10, 2024. As of December 31, 2023, we paid approximately $0.005 million in connection with the sponsorship agreement and owes a remaining 15.7 million Korean won (approximately $0.012 million). In December 2023, we entered into a Research and Development Agreement with Korea University for total consideration of up to 528 million Korean won (approximately $0.4 million) from January 2024 through December 2024. We can terminate the agreement upon written notice to Korea University for a period of at least one month.

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We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2023	2022
Cash used in operating activities	$(5,054,749)	$(85,413)
Cash used in investing activities	(1,139,035)	-
Cash provided by financing activities	7,876,787	87,423
Net increase in cash and cash equivalents	$1,683,003	$2,010

Operating activities

Cash used in operating activities was approximately $5.1 million during the year ended December 31, 2023, primarily due to our net loss of approximately $11.7 million. The net loss included non-cash charges of approximately $5.5 million, which primarily consisted of approximately $4.9 million in equity-based compensation expense and approximately $0.6 million of depreciation and amortization expense. The net cash inflow of approximately $1.1 million from changes in our operating assets and liabilities was primarily due to an increase in accrued expenses of approximately $1.3 million due to an increase in legal and professional fees and an increase in accounts payable of approximately $0.1 million, partially offset by an increase in prepaid expenses and other current assets of approximately $0.2 million.

Cash used in operating activities was approximately $0.1 million during the year ended December 31, 2022, primarily due to our net loss of approximately $0.7 million. The net loss included non-cash gains of approximately $0.4 million, which consisted of approximately $0.5 million gain on debt extinguishment, offset by approximately $0.1 million depreciation and amortization expense and approximately $0.1 million in equity-based compensation expense. The net cash inflow of approximately $0.9 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of approximately $1.0 million due to the timing of payment of trade payables.

Investing activities

Cash used in investing activities during the year ended December 31, 2023 was approximately $1.1 million, which consisted primarily of capitalized internal-use software costs, purchase of patents, and net assets acquired from DM Lab. There were no such activities during the year ended December 31, 2022.

Financing activities

Cash provided by financing activities during the year ended December 31, 2023 was approximately $7.9 million which consisted of proceeds received from the issuance of convertible notes, the sale of Common Stock, related party note, proceeds received from related party advance repayments and exercise of options and warrants, partially offset by payment of deferred financing costs and advances to related parties.

Cash provided by financing activities during the year ended December 31, 2022 was due to $0.1 million in proceeds received from the exercise of warrants, proceeds received from related party advance repayments, partially offset by advances to related parties.

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Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

Revenues

We account for revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration BEN expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach; (1) identification of the contract, or contracts, with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, (5) recognition of revenue when, or as, performance obligations are satisfied.

Research and development expenses

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Stock-based compensation

Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

We estimate the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of our Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The fair value of our restricted stock awards is estimated on the date of grant based on the fair value of our Common Stock.

Impairment of Definite Lived Intangible Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, we will recognize an impairment loss equal to the difference between our carrying amount and our estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset.

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In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC 350 Intangibles—Goodwill and Other, is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2I and ASC 350.

Indefinite-lived IPR&D is not subject to amortization but is tested annually for impairment or more frequently if there are indicators of impairment. We also evaluate the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset shall be tested for impairment in accordance with paragraphs 350-30-35-18 through 35-19. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization.

We test our indefinite-lived IPR&D annually for impairment during the fourth quarter. In testing indefinite-lived IPR&D for impairment, we have the option to first assess qualitative factors to determine whether the existence of events or circumstances would indicate that it is more likely than not that our fair value is less than our carrying amount, or we can perform a quantitative impairment analysis to determine the fair value of the indefinite-lived IPR&D without performing a qualitative assessment. Qualitative factors that we consider include significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If we chooses to first assess qualitative factors and we determines that it is more likely than not that the fair value of the indefinite-lived IPR&D is less than our carrying amount, we would then determine the fair value of the indefinite-lived IPR&D. Under either approach, if the fair value of the indefinite-lived IPR&D is less than its carrying amount, an impairment charge is recognized in the consolidated statements of operations.

Recent Accounting Pronouncements

See “Note B” to our consolidated financial statements for a description of recent accounting pronouncements applicable to its consolidated financial statements.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Internal Controls and Procedures

As a public company, we are required to comply with the SEC’s rules implementing Section 302 of Sarbanes-Oxley, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Every year, on the last day of its second fiscal quarter, the Company will determine its market cap held by non-affiliate holders. Should its market cap exceed $700 million, it will become subject to the provisions and requirements under Section 404(b) of Sarbanes-Oxley, which will require the Company to undergo audits of its internal controls over financial reporting as part of its yearly financial statement audits.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.

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BUSINESS

Overview

We are an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

We were originally formed in 2018 with the intention of disrupting the traditional mailing system through a uniquely secure, personalized electronic communication network. Although we still seek the same core goal of giving consumers more control over their data, we have refocused our product development on communications between customers and businesses with the new vision of enabling more meaningful interactions and experiences and discontinued our previous operations, including our mobile advertising platform, which we do not intend to pursue as part of our product offerings at this time. In 2023, we consummated our acquisition of DM Lab Co., LTD., through which we acquired our first AI assistant prototype. Today we are piloting a scalable and configurable platform that creates, deploys and manages human-like AI assistants, where each assistant is tailored for a specific intended purpose and trained on approved data provided by our customers.

Our AI assistants aim to unify consumer personalization and business customization necessary to facilitate meaningful engagements. We intend for our offerings to be designed to broadly operate in cloud, localized and hybrid environments, with the goal of providing seamless integration. We believe businesses will be able to deploy our multimodal AI assistants within native apps, kiosks and SDK integrations.

As a pre-revenue business, revenue generated in 2023 and 2024 was minimal, and we generated minimal revenues in 2022, which were attributable to beta testing of discontinued products, including our mobile advertising platform. However, in November of 2023, we obtained our first customer in the healthcare industry through our entry-level community cloud AI assistant offering.

We offer a customizable human-like AI assistant that can enhance customer engagement while delivering a secure, consistent and effective message for vertically-focused end markets including automotive and healthcare. We aim to connect to clients’ real time data systems for access to customer specific files, accounts and records to provide meaningful personalized information to our clients’ customers from an approved data set, while maintaining compliance with applicable privacy and data protection laws and regulations. Additionally, we offer tools to help our clients’ customers manage their personal data and conversations.

Our conversational AI assistants seek to emulate a discussion between the customers of our clients and our AI assistants as a way of enhancing the user experience by creating a more meaningful interaction from which the customers of our clients can retain more information. Studies have shown that humans retain only 10% of what they read, 30% of what they see and 50% of what they see and hear. However, humans retain 70% of what they discuss. Our platforms are designed to quickly train and deploy the AI instances into customer defined environments on multiple device types and engagement modes on the Web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks. By “meeting the consumers where they are” and allowing interactions to occur on their preferred devices, our applications can be more easily and broadly adopted by the market. In addition, by providing customers a human-like interface and a secure environment through multi-model communication, we believe we are able to deliver scaled solutions for industries impacted by labor and cost burdens and whom have a desire to increase engagement with their customers.

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AI Assistants. We have assembled our technology components to create an integrated AI assistant that enables us to provide a seamless consumer-facing experience for our clients complete with our proprietary configurable safety and security features. Our AI assistants are customizable avatars that integrate themselves into our clients’ environment, training on their internal data to provide a broad array of customer service and education solutions for our clients’ interactions with their current and potential customers. Our AI assistants are designed to work with several existing LLMs, including Anthropic LLM and Llama 2 LLM to configure and personalize our AI assistants’ responses to consumer inquiries to create client-specific solutions. We believe in the benefits of small footprint LLMs that work in tandem with other data retrieval and data processing techniques that seek to ensure a safe environment as well as minimize the required computations needed to achieve a human-like experience. Our AI assistants can change their dialogue, conversation design, personality and appearances based on the specific needs of our customers and the consumer environments in which they operate. Our AI assistants can be offered to our clients’ customers through mobile apps, desktops or laptops, as well as through in-store life-size kiosks and SDK integrations and are designed to be deployed in a fully ringfenced environment.

Differentiation Through Configurable Safety and Security. We believe the primary differentiation of our AI assistants is the ability to ensure unbiased training by eliminating “hallucinations”, filtering for inappropriate inputs and responses, managing customer identity resolution. Additionally, BEN expects to implement data anonymization techniques to safeguard against proprietary data leakage to third-party LLMs. Our platform has been designed with a “middle layer” that performs these configurable safety functions without inducing delay in the overall experience. If desired, the responses will only come from a select dataset that has been ingested while still providing a natural conversation to the user with appropriate natural language responses. In addition, all conversations or sessions can be transcribed and further analyzed to audit the system and the dialogues for continuous monitoring of the configurable safety and security protocols of our platforms.

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Customization, Configuration, and Optimization. Our AI assistants can enable substantial variations in customer experiences. ASR, TTS, avatar and NLP can be tweaked for tone, cadence, personality, emotions and other auditory features. The voices used in our AI assistants can be matched with broad variations of avatars with customized ethnicity, skin tone, facial features, and other physical attributes. AI assistants can be dressed in broad variations of outfits appropriate for the application, such as a nurse’s scrubs, auto repair uniform, formal business attire, casual-friendly attire, and other profession-appropriate attire. NLP can be configured to provide various levels of responses appropriate for the audience, including comprehensive, detailed, and technical responses to assist a doctor or a nurse or concise responses using commonly spoken vocabulary to assist a consumer.

Deployment. Traditional AI systems could take years to deploy and train, however, we believe our AI assistants can be launched within a few days after engagement. Our modular architecture enables source data to be ingested for training and response generation in a few hours through a standardized data interface. Once a dataset has been ingested by the application, dialogue management can begin with several tactics and methods to reduce the learning period of the AI assistant. Our unique approach of using statistical methods combined with more intuitive methods can accelerate the training of our AI assistants significantly. The deployment of the AI assistant “meets our customers where they are” by having a combination of cloud-based, server-based and local-device-based functionality. Deployments of our AI assistants can be completely optimized to take advantage of the dataset, solution environment, device hardware and operating systems and existing IT infrastructure. Furthermore, our AI assistants are designed to be quickly deployed into customer defined environments on multiple device types and engagement modes on the web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks.

Use Cases. We have recently debuted the following piloted use cases for our AI assistants:

Automotive Assistants will include:

●	Dealership Reporting: AI Assistants reduce the need for manual data searching and spreadsheet-based reporting by leveraging BEN’s proprietary AI technology to strengthen reporting practices and accuracy across the auto industry.

●	Web AI Assistant: Our AI Assistants are a solution for transforming the online experience for dealership customers. Our AI Assistants aid digital marketing by meeting customers where they are in a meaningful way and enhancing the overall buying experience. By understanding customer needs and preferences, our AI Assistant works in tandem with the sales team to provide enhanced customer experiences online that carry through to the dealership.

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●	Sales AI Assistant: Our AI Assistants may be showcased on a life-size kiosk, and offers uniformity and personalization to each customer through an intuitive interface. This integration ensures a smooth transition from online browsing to in-person dealership experience.

●	Service AI Assistant: Our AI Assistants are designed to enhance the way customers interact with automotive service departments by combining proprietary cutting-edge AI and an intuitive interface to deliver enhanced customer service experiences for consumers requiring vehicle maintenance, booking appointments and those who want to learn more about service options and service programs.

●	Technician AI Assistant: Our AI Assistants offer real-time guidance, know-how and information to automotive technicians, safeguarding OEM compliance and serving as a vital partner in the garage.

Healthcare Assistants will include:

●	AI assistants that offer educational assistance to pharmacy customers regarding newly prescribed or existing medications on relevant considerations, such as methods of administration, among other things.

●	AI assistants that serve healthcare professionals and designed to deliver insights reflective of the latest research and medical system-specific protocols for medical professionals.

In the future, we expect to increase the number of use cases for our AI assistants in the automotive and healthcare markets, as well as in new markets to which we intend to expand, such as financial services.

The AI Industry

We operate within the generative AI industry - a swiftly evolving sector nestled the broader AI, machine learning, deep learning, and natural language processing landscape. Our AI assistants allow us to target a total addressable market that we believe exceeds $10 billion and is poised to grow to $30 billion by 2030, as substantiated by third-party industry reports and comprehensive studies related to our target sectors.

The proliferation of generative AI is being driven by the pursuit of cost reduction, value enhancement, differentiated customer engagements and operational efficiency benefits that we believe are not available to organizations through legacy solutions. There are a number of trends that are impacting the rate of adoption and facilitating changes to the ways organizations manage their technology infrastructure. These key trends include:

Growing Acceptance of AI. According to a study conducted by McKinsey, 47% of advanced industries have used AI capabilities in their operations, and on-third of all respondents said that their organizations are already regularly using generative AI in at least one function. Furthermore, 60% of organizations with reported AI adoption are using generative AI. Focusing on the conversational AI subset of generative AI, 94% of large companies anticipate integrating voice AI within the next two years. Additionally, demographic studies reveal that 65% of generative AI users are either “Millennials” or “Gen Z,” signifying the growing maturity of the market and an increasing acceptance of this technology as an effective tool to achieve objectives.

Multimodal World. Beyond text, the internet has become a vast repository of multimedia information in the form of images and videos. It is now second nature for us to freely capture and use images and videos as part of our queries, in addition to traditional text and voice interactions. McKinsey suggests that the current investment landscape in generative AI is heavily focused on text-based applications such as chatbots, virtual assistants, and language translation. It is projected that at least one-fifth of generative AI usage will derive from multimodal interfaces. A recent survey investigating customer engagement revealed that four out of five individuals preferred a multimodal experience over a text-based interaction.

Timely, Personalized Experiences. We believe consumer satisfaction in business interactions hinges on the timely fulfillment of consumer needs, the consistency of these interactions and a preference for highly-personalized experiences. This is becoming increasingly important to younger demographics, as industry reports suggest that two-thirds of millennials expect real-time customer service and three-quarters of all consumers expect a consistent cross-channel service experience. Additional demographic research by Accenture suggests that 91% of consumers are more likely to shop with brands that offer personalized experiences, yet, according to Gartner, 63% of digital marketing leaders struggle to offer these personalized experiences.

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Data-Driven Transformations. We believe data is a critical driver of an organization’s digital transformation and critical in the industries in which we operate. It is at the forefront of reshaping how organizations operate, innovate, and deliver value in the digital age. The mass proliferation of data has placed increasing demands on data accuracy, reliability, and integrity. McKinsey reports that data-driven organizations are 23 times more likely to acquire customers, six times more likely to retain customers, and 19 times more likely to be profitable. In addition, BARC research shows that organizations using big data saw an eight percent increase in profit and a ten percent reduction in cost.

Integration of Emerging Technologies. Digital transformation efforts are increasingly focusing on the seamless integration of emerging technologies beyond generative AI. These include technologies like blockchain, cloud management and computing, and the IoT. The strategic integration of these emerging technologies into existing infrastructure and processes is a critical aspect of future-proofing organizations and ensuring they stay at the forefront of technological advancements. As these emerging technologies gain broader acceptance and are further integrated into the world’s digital infrastructure, we expect the adoption of AI to be empowered and accelerated. Significant growth is projected in these technologies according to various industry studies: Statista forecasts that there will be over 29 billion IoT-connected devices globally by 2030, while Gartner estimates that by 2025, more than 95% of new digital workloads will be deployed on cloud-native platforms, a significant increase from the 30% observed in 2021. These statistics underscore the accelerating pace of technological adoption and the critical role of integration in driving successful digital transformations, which we believe will further the adoption of AI.

Ethical and Regulatory Change. The growing pervasiveness of AI technologies, including generative AI and data collection efforts, have spurred greater ethical and regulatory consideration over the potential privacy, bias and fairness implications inherent to the deployment of such technologies. Governments and regulatory bodies are introducing frameworks and guidelines to ensure responsible AI deployment and data privacy and protection. Addressing these ethical and compliance aspects is crucial for organizations to build trust with their customers, partners, and stakeholders, and to avoid or mitigate potential risks associated with noncompliance whether intentional or unintentional.

Our Core Strengths

Versatile Applications and Customizable Designs that are Industry-Agnostic. We believe our AI assistants will be deployable across multiple differing industry verticals, regardless of whether a business leverages public or private cloud services, localized or hybrid environments. Whether in the automotive, healthcare or other industries or other developing markets, our AI assistants have been designed to deploy and integrate with our customers’ businesses regardless of industry or internal infrastructure. We believe our broad scope of application allows us to be nimble and respond to developing trends with our end-users and other potential customers, without having substantial delays and costs when entering emerging markets.

Customizable solutions delivering personalized experiences. We believe every engagement with a customer is unique and personalized. Although our AI assistants are designed to allow for consistent and brand-cohesive communication, our short-term and long-term memory design and proprietary secured-identity protocol can enable individualized experiences based on an understanding of the individual that changes with time. Our secure, private, prompt design can contextualize our human-like response generation with client-approved and validated data sets. In this way, each human-like AI assistant is designed to be unique to and aligned with the brand of our clients.

Adaptive analytics and machine learning driving speed to deployment. We believe the ability of our AI assistants to be trained to the data of our clients in short periods of time in an automated fashion will be a significant driver of our ability to deploy our platform quickly and efficiently. We believe BEN is capable of navigating substantial data demands through our pre-processing, remote streaming and sequential linking foundations. Fueled by cutting-edge analytics and machine learning, we believe our AI assistants are capable of processing vast volumes of data within the business environment of our customers. Leveraging our advanced analytics capabilities, we designed our AI assistants to provide actionable insights to businesses in real-time.

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Experienced and passionate management team with a deep understanding of AI. Our seasoned management team has a proven track record of spearheading innovation in hardware, software and business processes across various sectors. We believe that our collective passion for AI, combined with our diverse expertise, positions us to succeed in an industry that is driving what we believe is a monumental generational shift in the delivery of new AI products.

Our Growth Strategies

New Customer Acquisition Leveraging Direct and Channel Sales Strategy. We aim to broaden our customer base by leveraging both our direct sales force and channel partners. Long-term definitive agreements with industry leaders like AFG not only extend our reach but also streamline access to new customers through deep relationships with original equipment manufacturers and automotive dealers. We plan to seek additional partnerships with channel sales providers across our current verticals to organically grow revenues and expand familiarity with our products and brand.

“Land & Expand”. We see significant growth potential and margin expansion opportunities in the automotive, healthcare, and financial services sectors in the medium- to long-term. Our strategic approach involves initially establishing customer relationships through our AI assistants and, over time, expanding these relationships to introduce additional offerings that meet our customers’ evolving needs.

Product and Verticals Expansion. We are developing a strong pipeline of innovative future developments that we believe will not only augment our AI assistants but also enrich business applications, products, and platforms that adopt our embedded solutions. We believe maintaining a strong pipeline will facilitate new offerings that we can deliver to our business customers. As we penetrate our current vertical markets and diversify our product portfolio, we also intend to explore adjacent verticals to drive revenue expansion.

Additional Collaborations With Leading Universities. Collaborations with universities such as our research agreement with Korea University expand upon our efforts to improve our existing technologies, produce new offerings, and we believe such efforts will accelerate our entry into new customer verticals by partnering with leading AI development and research professionals across the globe. These collaborations catalyze the advancement of our technology and provide invaluable access to high caliber talent, varied perspective, and the exploration of uncharted technological territory in a manner that we believe differentiates us from our competition.

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Current Target Verticals

Below are summaries of key end-markets that we believe illustrate both immediate and long-term potential for our product offerings:

Healthcare

We believe our platform can offer a solution for human-error and burnout across healthcare offerings by taking on a customer-facing role that removes the burden of certain administrative tasks from physicians and other healthcare professionals. The healthcare vertical is comprised of more than 145,000 organizations. Segments within this domain include outpatient care facilities (48,000+), urgent care facilities (11,000+), physician group locations (18,000+), hospitals (6,000+) and dentist offices (65,000+). Organizations within healthcare segments and business functions within those organizations typically operate in silos, which leads to disparate systems that undermines data interoperability. Patient forms, visitation notes and employee shift notes are examples of administrative duties undertaken by healthcare staff that are demanding and often manual in nature. Manual inputs are prone to human error, which compounds across fragmented and exhausted systems. According to Deloitte, 25% of all U.S. health care expenditure is wasted on administrative complexity, pricing failures and poor care delivery. Burnout and global deficits in skilled medical labor represent significant risks to care facilities and medical centers. Deloitte reported that 42% of physicians experienced burnout and the deficit of global skilled professionals will grow to 12.1 million by 2035. We intend to target key customers in the healthcare industry and sub-industries, such as hospitals/care providers, health insurance companies, pharmaceutical manufacturers/retailers, clinician assistance and education, medication adherence, health and wellness and certain third-party administrators who support those organizations with various products and services.

Automotive

Although there is less fragmentation in the new car dealership and insurance provider segments, these segments are also subject to changing consumer preferences towards digitally enabled touchpoints and industry-wide rising cost pressures, which we believe offers a natural entry point for our platform. As of the date of this Registration Statement, there are more than 450,000 organizations operating in the automotive industry globally. This figure encompasses 280,000+ service centers, 151,000+ used car dealerships, 18,000+ new car dealerships and 500+ insurance providers. The used car dealership and service center segments are fragmented. This fragmentation has propagated data disparity across segment participants and led to slow adoption of emerging technologies and analytics capabilities. In turn, this has facilitated a gap between the changing preferences towards digitization, and legacy offerings. This was evidenced in a study by McKinsey, which revealed that 95% of used-car searches were instigated online. In a separate study, McKinsey noted that more than 80% of respondents use online sources during the purchase-consideration period of new vehicle sales.

Financial Services

We believe BEN can fill much of the onboarding deficiencies faced by providers across the financial services sector by delivering a friendly, trustworthy and neutral interface that can provide comfort to customers facing delicate financial decisions. Over 227,000 organizations operate in the financial services industry. Although not exhaustive of segments operating in this vertical, this figure consists of 12,000+ FDIC and Non-FDIC insured banks, 195,000+ credit intermediaries, 16000+ asset & wealth management and 4,500+ insurance providers. Trust is a central tenant of financial services organizations in which reliability and security are essential to the delivery of value to clients. This is backed by extensive regulation, which establishes risk on industry participants to ensure compliance. The scope and complexity of traded products is exerting pressure on the reconciliation processes undertaken by asset and wealth management organizations. These processes often depend on manually integrated information from disparate sources. Insurance providers may struggle to scale efforts to digitize customer onboarding, policy binding and claims assessment. In a study by Deloitte, 54% of insurance companies investigated had not completed an upgrade to their legacy policy administration systems.

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Illustrative Offering Tiers

We plan to offer our products in three tiers, varying based on the level of integration, number of customers services, concurrency of customer engagement and customization of the solutions we provided, as well as the needs of our end users. Below is an illustration of potential offering tiers:

Note: Custom system design and level of data complexity and security are subject to additional charges and fees. ARR is estimated based on utility and concurrency, overage fees apply. ARR is calculated by multiplying the estimated monthly recurring revenue figure by 12.

Additional Planned Expansions and Partnership with Korea University

As a part of the approximately $30 billion of demand in our total addressable market that is expected by industry observers by 2028, we believe there will be substantial opportunities to expand our differentiated offerings further into retail, hospitality, enterprise, contact centers and the internet of things. We expect that our partnership with Korea University will result in the building blocks for additional offerings tailored to these additional verticals. Currently, we are party to a research agreement with Korea University that includes a team of seven doctoral candidates and five master’s students working on advanced AI models, as well as a multi-year collaboration agreement to further the development of our product offerings. We intend to continue expanding our partnership with Korea University, and we are considering expanding this type of partnerships with other universities and U.S. institutions to remain competitive with talent acquisition and product research and development.

Sales and Customers

We employ a direct sales force and also utilize channel partners to organically grow our customer base. In September 2023, we executed a Reseller Agreement with AFG pursuant to which AFG was granted an exclusive license to sell our products to original equipment manufacturers and dealerships in the automotive industry. We intend to utilize additional channel partners and grow our sales team to further expand our customer base and drive revenues. We believe our customer base will largely consist of original equipment manufacturers, car dealerships, hospitals and outpatient clinics and medical professionals, as well as insurance companies and third-party administrators that support those organizations. We intend to target partners whose offerings (both product and services) could be significantly enhanced or differentiated by our technology.

We have three primary go-to-market strategies: (1) partner with industry-specific solution providers to target desirable industries, (2) capture key large customers organically and through partners within industry verticals and sub-industries to leverage their brand and market positions and (3) scale our business by embedding our AI platforms with solution providers and consulting companies such that their solution offerings will include all or portions of our technology to create a differentiation.

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To compete with other companies that may be larger and may have more resources, our strategy is to leverage our technological lead, which is the result of our targeted and intentional approach to meeting the needs of our key customers and partners, as well as harness operational nimbleness that enables us to react quickly to sudden shifts in industry trends. We aim to leverage our partners sales teams and their existing business relationships to scale our business. Once we have established our presence with key customers and partners, our goal is to embed our platform and technology into their existing offerings such that our partners’ offerings can create a market differentiation to provide more value to their customers, generate additional revenue opportunities, pay royalties or platform fees for using our AI platforms and ultimately to provide a better customer experience.

Competitive Landscape

Our main sources of competition fall into several categories:

●	Companies with AI capabilities focused on solutions in the conversational interface, language understanding and processing;

●	Organizations offering products within our current target verticals; and

●	Legacy providers, including large technology companies with existing and fast-growing AI offerings.

The AI value stack is comprised of multiple layers including services, software & applications, models & machine learning operations, infrastructure and platforms and silicon. AI and data-driven tech platforms enabling task management and/or help desk applications are most instructive. However, infrastructure & hardware players that enable AI technologies as well as large tech names that are infusing AI to enhance their broader platform value propositions are also relevant. Private market comparables may also be instructive, although performance metrics are generally limited. The scope of the AI market is defined by an ecosystem that addresses both horizontal and vertical solutions as well as enterprises and consumer products.

The principal competitive factors in the markets in which we operate include:

●	Accuracy and precision of NLP and natural language understanding;

●	Degree of available and seamless multimodality;

●	Flexible deployment model and cross-platform support;

●	Ease and speed of adoption and use;

●	Customization and flexibility to customer needs;

●	Individualized personalization and contextualization;

●	Data security, privacy, and regulatory compliance;

●	Extensibility of product innovation, research, and pipeline;

●	Depth of vertical expertise and specialization;

●	Scope of channel and distribution partner network;

●	Pricing, cost structures, and returns on investment;

●	Strength of sales and marketing efforts;

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●	Financial and other resources and name recognition;

●	Existing customer relationships;

●	Brand salience, reputation, and level of adoption; and

●	Track records of success in complex environments.

Intellectual Property

We rely on a combination of patents, patent applications, registered and unregistered trademarks, copyrights, trade secrets, license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual measures, to protect our intellectual property rights.

As of April 22, 2024, we had twenty-one issued patents, including ten U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. As of April 22, 2024, we had 25 pending patent applications, including 16 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications, one Patent Cooperation Treaty patent application, and three patent applications abroad. The pending U.S. patent applications, if issued, would expire between 2041 and 2044. We continually review our development efforts to assess the existence and patentability of new intellectual property.

We control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners. We also generally apply a policy requiring our employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on our behalf and under which they agree to protect our confidential information. There are a number of risks associated with our patent rights and other intellectual property rights, including whether such rights are valid, enforceable or sufficient to protect our business, products or services. See the section titled “Risk Factors-Risks Related to Intellectual Property, Information Technology, Data Privacy and Security” for a more comprehensive description of risks related to our intellectual property.

Regulation

The regulation of artificial intelligence in our target verticals and its broader application is a rapidly evolving topic amongst lawmakers and policymaking organizations. While comprehensive regulation around the existence, parameters, application and use cases for artificial intelligence remain in its early stages, we expect that the regulatory environment governing our platforms and activities will rapidly develop in the future and that a substantial amount of public and private scrutiny will be placed on artificial intelligence as a whole. Additionally, jurisdictions in which we operate and may operate in the future will likely have substantially differing regulatory regimes with which we may be required to comply. While we are unable to predict the exact impact of any new regulations on our business and results of operations, we believe it is highly likely that sweeping regulations will result in additional compliance and development costs, as well as the attention of government agencies and private organizations, which may have an adverse effect on our business and financial condition.

While regulatory regimes governing artificial intelligence broadly remain undeveloped, there are a number of existing regulations in some of our target verticals with which we may need to comply. For example, there are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information (“PII”), including health information. In particular, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its respective implementing regulations, establishes privacy and security standards that limit the use and disclosure of protected health information (“PHI”), and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Violations of HIPAA may result in civil and criminal penalties. We will be subject to HIPAA to the extent we store customer data on our system as opposed to a third-party cloud system or with our customers.

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In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI in both healthcare and financial services. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and certain other laws, we must report breaches of unsecured PHI to our partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

In the event our platforms and applications constitute medical products, our operations may in part become regulated by the FDA and other federal and state agencies. The FDA broadly regulates the development, testing, manufacturing, labeling, packaging, storage, installation, servicing, advertising, promotion, marketing, distribution, import, export and market surveillance of our medical devices and has significant enforcement and policymaking power.

Other federal and state laws may also apply to us, including additional regulations regarding IT security, PII, deceptive trade practices in New York and California, among others. Additionally, we may be subject to the General Data Protection Regulation of the European Union and European Economic Area.

Facilities

We do not maintain any material properties.

Employees

As of April 22, 2024, we had 26 full-time employees and 12 independent contractors.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the various agreements and arrangements discussed in the sections titled “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	BEN has been or is to be a participant;

●	the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of BEN’s total assets at year-end for the fiscal years ended December 31, 2023 and 2022; and

●	any of BEN’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Since January 1, 2022, BEN has entered into the following agreements with investors that satisfy the above criteria:

Howard Consulting Services Agreement

On October 1, 2021, prior to the start of Mr. James Richard Howard’s service as Chief Information and Data Officer, BEN entered into a Consulting Services Agreement, as amended effective July 1, 2023, with RG Data Insights, LLC, a consulting firm that employed Mr. Howard, pursuant to which Mr. Howard acted as a consultant to BEN. The Consulting Services Agreement expired on September 30, 2023. In connection with the Consulting Services Agreement, as amended, in recognition of the ongoing services provided, BEN agreed to pay Mr. Howard a $0.15 million success fee upon the completion of a successful capital raise in excess of $5.0 million. Additionally, BEN agreed to issue Mr. Howard a Compensatory Warrant to purchase up to 300,000 shares of Legacy BEN’s Class B common stock (“Legacy Common Stock”) at an exercise price of $1.00 per share, provided, that Mr. Howard continues to be an advisory board member to BEN through September 30, 2024.

Transactions with October 3rd Holdings, LLC

October 3rd Holdings, LLC owns a 58.225% interest in Genuine Lifetime, LLC, of which Mr. Michael Lucas and Mr. James D. Henderson, Jr. own respective 13.025% and 10% interests. October 3rd Holdings, LLC is co-owned in equal 50% shares by Mr. Tyler Luck and Mr. Lucas. Mr. Luck served as Managing Member of Genuine Lifetime, LLC until June 1, 2023. In connection with BEN’s entry into the Reseller Agreement with AFG, Genuine Lifetime, LLC issued 500,000 shares of its common stock to AFG in connection with the Reseller Agreement pursuant to a separate agreement between Genuine Lifetime, LLC and AFG. In connection with the GL Interim Financing, Genuine Lifetime, LLC entered into a promissory note with AFG pursuant to which AFG agreed to lend, and Genuine Lifetime, LLC agreed to borrow, $4.0 million in order to fund the GL Interim Financing (the “GL Loan”). In connection with the GL Loan, Mr. Luck entered into a personal guaranty with respect to Genuine Lifetime, LLC’s obligations under the GL Loan. Additionally, Mr. Luck, agreed not to sell, transfer or assign his shares of Common Stock, or permit October 3rd Holdings, LLC, as its managing member to sell, transfer or assign its shares of Common Stock, prior to the repayment of the GL Loan, subject to certain customary exceptions including a sale of such shares of Common Stock by Mr. Luck and October 3rd Holdings, LLC in connection with the consummation of the Business Combination.

AFG Interim Financing

On September 29, 2023, AFG purchased 456,621 shares of Legacy Common Stock for $2.19 per share for an aggregate purchase price of approximately $1.0 million under the AFG Interim Financing. Pursuant to the terms of the AFG Interim Financing, AFG’s obligation to purchase shares of Legacy Common Stock immediately prior to the Effective Time (as defined in the Subscription Agreement) under the Subscription Agreement was reduced by $1.0 million. On October 15, 2023, Genuine Lifetime LLC purchased 1,826,484 shares of Legacy Common Stock $2.19 per share for an aggregate purchase price of approximately $4.0 million.

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Transactions with Genuine Lifetime, LLC

BEN entered into a Marketing & Interface Agreement with Genuine Lifetime, LLC on May 1, 2021, including three addendums to such agreement dated July 1, 2021, November 1, 2021 and January 31, 2022 (the “M&I Agreement”). The M&I Agreement provided for the payment by BEN of a monthly fee of $15,000, including an option to convert unpaid balances on or before September 30, 2021 into shares of Legacy Common Stock for services provided by Genuine Lifetime, LLC in connection with the development and implementation of a marketing plan to promote the BEN advertising interface to customers of Genuine Lifetime, LLC within the United States and the development of an interface between BEN’s data repository and automotive data aggregators and Genuine Lifetime, LLC’s warranty programs. Pursuant to the M&I Agreement, Genuine Lifetime, LLC assigned its employee, Gregor Evans, to provide certain marketing and communications services and expertise to BEN. Pursuant to the M&I Agreement, Genuine Lifetime, LLC also committed $50,000 in exchange for BEN’s recognition of 50,000 prepaid blockchain activations. BEN and Genuine Lifetime, LLC terminated the M&I Agreement with a mutual release on May 30, 2022. Pursuant to the M&I Agreement, upon termination of the M&I Agreement, BEN granted Genuine Lifetime, LLC the option to convert prepaid activations up to a total sum of $50,000 into shares of Legacy Common Stock at a price of $0.10 per share, up to a maximum number of shares equal to 500,000, which option was fully exercised by Genuine Lifetime, LLC on March 15, 2023. Genuine Lifetime, LLC has since assigned its entire equity interest in BEN to a third party.

In May 2022, the parties terminated the M&I Agreement and BEN approved the entry into a Debt Conversion Agreement with Genuine Lifetime, LLC, allowing them to convert up to $0.2 million of BEN’s indebtedness from accrued compensation related to services performed on behalf of BEN into 2,000,000 Legacy Common Stock.

Lucas Consulting Agreement

Pursuant to a consulting agreement dated June 1, 2023 and in exchange for certain consulting, strategic and advisory services previously provided through May 31, 2023, Mr. Lucas received a warrant to purchase 1,500,000 shares of Legacy Common Stock with an exercise price of $1.00 per share. In addition, any future compensation under this consulting agreement will be based on the value of any future transaction approved by BEN and said compensation shall be in the sole discretion of our board of directors.

Registration and Shareholder Rights

Pursuant to a registration rights and shareholder rights agreement signed March 4, 2021, the Sponsor is entitled to certain registration rights with respect to the Private Placement Warrants, the warrants issuable upon conversion of working capital loans (if any) and Common Stock issuable upon exercise of the foregoing and upon conversion of the DHC Class B Shares, par value $0.0001 per share, of DHC and, as a result of the Business Combination had the right to nominate two (2) individuals for election to our board of directors, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement.

In connection with the Business Combination, the Registration Rights Agreement dated March 4, 2021, by and between DHC, Sponsor and certain other equity holders named therein was amended and restated. Pursuant to the Amended and Restated Registration Rights Agreement, dated March 14, 2024 by and among BEN and the holders party thereto (the “A&R Registration Rights Agreement”), BEN agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of BEN that are held by the parties thereto from time to time.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful.

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Policies and Procedures for Related Party Transactions

On March 14, 2024 the Company adopted a new written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Under the Company’s related party transaction policy, if a transaction has been identified as a Related Person Transaction, including any transaction that was not a Related Person Transaction when originally consummated or any transaction that was not initially identified as a Related Person Transaction prior to consummation, the Company’s management must present information regarding the Related Person Transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the Related Persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Business Conduct and Ethics, the Company’s employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering Related Person Transactions, the Company’s audit committee, or other independent body of the board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Company;

●	the impact on a director’s independence in the event that the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a Related Person Transaction, the Company’s audit committee, or other independent body of the Company’s board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Company’s board of directors, determines in the good faith exercise of its discretion.

All of the transactions described in this section were entered into prior to the adoption of this policy.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth information about our directors and executive officers as of April 22, 2024:

Name	Age	Position
Executive Officers
Michael Zacharski	42	Chief Executive Officer
Bill Williams	69	Chief Financial Officer
Paul Chang	57	Global President
Ruy Carrasco	51	Chief Informatics Medical Officer
James D. Henderson, Jr.	55	Corporate Secretary and General Counsel
James Richard Howard	62	Chief Information and Data Officer
Tyler J. Luck	31	Chief Product Officer
Patrick O. Nunally	61	Chief Scientist and Co-Chief Technology Officer
Venkata Ramana Pinnam	55	Senior Vice President of Engineering

Directors
Michael Zacharski	42	Director
Tyler J. Luck	31	Director
Bernard Puckett	79	Director
Christopher Gaertner	61	Director
Thomas Morgan Jr.	62	Director
Jon Leibowitz	65	Director
Janine Grasso	47	Director

The biographies of the above-identified individuals are set forth below:

Michael Zacharski — Chief Executive Officer and Director

Mr. Zacharski joined BEN in August 2023 as its Chief Executive Officer. Prior to joining BEN, Mr. Zacharski served since January 2023 and presently serves as Chief Executive Officer at M2M5 Consulting LLC. He has served as the Chief Executive Officer of various other companies, which have provided valuable management experience, recently including EMX Digital, a subsidiary of ENGINE Group/Big Village between May 2018 and January 2023 and Balihoo Inc., a subsidiary of ENGINE Group/Big Village between May 2018 and January 2023. Big Village and its subsidiaries filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code in February of 2023. In addition, Mr. Zacharski previously served as a Board Member of the Standard Body for Digital Advertising for IAB Tech Lab from January 2022 to April 2023. Mr. Zacharski is a Member of the Board of Directors of Chip Chick Media Inc and has served in such capacity since November 2016. Mr. Zacharski has previously served as a director for EMX Digital Limited (UK), EMX Digital Pty Ltd. and EMX Digital GmbH, each from May 2018 to January 2023, as well as for CPXi Asia from June 2013 to September 2019. Mr. Zacharski earned his Bachelor’s degree from New York University. Mr. Zacharski’s significant business, executive and professional expertise and experience make him well qualified to serve on our Board of Directors.

Bill Williams — Chief Financial Officer

Mr. Williams joined BEN in October 2023 as its Chief Financial Officer. Prior to joining BEN, Mr. Williams served as Executive Vice President and Chief Financial and Sustainability Officer at American Tire Distributors Holdings from 2016 to 2023. Mr. Williams is a Member of the Board of Directors and Audit Committee Chair of KPI Integrated Solutions and a member of the Board of Counselors for Equal Justice Works. Mr. Williams earned his MBA from the University of Chicago Booth Graduate School of Business, his JD from DePaul University, and his undergraduate degree and CPA in Illinois from Northern Illinois University.

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Paul Chang — Global President

Mr. Chang joined BEN in May 2021 as an advisor. Prior to joining BEN, Mr. Chang served in various capacities with IBM Corporation since November 2004, most recently acting as Cognitive Solutions and Advanced Analytics SME from January 2015 to February 2017, as Global Blockchain Industry Leader for the Distribution and Industrial Sectors from February 2017 to March 2022 and as Global OEM Technology GTM Lead from March 2022 to May 2023. Mr. Chang earned his Bachelor of Science from Carnegie Mellon University.

Ruy Carrasco — Chief Informatics Medical Officer

Mr. Carrasco joined BEN in May 2021. Prior to joining BEN, Mr. Carrasco has served since August 2018 and currently serves as Managing Partner at Child Neurology Consultants Austin. In addition, Mr. Carrasco served as a Member of the American College of Rheumatology within the Registries and Health Information Technology division from November 2016 to November 2019. Mr. Carrasco has served as Chief Medical Information Officer for Presbyterian Healthcare Services from August 2018 to July 2019 and for Seton Family of Hospitals from August 2014 through August 2018. Mr. Carrasco earned his Doctor of Medicine (MD) degree from the University of New Mexico and Bachelor of Arts degree from Baylor University.

James D. Henderson, Jr. — Corporate Secretary, General Counsel and Director

Mr. Henderson joined BEN in April 2018 as its Corporate Secretary, General Counsel and Director. Prior to joining BEN, Mr. Henderson has served and presently serves as an attorney at the Law Offices of James J. Henderson, Jr. since 2002. Mr. Henderson earned his Juris Doctor degree from the Arizona State College of Law and his Bachelor of Arts in Political Science from Arizona State University. Mr. Henderson’s significant business, professional and legal expertise and experience make him well qualified to serve on our Board of Directors.

James Richard Howard — Chief Information and Data Officer

Mr. Howard joined BEN in July, 2021 as a consultant. Prior to joining BEN, Mr. Howard has served and presently serves as Chief Product and Data Officer at AXL Health since November 2011. Mr. Howard also has recently served as Chief Product Officer of Apervita, Inc. from April 2020 to October 2021 and as Chief Data Officer and Vice President of Infrastructure and Engineering at Ascension Technologies from February 2017 to June 2020. Mr. Howard earned his MBA from Letourneau University and his Bachelor of Science in Accounting degree from the University of Kentucky.

Tyler J. Luck — Chief Product Officer and Director

Mr. Luck is a co-founder of BEN and has served as President and Chief Product Officer since 2018. Mr. Luck’s familiarity with the day-to-day operations of the company make him well qualified to serve on our Board of Directors.

Patrick O. Nunally — Chief Scientist and Co-Chief Technology Officer

Mr. Nunnally co-founded BEN in March 2018. Mr. Nunnally has also served as Chief Technology Officer at Raise a Hood, Inc. from 2021 to 2023 and has served and currently serves as Partner of LionCompass since 2019. Mr. Nunnally earned his Bachelor of Science in Electronics Engineering from California Polytechnic State University-San Luis Obispo.

Venkata Ramana Pinnam — Senior Vice President of Engineering

Mr. Pinnam joined BEN in February 2021 as an advisor. Prior to joining BEN, Mr. Pinnam recently served as Director of Engineering at Curantis Solutions from June 2021 to October 2022, Global Program Director of Engineering from October 2019 to January 2021 and as Senior Director of Product Management and Engineering Delivery at rfxcel Corp. from September 2016 to September 2019. Mr. Pinnam earned his MBA in Strategic Management from the University of Wisconsin and his Bachelor of Science in Mechanical Engineering from Andhra University.

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Bernard Puckett — Director

Mr. Puckett joined BEN in April 2023. Prior to joining BEN, Mr. Puckett served and currently serves as Chairman of the Board at Frequentz. Previously, Mr. Puckett was Chairman of the Board of Openwave Systems Ltd. From 1994 to 1996, Mr. Puckett was Chief Executive Officer at Skyel Group. Prior to that, he was Executive Vice President at IBM. Mr. Puckett’s significant business and professional expertise and experience make him well qualified to serve on our Board of Directors.

Christopher Gaertner — Director

Mr. Gaertner is the Vice Chairman and Global Head of Technology Investment Banking at Rothschild & Co., a large investment bank, which he joined in May 2017. Previously, Mr. Gaertner was the Global Head of Corporate Finance Technology Investment Banking at Credit Suisse, a large investment bank, from 2012 to May 2017. Prior to that, he was the Global Head of Technology Investment Banking at Bank of America Merrill Lynch, a large investment bank, from 2005 to 2012. Mr. Gaertner received his B.S. from the United States Military Academy and his MBA from the Wharton School, University of Pennsylvania. He also received his MSEE from Columbia University, and he is a CFA charterholder. Mr. Gaertner’s significant investment and financial expertise make him well qualified to serve on our Board of Directors.

Thomas Morgan, Jr. – Director

Mr. Morgan is the founder and Chief Executive Officer of Corps Capital Advisors LLC, an investment advisory firm, which he founded in July 2019. Previously, Mr. Morgan, Jr. served as a Managing Director at Morgan Stanley, a large investment bank, from 2009 to July 2019. Mr. Morgan began his career in private wealth management at Goldman Sachs in 1993. Prior to his professional career, Mr. Morgan served as an infantry/aviation officer in the US Army with the 2nd Infantry Division, 1st Cavalry Division, 6th Cavalry Squadron. Mr. Morgan received his B.S. from the United States Military Academy and his MBA from Harvard University. Mr. Morgan, Jr.’s significant investment and financial expertise make him well qualified to serve as a member of our Board of Directors.

Jon Leibowitz — Director

Mr. Leibowitz serves as the Chairman the Board of the National Consumers League, America’s oldest consumer advocacy organization. Previously, Mr. Leibowitz was a senior partner at Davis Polk & Wardwell LLP from 2013 to 2021, where his practice focused on complex antitrust aspects of mergers and acquisitions, as well as government and private antitrust investigations and litigation. Prior to private practice, Mr. Leibowitz served in executive positions at the Federal Trade Commission (the “FTC”), both as Commissioner from 2004 to 2009, and as Chairman from 2009 to 2013. During his tenure at the FTC, Mr. Leibowitz focused on antitrust, consumer privacy and unfair competition matters, particularly in the pharmaceutical and technology industries, as well as privacy legislation and antitrust reform. From 1991 to 2000, Mr. Leibowitz served on various United States Senate subcommittees, including the Antitrust Subcommittee, the Subcommittee on Terrorism and Technology and the Subcommittee on Juvenile Justice. Mr. Leibowitz received his J.D. from New York University School of Law and holds a B.S. from the University of Wisconsin. Mr. Leibowitz’s experience provides him with significant insight regarding mergers and acquisitions, consumer privacy and technology issues, as well as complex antitrust matters and related legislation. We believe Mr. Leibowitz’s background and expertise in these matters make him well qualified to serve on our Board of Directors.

Janine Grasso — Director

Ms. Grasso serves as the Head of the Global Partner Ecosystem at DocuSign. Previously, Ms. Grasso was Vice President of Business Development at Verizon from 2019 to 2023, where she led a newly created business development organization. Prior to joining Verizon, Ms. Grasso spent 20 years at IBM, most recently as Vice President of Blockchain Ecosystem leading the IBM Blockchain Strategy and Ecosystem Organization. Ms. Grasso received her B.B.A from the Pace University Lubin School of Business. Ms. Grasso’s significant experience in acquisitions, divestitures, IP-related deals, and strategic partnerships well qualifies her to serve on our Board of Directors.

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Promoters

Although not an officer or director of the Company. Michael Lucas, our Co-Founder, who currently serves as a consultant to the Company, may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.

Michael Lucas co-founded the Company in April 2018 and has served as a consultant to the Company since June 2023, assisting in all facets of business development, corporate strategy, product development and marketing. Prior to co-founding the Company, Mr. Lucas founded PartProtection,LLC in October of 2011, a company focused on automotive programs for protection for OEM parts and labor. Additionally, Mr. Lucas has founded and operated a number of businesses since 2008, including i3Brands Inc (formerly known as Trademotion LLC) and Frequentz, LLC in 2010. In April of 2021, Mr. Lucas plead guilty to failing to account for and pay over employment taxes in the United States District Court for the Southern District of California.

Family Relationships

There are not expected to be any family relationships between BEN’s Board of Directors and any of its executive officers.

Mr. Luck is married to Mr. Lucas, who may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.

Board of Directors

Our board of directors consists of nine (9) members, with two director seats remaining vacant. Our Board is divided into three classes, each serving staggered, three-year terms:

●	our Class I directors are Michael Zacharski and Thomas Morgan Jr., with one director seat remaining vacant;

●	our Class II directors are Jon Leibowitz, Janine Grasso, with one director seat remaining vacant; and

●	our Class III directors are Tyler Luck, Bernard Puckett and Chris Gaertner.

At the first annual meeting of stockholders in 2024, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Jon Leibowitz, Janine Grasso, Bernard Puckett, Thomas Morgan Jr. and Chris Gaertner are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with BEN and will have with BEN and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

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Committees of the Board of Directors

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

The Audit Committee’s primary responsibilities include, among other things:

●	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

●	the effectiveness of our legal and regulatory compliance programs;

●	overseeing our financial reporting process, including the filing of financial reports; and

●	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Jon Leibowitz, Janine Grasso and Bernard Puckett, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Bernard Puckett serves as chairman of the Audit Committee. Our board of directors have determined that Jon Leibowitz qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●	ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

●	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

●	overseeing the implementation and administration of our compensation plans.

Our Compensation Committee consists of Janine Grasso and Bernard Puckett, each of whom is an independent director. Janine Grasso serves as chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee’s responsibilities include, among other things:

●	recommending director nominees for our board of directors and its committees;

●	recommending the size and composition of our board of directors and its committees;

●	reviewing our corporate governance guidelines and proposed amendments to our Charter and Bylaws; and

●	reviewing and making recommendations to address stockholder proposals.

Our Nominating and Corporate Governance Committee consists of Bernard Puckett and Jon Leibowitz, each of whom is an independent director under Nasdaq’s listing standards. Jon Leibowitz serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

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Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on BEN’s website https://beninc.ai/ under “Investors: Corporate Governance.” BEN will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to our Chief Executive Officer, Michael Zacharski at mz@beninc.ai.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on BEN’s website at https://beninc.ai/. The information on this website is not part of this Registration Statement.

Insider Trading Policy

Our board of directors has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Whistleblower Policy

Our board of directors has adopted a whistleblower policy to provide employees with a confidential and anonymous method for reporting concerns about the conduct of the Company or employees free from retaliation. Our whistleblower policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Compensation Recovery Policy

Our board of directors has adopted a compensation recovery policy, which provides that in the event the Company is required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or the Company determines there has been a significant misconduct that causes financial or reputational harm, the Company shall recover a portion or all of any incentive compensation. Our compensation recovery policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

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BEN EXECUTIVE COMPENSATION

BEN is an “emerging growth company,” as defined in the JOBS Act and is also a “smaller reporting company” under SEC rules. As such, we have opted to comply with the scaled executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies, which provide certain exemptions from various reporting requirements that are applicable to other public companies. Unless stated otherwise or the context otherwise requires, in this section the terms “BEN,” “we,” “us” and “our” refer to BEN prior to the Business Combination and BEN and its predecessors following the Business Combination.

Prior to the consummation of the Business Combination, BEN was a private company. As a result, the compensation awarded to, earned by, or paid to BEN’s directors and named executive officers for the fiscal year ended December 31, 2023 was provided by and determined in accordance with policies and practices developed by the BEN board of directors (the “BEN Board”) prior to the Business Combination. Compensation matters with respect to the post-Closing combined company have been and will be reviewed and implemented by the BEN Board and/or by the Compensation Committee, as applicable.

Introduction

To achieve BEN’s goals, BEN has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving BEN’s goals. BEN believes its compensation program should promote the success of BEN and align executive incentives with the long-term interests of its stockholders. BEN’s current compensation arrangements consist principally of a base salary, an annual cash incentive bonus and equity compensation, as described below.

The BEN Board determines compensation of BEN’s executive officers. For the year ended December 31, 2023, our named executive officers (“Named Executive Officers” or “NEOs”) were as follows:

●	Michael Zacharski, Chief Executive Officer.

●	Bill Williams, Chief Financial Officer.

●	Paul Chang, Global President.

●	Tyler Luck, former principal executive officer.

This section provides an overview of BEN’s executive compensation arrangements with its named executive officer, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section may contain forward-looking statements that are based on BEN’s current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table for Fiscal Year 2023

The following table sets forth information concerning the compensation of the named executive officer for the fiscal year ended December 31, 2023.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Michael Zacharski, Chief Executive Officer(2)	2023	$206,250	—	—	$2,376,322	(3)	$176,000	(4)	$2,758,572
Tyler Luck, former principal executive officer(5)	2023	$117,774	—	—	—		—		$117,774
Bill Williams, Chief Financial Officer(6)	2023	$125,000	—	—	$1,217,169	(7)	—		$1,342,169
Paul Chang, Global President(8)	2023	$275,817	—	—	—		—		$275,817

(1)	The amounts reported under “Option Awards” are the estimated grant date fair value of stock options granted during the fiscal year ended December 31, 2023, with such amount as determined under the ASC 718, Compensation – Stock Compensation (“ASC 718”), with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards. The assumptions made in computing the estimated fair value of such awards are disclosed in Note B of the Company’s audited consolidated financial statements included elsewhere in this prospectus.

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(2)	On August 16, 2023, Mr. Zacharski was hired as Chief Executive Officer of BEN.

(3)	Reflects fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan (as defined below) for the acquisition of 5,000,000 shares of Common Stock.

(4)	Consists of $176,000 in consulting payments paid to M2M5 Consulting LLC, of which Mr. Zacharski is the sole owner, for services performed to advise and design a strategy for BEN.

(5)	In August 2023, Mr. Luck’s position as a principal executive officer of BEN ceased upon the hiring of Mr. Zacharski, as Chief Executive Officer. As a result, Mr. Luck is no longer a principal executive officer of BEN.

(6)	On October 1, 2023, Mr. Williams was hired as Chief Financial Officer of BEN.

(7)	Reflects stock options issued to Mr. Williams pursuant to the 2021 Equity Incentive Plan for the acquisition of 1,000,000 shares of Common Stock vesting in 36 equal monthly increments beginning on November 30, 2024 through October 30, 2027.

(8)	Effective May 7, 2023, Mr. Chang was hired as Global President of BEN.

Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

BEN has entered into employment agreements with its named executive officer and certain other key employees which governs the terms of their continuing employment with BEN following the completion of the Business Combination.

Agreements with Chief Executive Officer

In May 2023, prior to Mr. Michael Zacharski being hired as Chief Executive Officer of BEN, BEN entered into a consulting agreement with M2M5 Consulting LLC, of which he is the sole owner, to advise and design a strategy for BEN. Consulting payments totaled approximately $176,000 pursuant to the consulting agreement, which was terminated in August 2023.

BEN entered into an employment agreement with Mr. Zacharski effective August 16, 2023, and pursuant to its terms, Mr. Zacharski’s base salary is $550,000. The term of the CEO employment agreement is three years, unless terminated earlier due to the closing of the Business Combination. Mr. Zacharski will be eligible to receive a discretionary, cash bonus based on performance metrics to be established annually. Mr. Zacharski’s annual target bonus shall be not less than 100% of Mr. Zacharski’s then current base salary and Mr. Zacharski shall be eligible to receive up to at least 200% of Mr. Zacharski’s then current base salary as a bonus. For 2023, Mr. Zacharski’s annual bonus shall be not less than $550,000 payable on or before February 15, 2024, so long as Mr. Zacharski was not terminated for good cause prior to February 15, 2024. The CEO employment agreement entitles Mr. Zacharski to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Zacharski will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Zacharski will be entitled to payment for all unused vacation time. If Mr. Zacharski’s employment is terminated by BEN without good cause or by Mr. Zacharski with good reason, he will be entitled to receive his base salary through the end of the term of the CEO employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses.

In connection with his employment as Chief Executive Officer, Mr. Zacharski also received an award of fully vested stock options pursuant to BEN’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) for the acquisition of 5,000,000 shares of Common Stock at an exercise price of $1.00 per share, with a termination date of March 15, 2033. Mr. Zacharski will also be awarded fully vested options to purchase 100,000 additional shares of Common Stock on an annual basis during the three-year term of his employment agreement.

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Mr. Zacharski has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Zacharski’s employment with BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of the executive equity compensation plan to adopted in connection with the Business Combination. In addition, Mr. Zacharski is entitled to receive a bonus of $500,000 upon closing of the Business Combination (the “Zacharski Merger Bonus”). The foregoing description of Mr. Zacharski’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Zacharski’s employment agreement, a copy of which is filed herewith as Exhibit 10.11 and which is incorporated herein by reference.

On April 22, 2024, Mr. Zacharski entered into an amendment to his post-merger employment agreement (the “Zacharski Amendment”) that extends the timing for the payment of the Zacharski Merger Bonus to provide that (i) 50% of the Merger Bonus be payable by April 30, 2024; and (ii) 50% of the Merger Bonus be payable by September 30, 2024, but in no event later than December 31, 2024. The foregoing description of the Zacharski Amendment is qualified in its entirety by reference to the complete text of the Zacharski Amendment, a copy of which is filed herewith as Exhibit 10.12 and which is incorporated herein by reference.

Agreements with President

On May 15, 2021, BEN entered into an advisory agreement with Mr. Paul Chang, its Global President, who became the President of BEN upon completion of the Business Combination (the “Advisory Agreement”), pursuant to which Mr. Chang was commissioned to act as a mentor or advisor to BEN in seeking and providing corporate governance guidance, including, but not limited to, corporate advice, strategy, partnerships, conferences, relationships, social and personal promotion, general mentoring and advice primarily in the blockchain and telecommunications spaces. The Advisory Agreement had an indefinite term and was to continue until terminated by either party for any reason upon thirty days prior written notice. For compensation in connection with his services under the Advisory Agreement, Mr. Chang received a grant of fully vested options to purchase 250,000 shares of Common Stock, exercisable at an exercise price of $0.10 per share. Mr. Chang fully exercised these options in June of 2022.

BEN entered into an employment agreement with Mr. Chang, effective May 7, 2023, and pursuant to its terms, Mr. Chang’s base salary is $420,000. The term of Mr. Chang’s employment agreement is three years, unless terminated earlier due to the closing of the Business Combination. Mr. Chang will be eligible to receive an annual incentive bonus with a target equal to 50% of his year-end base salary for year one and the opportunity to earn a bonus equal to up to 100% of his then current base salary in each subsequent year, with the precise amount to be determined by the BEN Board. Mr. Chang’s employment agreement entitles Mr. Chang to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Chang will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Chang will be entitled to payment for all unused vacation time. If Mr. Chang’s employment is terminated by BEN without good cause or by Mr. Chang with good reason, he will be entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Chang will also be awarded fully vested options to purchase 100,000 additional shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Chang has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Chang’s employment as President of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Chang is entitled to receive a bonus with a value of $1,000,000 in cash, stock or a combination of both cash and stock, in BEN’s discretion, upon the closing of the Business Combination, provided the value of BEN at such time exceeds $100,000,000 (the “Chang Merger Bonus”). The foregoing description of Mr. Chang’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Chang’s employment agreement, a copy of which is filed herewith as Exhibit 10.13 and which is incorporated herein by reference.

On April 22, 2024, Mr. Chang entered into an amendment to his post-merger employment agreement (the “Chang Amendment”) that provides that the Chang Merger Bonus shall be paid to Mr. Chang in the form of a cash payment equal to $250,000.00 payable on or immediately following the closing of the Business Combination but no later than 35 days after such date, and, as soon as administratively practicable following such date but no later than 60 days after the closing of the Business Combination, the remaining $750,000 shall be granted in the form of a fully vested award of restricted stock equal to the number of shares of the Company’s common stock with a fair market value of $750,000.00 on the date of grant, subject to the terms and conditions of the Brand Engagement Network Inc. 2023 Long-Term Incentive Plan and the Company’s form of restricted stock grant agreement, provided, that Mr. Chang is employed by or providing services to the Company on the date of grant. The foregoing description of the Chang Amendment is qualified in its entirety by reference to the complete text of the Chang Amendment, a copy of which is filed herewith as Exhibit 10.14 and which is incorporated herein by reference.

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Agreement with Chief Financial Officer

On September 7, 2023, BEN entered into an employment agreement with Mr. Williams, its Chief Financial Officer, effective October 1, 2023 and continuing until terminated. Pursuant to its terms, Mr. Williams’ base salary is $500,000, with such base salary to be reviewed annually for potential increases. Mr. Williams will be eligible to receive a discretionary, cash bonus in an amount to be established annually by BEN. Mr. Williams’ target annual bonus shall not be less than 70% of Mr. Williams’ then current base salary and Mr. Williams shall be eligible to receive up to 200% of his then current base salary as a bonus. Mr. Williams must continue to be employed through the date the annual bonus is paid in order to earn such bonus. For 2023, Mr. Williams’ cash bonus shall not be less than $250,000, payable on or before February 15, 2024 (the “2023 CFO Bonus”), so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. Each year, Mr. Williams will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Williams will be entitled to payment for all unused vacation time. Mr. Williams’ employment agreement entitles Mr. Williams to participate in any employee benefit plans available to employees of BEN. Mr. Williams will also receive a bonus on the Closing Date of the Business Combination in the amount of $150,000 so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. Subject to approval of the BEN Board, Mr. Williams will be awarded stock options providing the right to purchase 1,000,000 shares of Common Stock with an exercise price equal to the fair market value of Common Stock at the date of grant of such options and vesting over a three-year period, with such options to be converted into options of BEN in connection with the Business Combination and in accordance with the Exchange Ratio (as defined in the Business Combination Agreement).

If Mr. Williams’ employment is terminated, Mr. Williams shall be paid within the period of time required under applicable law for persons separating from employment all accrued but unpaid compensation owed to Mr. Williams by BEN as of the date of termination, and in any event within 30 days following the termination of Mr. Williams’ employment, as well as such other earned payments or vested benefits to which Mr. Williams is entitled pursuant to any of BEN’s employee benefit plans pursuant to the terms thereof (the “Accrued Obligations”). In the event Mr. Williams’ employment is terminated by BEN without good cause, or by Mr. Williams for good reason, in which event, in addition to the Accrued Obligations, and provided, that Mr. Williams’ termination constitutes a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h), and provided further, that Mr. Williams remains in compliance with the terms of his employment agreement, BEN shall provide Mr. Williams with the following benefits: (i) BEN shall pay Mr. Williams, as severance, the equivalent of six (6) months of Mr. Williams’ salary in effect as of the date of Mr. Williams’ employment termination, subject to standard payroll deductions and withholdings; (ii) Mr. Williams will receive a bonus equal to Mr. Williams’ target bonus, pro-rated based on the number of full months actively worked in the year of Mr. Williams’ employment termination; and (iii) so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to February 15, 2024, the 2023 CFO Bonus.

Mr. Williams has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. William’s employment as Chief Financial Officer of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Williams is entitled to receive a bonus upon the closing of the Business Combination in the amount of $150,000 (the “Williams Merger Bonus”) so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. The foregoing description of Mr. Williams’ employment agreement is qualified in its entirety by reference to the complete text of Mr. Williams’ employment agreement, a copy of which is filed herewith as Exhibit 10.15 and which is incorporated herein by reference.

On March 14, 2024, Mr. Williams entered into an amendment to his post-merger employment agreement (the “Williams Amendment”) that extends the timing for the payment of the 2023 CFO Bonus to be payable no later March 15, 2024. In addition, the Williams Amendment extends the timing for the payment of the Williams Merger Bonus to be payable no later than August 1, 2024. The foregoing description of the Williams Amendment is qualified in its entirety by reference to the complete text of the Williams Amendment, a copy of which is filed herewith as Exhibit 10.16 and which is incorporated herein by reference.

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Agreements with Chief Product Officer

On April 1, 2023, BEN entered into a consulting services agreement with Mr. Luck, its President and Chief Product Officer (the “Consulting Services Agreement”), pursuant to which Mr. Luck was obligated to provide certain consulting and professional services relating to BEN’s product development as well as other services required by BEN. Mr. Luck was entitled to receive a flat fee of $15,000 per month in connection with his consulting services. The Consulting Services Agreement had a term of thirty days, to be automatically renewed for successive thirty-day periods unless terminated by either party. Mr. Luck’s Consulting Services Agreement terminated on May 31, 2023 when Mr. Luck became an employee of BEN. In connection with the termination of the Consulting Services Agreement, Mr. Luck received a payment of $30,000, on June 30, 2023.

BEN entered into an employment agreement with Mr. Luck, effective May 31, 2023, and pursuant to its terms, Mr. Luck’s base salary is $180,000. The term of Mr. Luck’s employment agreement is three years, unless terminated upon the earlier of the closing of the Business Combination or June 1, 2026. Mr. Luck will be eligible to receive a discretionary, cash bonus in an amount to be determined by the BEN Board or the Compensation Committee thereunder. Mr. Luck’s employment agreement entitles Mr. Luck to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Luck will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Luck will be entitled to payment for all unused vacation time. If Mr. Luck’s employment is terminated by BEN without good cause or by Mr. Luck with good reason, he will be entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Luck will also be awarded fully vested options to purchase 100,000 shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Luck has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Luck’s employment as Chief Product Officer of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Luck received a bonus of $100,000 upon the consummation of the Business Combination. The foregoing description of Mr. Luck’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Luck’s employment agreement, a copy of which is filed herewith as Exhibit 10.17 and which is incorporated herein by reference.

Incentive Equity Compensation

2021 Equity Incentive Plan

In 2021, the BEN Board adopted, and BEN’s stockholders approved, the 2021 Equity Incentive Plan. The following describes the material terms of the 2021 Equity Incentive Plan.

Grants, Generally. The 2021 Equity Incentive Plan provides both for the direct award or sale of shares and the grant of incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards (together, the “Stock Awards”). Employees, directors and consultants of BEN are eligible to receive Stock Awards.

The maximum number of shares of Common Stock that can be issued over the term of the 2021 Equity Incentive Plan is 10,000,000 shares. As of December 31, 2023, stock options to purchase 9,029,375 shares of Common Stock with a weighted-average exercise price of $1.11 per share were outstanding under the 2021 Equity Incentive Plan. As of December 31, 2023, there were no outstanding awards under the 2021 Equity Incentive Plan, other than these options.

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Administration. The BEN Board, or a committee with authority delegated by the BEN Board, administers the 2021 Equity Incentive Plan. Subject to the terms of the 2021 Equity Incentive Plan, the administrator has the power to determine: who will be granted Stock Awards; when and how each Stock Award will be granted; what type of Stock Award will be granted; the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; the number of shares of Common Stock subject to a Stock Award; and the fair market value applicable to a Stock Award. The administrator also has the authority to accelerate the time(s) at which an award may vest or be exercised, and to construe, interpret, and settle all controversies regarding the terms of the 2021 Equity Incentive Plan and awards granted thereunder.

Options. BEN’s employees and service providers are eligible to receive stock options pursuant to the 2021 Equity Incentive Plan. See the “Outstanding Equity Awards at 2023 Fiscal Year End” table below for further information about BEN’s named executive officer’s outstanding options as of December 31, 2023.

The exercise price per share of options granted under the 2021 Equity Incentive Plan must be at least 100% of the fair market value per share of Common Stock on the grant date. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, and the option expiration date, among other determinations.

Changes to Capital Structure; Corporate Transactions. In the event of certain changes to BEN’s capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration, appropriate adjustments will be made to (i) the class(es) and maximum number of securities subject to the 2021 Equity Incentive Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In the event BEN is party to a “Corporate Transaction” or “Change in Control” (as each is defined in the 2021 Equity Incentive Plan), the BEN Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the transaction in question:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of BEN pursuant to the transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by BEN in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such transaction as the BEN Board determines (or, if the BEN Board does not determine such a date, to the date that is five (5) days prior to the effective date of the transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the BEN Board may require participants under the 2021 Equity Incentive Plan to complete and deliver to BEN a notice of exercise before the effective date of a transaction, which exercise is contingent upon the effectiveness of such transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by BEN with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the BEN Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the BEN Board equal to the excess, if any, of (A) the value of the property the participant to the 2021 Equity Incentive Plan would have received upon the exercise of the Stock Award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

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Plan Amendment or Termination. The BEN Board may amend, modify, or terminate the 2021 Equity Incentive Plan at any time, although such change may not materially and adversely affect a participant’s rights under an outstanding award without the participant’s written consent.

Outstanding Equity Awards At 2023 Fiscal Year End

The following table lists the outstanding equity awards held by the named executive officers as of December 31, 2023.

Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
Michael Zacharski	5,000,000	(1)	—	5,000,000	$1.00	March 15, 2033
Bill Williams	1,000,000	(2)	—	1,000,000	$2.19	October 30, 2033

(1)	Consists of fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan.

(2)	Consists of options vesting in 36 equal monthly increments beginning on November 30, 2024 through October 30, 2027.

2024 LTIP

Summary and Purpose. On the Closing Date, Brand Engagement Network Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP”) became effective. The 2024 LTIP was approved by DHC’s stockholders at the Special Meeting. The purpose of the 2024 LTIP is to attract and retain the services of key employees, key contractors, and non-employee directors of BEN and its subsidiaries and to provide such persons with a proprietary interest in BEN through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, performance goals, tandem awards, prior plan awards, and other awards, whether granted singly, or in combination, or in tandem, that will (i) increase the interest of such persons in BEN’s welfare, (ii) furnish an incentive to such persons to continue their services for BEN or its subsidiaries, and (iii) provide a means through which BEN may attract and retain able persons as employees, contractors, and non-employee directors. Employees, officers and contractors of BEN any non-employee director of BEN’s Board are eligible to receive awards under the 2024 LTIP. The 2024 LTIP is administered by the Board or its designees, referred to herein as the “plan administrator”. The plan administrator has the authority to take all actions and make all determinations under the 2024 LTIP, to interpret the 2024 LTIP and award agreements and to adopt, amend and repeal rules for the administration of the 2024 LTIP as it deems advisable. The plan administrator also has the authority to grant awards, to determine which eligible service providers receive awards, and to set the terms and conditions of all awards under the 2024 LTIP, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2024 LTIP.

The Company has reserved a total of 2,942,245 shares of Common Stock for issuance pursuant to the 2024 LTIP and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2024 LTIP is 2,942,245, in each case, subject to certain adjustments set forth therein.

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Share Authorization. Subject to certain adjustments and any increase by any Prior Plan Awards (as defined below) eligible for reuse as described below, the aggregate number of shares of our Common Stock expected to be issuable under the 2024 LTIP in respect of awards will be equal to 5% of the aggregate number of shares issued and outstanding determined as of the Effective Date, of which 100% of the available shares may be delivered pursuant to incentive stock options (the “ISO Limit”). Notwithstanding the foregoing, subject to approval by the BEN Board, on the first trading date of each calendar year (the “Adjustment Date”), the number of shares of our Common Stock available under the 2024 LTIP may be increased by up to an additional 5% of the total number of shares issued and outstanding, as determined as of the Adjustment Date, provided, however, in no event shall the Authorized Shares available for awards under the 2023 Plan ever exceed 15% of the total number of shares of our Common Stock issued and outstanding, determined as of the Effective Date, provided, further, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments summarized below. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by BEN in its treasury, or common stock purchased by BEN on the open market or otherwise. During the term of the 2024 LTIP, BEN will at all times reserve and keep enough common stock available to satisfy the requirements of the 2024 LTIP.

The term “Prior Plan Awards” means (a) any awards under the 2021 Equity Incentive Plan that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the 2021 Equity Incentive Plan that, on or after the Effective Date are settled in cash.

Reuse of Shares. To the extent that any award under the 2024 LTIP or any Prior Plan Award is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the 2024 LTIP. Awards that may be satisfied either by the issuance of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under the 2024 LTIP only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of Common Stock. Common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of available shares. Awards will not reduce the number of shares of Common Stock that may be issued, however, if the settlement of the award will not require the issuance of Common Stock. Only shares forfeited back to BEN, shares cancelled on account of termination, or expiration or lapse of an award, shall again be available for grant of incentive stock options under the 2024 LTIP, but shall not increase the maximum number of shares described above as the maximum number of shares of Common Stock that may be delivered pursuant to incentive stock options.

Administration. Subject to the terms of the 2024 LTIP, the 2024 LTIP shall be administered by the BEN Board, or such committee of the BEN Board as is designated by the BEN Board to administer the Plan (the “Committee”). Membership on the Committee shall be limited to “non-employee directors” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee may delegate certain duties to one or more officers of BEN as provided in the 2024 LTIP. The Committee will determine the persons to whom awards are to be made in accordance with applicable law, determine the type, size and terms of awards in accordance with applicable law, interpret the 2024 LTIP, establish and revise rules and regulations relating to the 2024 LTIP, settle all controversies regarding the 2024 LTIP and awards, accelerate the vesting of awards, approve forms of award agreements, and make any other determinations that it believes necessary for the administration of the 2024 LTIP.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of BEN or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of BEN are eligible to participate in the 2024 LTIP. As of February 12, 2024, BEN (including its subsidiaries) had approximately 26 employees and 12 independent contractors. The Committee shall, in its sole discretion, select the employees, contractors, and non-employee directors who will participate in the 2024 LTIP in order to attract, reward and retain top performers and key management.

Financial Effect of Awards. The Company will receive no monetary consideration for the granting of awards under the 2024 LTIP, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the option price for Common Stock issued to participants upon the exercise of their stock options, and BEN will receive no monetary consideration upon the exercise of stock appreciation rights.

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Stock Options. The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options, provided, that only employees of BEN and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of a common share on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of BEN (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a common share on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of Common Stock (or of any parent or subsidiary), five years.

Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft or money order payable to the order of BEN, (ii) by delivering to Common Stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, provided, that the participant has not acquired such stock within six months prior to the date of exercise, (iii) by delivering to BEN or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to BEN, to sell certain of the Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to BEN the amount of sale or loan proceeds necessary to pay the purchase price, (iv) by requesting BEN to withhold the number of shares otherwise deliverable upon exercise of the stock option by the number of shares of Common Stock having an aggregate fair market value equal to the aggregate exercise price at the time of exercise (i.e., a cashless net exercise), and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award (or freestanding SARs), or in conjunction with stock options granted under the 2024 LTIP (or tandem SARs). A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a common share on the date of grant. The Committee, in its sole discretion, may place a ceiling on the amount payable on the exercise of a SAR, but any such limitation shall be specified at the time the SAR is granted. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which the value will be delivered to participants (whether made in Common Stock, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares that are transferred or sold by BEN to a participant but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with BEN, the passage of time or other restrictions or conditions.

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Performance Awards. The Committee may grant performance awards payable in cash, Common Stock, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2024 LTIP, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. With respect to a performance award, if the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in BEN’s business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award, provided, that dividend equivalent rights may not be granted as a component of SARs or stock options. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right shall be paid only as the applicable award vests or may be deemed to be reinvested in additional Common Stock. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or Common Stock.

Other Awards. The Committee may grant other forms of awards payable in cash or Common Stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2024 LTIP. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Goals. Awards (whether relating to cash or Common Stock) under the 2024 LTIP may be made subject to the attainment of performance goals relating to one or more business criteria, and may consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; or any other criteria determined by the Committee (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of BEN as a whole or any business unit of BEN and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in BEN’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with BEN’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of BEN’s annual report.

Vesting of Awards; Forfeiture; Assignment. The Committee, in its sole discretion, may establish the vesting terms applicable to an award, subject in any case to the terms of the 2024 LTIP. The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise established by the Committee in the award agreement setting forth the terms, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

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Assignability. Awards granted under the 2024 LTIP generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of awards to: (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the participant and/or Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided, that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the Common Stock or other securities of BEN, issuance of warrants or other rights to purchase common stock or other securities of BEN, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards, (iii) the option price of each outstanding award, (iv) the amount, if any, BEN pays for forfeited Common Stock in accordance with the terms of the 2024 LTIP, and (vi) the number of or exercise price of Common Stock then subject to outstanding SARs previously granted and unexercised under the 2024 LTIP to the end that the same proportion of BEN’s issued and outstanding Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of Common Stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2024 LTIP or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which BEN is subject.

Amendment or Discontinuance of the 2024 LTIP. The BEN Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2024 LTIP in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2024 LTIP and any awards under the 2024 LTIP to continue to comply with Sections 421 and 422 of the Code (including any successors to such Sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which BEN’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of BEN’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the BEN Board regarding amendment or discontinuance of the 2024 LTIP may adversely affect any rights of any participants or obligations of BEN to any participants with respect to any outstanding award under the 2024 LTIP without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not, without the approval of BEN’s stockholders, “reprice” any stock option or SAR. For purposes of the 2024 LTIP, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a common share in exchange for cash or a stock option, SAR, award of restricted stock or other equity award with an exercise price or base price less than the exercise price or base price of the original stock option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2024 LTIP.

Recoupment for Restatements. The Committee may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of BEN’s financial statements as set forth in BEN’s clawback policy, if any, approved by the BEN Board from time to time.

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Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2024 LTIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Common Stock over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options. In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the Common Stock were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the incentive stock options exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Stock will be treated as capital gain. However, if the price received for Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Stock.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for Common Stock acquired under a non-qualified stock option will be equal to the option price paid for such Common Stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

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Special Rule if Option Price is Paid for in Common Stock. If a participant pays the option price of a non-qualified stock option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the Common Stock received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered. The Common Stock received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in the Common Stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such Common Stock. As discussed above, a disqualifying disposition of Common Stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously owned shares are as described above, except that the participant’s tax basis in the Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock granted as restricted stock at such time as the Common Stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to recognize ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such Common Stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided, that the SAR is exempt from or complies with Section 409A of the Code. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to BEN upon the grant or termination of SARs. However, upon the exercise of a SAR, BEN will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided, that the award is exempt from or complies with Section 409A of the Code. In that taxable year, BEN will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

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Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2024 LTIP is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, BEN will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to BEN an amount sufficient to satisfy the withholding requirements. Alternatively, BEN may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if BEN consents, accept delivery of Common Stock with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by BEN to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to BEN. To the extent that a participant recognizes ordinary income in the circumstances described above, BEN will be entitled to a corresponding deduction provided, that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

While deductibility of executive compensation for federal income tax purposes is among the factors the BEN Board and Committee considers when structuring executive compensation arrangements, it is not the sole or primary factor considered. The Company retains the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of BEN.

Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is BEN’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either BEN’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a Prior Plan Award) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a prior plan award granted on or before November 2, 2017, and if BEN determines that Section 162(m) of the Code will apply to any such awards, BEN intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2024 LTIP are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, then the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by BEN of a corresponding compensation deduction.

Interest of Directors and Executive Officers. All members of the BEN Board and all executive officers of BEN are eligible for awards under the 2024 LTIP and thus, have a personal interest in the approval of the 2024 LTIP.

THE FOREGOING DESCRIPTION OF THE 2024 LTIP AND THE INFORMATION INCORPORATED BY REFERENCE IN THE PRECEDING SENTENCE DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS AND CONDITIONS OF THE 2024 LTIP, WHICH IS INCORPORATED BY REFERENCE TO THIS REGISTRATION STATEMENT ON FORM S-1.

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Director Compensation

Prior to the Business Combination, BEN had not adopted a formal policy or plan to compensate BEN’s directors. Messrs. Luck and Henderson served as members of the BEN Board and received no additional compensation for their service as members of the BEN Board. See the section titled “Executive Compensation — Summary Compensation Table” for more information about Mr. Luck’s compensation for the fiscal year ended December 31, 2023.

Following the consummation of the Business Combination, BEN’s Board adopted a nonemployee director compensation program (the “2024 Director Compensation Policy”). The 2024 Director Compensation Policy is designed to align compensation with BEN’s business objectives and the creation of stockholder value, while enabling BEN to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of BEN. The 2024 Director Compensation Policy provides for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the Compensation Committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. The BEN Board expects to review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that BEN is able to recruit and retain qualified non-employee directors.

Under the 2024 Director Compensation Policy, each non-employee director on the Board will be granted, as compensation for service on the Board for 2024, 10,000 RSUs, vesting on a quarterly basis, and the chair of each of the Audit Committee of the Company, the Compensation Committee of the Company, and the Nominating and Corporate Governance Committee of the Company will be granted 1,500 RSUs, vesting on a quarterly basis.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 19, 2024:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by BEN to be the beneficial owner of more than 5% of our Common Stock as of April 19, 2024;

●	each of BEN’s executive officers and directors; and

●	all of our current executive officers and directors as a group.

As of April 19, 2024, BEN had 33,321,955 shares of Common Stock issued and outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Common Stock owned beneficially by such person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by the individuals below:

Five Percent Holders
DHC Sponsor LLC(1)	6,002,325	18.0%
October 3rd Holdings, LLC(2)	8,672,235	26.0%
DMLab Co. LTD(3)	4,325,043	13.0%
AFG Companies, Inc.(4)	2,423,336	7.3%
Directors & Named Executive Officers of BEN After Closing
Michael Zacharski(5)	1,350,500	4.1%
Bill Williams	270,100	* %
Paul Chang	370,037	1.1%
Ruy Carrasco(6)	94,535	* %
James D. Henderson, Jr.(7)	1,456,514	4.4%
James Richard Howard	135,050	* %
Tyler J. Luck(2)	8,672,235	26.0%
Patrick O. Nunnally	-	* %
Venkata Ramana Pinnam	71,576	* %
Bernard Puckett	-	* %
Christopher Gaertner(1)	7,339,835	22.0%
Jon Leibowitz	20,000	* %
Janine Grasso	-	* %
Thomas Morgan Jr.	-	* %
All Directors and Executive Officers of BEN as a Group (14 persons)	19,780,382	59.4%

*	Less than 1%.

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(1)	Excludes 6,126,010 shares of Common Stock issuable upon the exercise of the Private Placement Warrants held of record by Sponsor; such warrants are exercisable beginning on April 13, 2024 so long as the registration statement covering the exercise thereof is effective. These securities are held in the name of the Sponsor. The Sponsor is controlled by Christopher Gaertner. The business address of Sponsor is 535 Silicon Drive, Suite 100, Southlake, TX 76092.

(2)	Tyler Luck is the managing member of October 3rd Holdings, LLC and has sole voting and dispositive power over the securities held thereby. The business address of October 3rd Holdings, LLC is 1821 Logan Avenue C/O CSC Cheyenne, WY 82001.

(3)	DMLab Co. LTD is governed by a board of directors consisting of five directors, Messrs. Yanghyung Lee, Seokho Lee, Youngkyu Huh, Junhyuk Lee, Snugsu Kim and Kibong Lee. The five members of the board of directors will have limited voting and dispositive power over the securities held of record by DMLab Co. LTD. Each director of DMLab Co. LTD has one vote, and the approval of a majority of the directors is required to approve any action of DMLab Co. LTD. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of DMLab Co. LTD exercises voting or dispositive control over any of the securities held directly by DMLab Co. LTD , even those in which he directly holds a pecuniary interest. Oriental DMLab Co. LTD is approximately 62% held by Junhyuk Lee. The business address of DMLab Co. LTD is 45, Anam-ro, Seongbuk-gu, Korea University, Science & Business Building RM 301, Seoul, Republic of Korea 02841.

(4)	Mr. Wright Brewer has sole and voting dispositive power over the securities held by AFG Companies, Inc. The business address of AFG Companies Inc. is 1900 Champagne Blvd, Grapevine, TX 76051. Excludes 3,750,000 shares of Common Stock issuable upon exercise of the Reseller Warrant, which contains certain conditions to the vesting of shares of Common Stock underlying the Reseller Warrant that are outside of the exclusive control of the holder.

(5)	Consists entirely of options to purchase shares of Common Stock.

(6)	Includes 67,525 options to purchase shares of Common Stock.

(7)	Includes 54,020 warrants to purchase shares of Common Stock.

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DESCRIPTION OF SECURITIES

The following summary of certain provisions of BEN securities does not purport to be complete and is subject to the Charter, the Bylaws and the provisions of applicable law.

Capital Stock

Authorized Capitalization

The total amount of BEN’s authorized capital stock consists of 750,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share. BEN has approximately 33,321,955 shares of Common Stock outstanding as of April 19, 2024.

The following summary describes the material provisions of BEN’s capital stock.

Preferred Stock

The BEN Board has authority to issue shares of Preferred Stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on BEN’s capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of BEN’s capital stock, or delaying or preventing a change in control of BEN.

Common Stock

BEN has one class of authorized Common Stock. Unless the BEN Board determines otherwise, BEN issues all of BEN’s capital stock in uncertificated form.

Voting Rights

The Charter provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock has at all times vote together as a single class on all matters; provided, however, that, except as otherwise required by law, holders of shares of Common Stock are not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Charter. Except as otherwise expressly provided in the Charter or by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder.

The Bylaws provide that the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Charter. There are no cumulative voting rights.

Dividend Rights

The Bylaws provide that each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by the BEN Board from time to time out of BEN’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Preferred Stock, if any, and any contractual limitations on BEN’s ability to declare and pay dividends.

Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that BEN may designate and issue in the future. Holders of Common Stock are not entitled to preemptive rights and such shares are not subject to conversion (except as noted above), redemption, or sinking fund provisions.

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Liquidation Rights

If BEN is involved in voluntary or involuntary liquidation, dissolution or winding up of BEN’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Warrants

BEN Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on April 13, 2024, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on March 14, 2029, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying such Public Warrant is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant is exercisable and we are not obligated to issue a share of Common Stock upon exercise of such Public Warrant unless the Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant is not entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Public Warrants, which was declared effective by the SEC on February 14, 2024, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided, that, if the Common Stock is, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Common Stock issuable upon exercise of the Public Warrants is not effective by the June 7, 2024, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00. Once the Public Warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided, that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the Common Stock except as otherwise described below;

●	if, and only if, the closing price of the Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

●	if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Common Stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

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The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant. If the exercise price of a Public Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value (as defined in the Warrant Agreement) and the Newly Issued Price (as defined in the Warrant Agreement) as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of Public Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.50 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 shares of Common Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 shares of Common Stock for each whole Public Warrant. In no event will the Public Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per whole Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

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This redemption feature differs from the typical Public Warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of Public Warrants for cash (other than the Private Placement Warrants) when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the Common Stock is trading at or above $10.00 per public share, which may be at a time when the trading price of the Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input as of the date of DHC’s initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed. We are required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the Public Warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it provides certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Public Warrants for Common Stock if and when such Common Stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock are issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the Common Stock pursuant to the Warrant Agreement, the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Public Warrants.

Redemption Procedures

Exercise Limitations. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock issued and outstanding immediately after giving effect to such exercise.

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Anti-dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a sub-division of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such shares of Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of DHC Class A Shares in connection with the Business Combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the Charter) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Public Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on Common Stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants, provided, that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, which is filed as an exhibit to this Registration Statement on S-1, for a complete description of the terms and conditions applicable to the Public Warrants.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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BEN Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until April 13, 2024 (except pursuant to limited exceptions) and they are not redeemable by us (except as described under “—BEN Public Warrants—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00”) so long as they are held by our Sponsor or its permitted transferees (except as otherwise set forth herein). Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 65% of the number of the then outstanding Private Placement Warrants.

Except as described above under “—BEN Public Warrants—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants are exercisable on a cashless basis so long as they are held by Sponsor and its permitted transferees is because it was not known at the time of the Business Combination whether they would be affiliated with us following the Business Combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike holders of Common Stock who could exercise their Public Warrants and sell the Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Compensatory Warrants

In connection with the Business Combination, the Legacy BEN Compensatory Warrants were assumed by the Company, and each Legacy BEN Compensatory Warrant was converted into a Compensatory Warrant of the Company to purchase a number of shares of Common Stock (rounded down to the nearest whole share)equal to (A) the number of shares of Common Stock subject to such Legacy BEN Compensatory Warrants immediately prior to the closing of the Business Combination, multiplied by (B) the Exchange Ratio, at an exercise price per share equal to (1) the exercise price per share of such Legacy BEN Compensatory Warrant immediately prior to the closing of the Business Combination, divided by (2) the Exchange Ratio. The Legacy BEN Compensatory Warrants were issued at varying exercise prices between $0.10 and $1.00, and as adjusted the Exercise Prices for the Compensatory Warrants are $0.38 and $3.71, respectively (the “Exercise Price”).

The rights represented by the Compensatory Warrants may be exercised in whole or in part at any time during the exercise period set forth in the applicable Compensatory Warrant (the “Exercise Period”), by delivery to the Company of (i) an executed notice of exercise in the form attached to the Compensatory Warrants, (ii) Payment of the Exercise Price either (a) in cash or by check, or (b) by cancellation of indebtedness, and (iii) and a copy of the Compensatory Warrant.

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Notwithstanding any provisions in the Compensatory Warrants to the contrary, if the fair market value of one share of Common Stock issuable upon exercise of the Compensatory Warrants (an “Exercise Share”) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the BEN Compensatory Warrant by payment of cash, the holder may elect to receive shares equal to the value (as determined below) of the Compensatory Warrant (or the portion thereof being canceled) by surrender of the Compensatory Warrant in which event the Company shall issue to the holder a number of Exercise Shares equal to (A) the number of Exercise Shares purchasable under the Compensatory Warrant or, if only a portion of the Compensatory Warrant is being exercised, that portion of the Compensatory Warrant being canceled (at the date of such calculation) multiplied by (i) the fair market value of one Exercise Share (at the date of such calculation) minus (ii) the Exercise Price (as adjusted to the date of such calculation), divided by (B) the fair market value of one Exercise Share (at the date of such calculation).

No fractional shares shall be issued upon the exercise of a Compensatory Warrant as a consequence of any adjustment pursuant thereto. All Exercise Shares (including fractions) to be issued upon exercise of a BEN Compensatory Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Compensatory Warrant share by such fraction.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Compensatory Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Compensatory Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Compensatory Warrants will be brought and enforced in the courts of the State of Wyoming, as applied to agreements among California residents, made and to be performed entirely within the State of Wyoming without giving effect to conflicts of laws principles, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Reseller Warrant

In connection with the Company’s obligations under the Reseller Agreement, immediately following the closing of the Business Combination, the Company issued the Reseller Warrant to AFG.

The Reseller Warrant is a non-transferable warrant that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 per share. The number of shares of Common Stock issuable upon exercise of the Reseller Warrant is based upon cash amounts actually paid by AFG to the Company under the terms of the Reseller Agreement. These are divided into 11 tranches as set forth in the following table (the “Warrant Tranches”). Each Warrant Tranche shall become exercisable if the amount actually paid by AFG to the Company under the Reseller Agreement during an annual period meets or exceeds the corresponding threshold set forth in the following table (the “Earnout Threshold”). The first annual period began on August 19, 2023 (the “Effective Date”). Each annual period thereafter shall start on an anniversary of the Effective Date. When Reseller satisfies an Earnout Threshold, Reseller shall have three (3) years from the date of the Board determination described below, to exercise the corresponding Warrant Tranche to receive Warrant Shares.

Warrant Tranche	Reseller Payments to BEN *	Warrant Shares on Exercise
A	$9,000,000	190,120
B	$10,500,000	211,318
C	$12,000,000	234,888
D	$13,500,000	261,086
E	$15,000,000	290,206
F	$16,500,000	322,573
G	$18,000,000	358,551
H	$19,500,000	398,542
I	$21,000,000	442,993
J	$22,500,000	492,402
K	$24,000,000	547,321

*	Per Section 4.4 of the Reseller Agreement, represents fifty percent (50%) of all amounts collected by Reseller from Customers (as defined in the Reseller Agreement)

Upon the achievement of an Earnout Threshold for the first time, on the day the Board (as defined below) has determined the Earnout Threshold has been achieved (as further described below) for a particular Warrant Tranche, then the corresponding Warrant Tranche shall become exercisable for a three-year period (any three year period, an “Exercise Period”). Any Warrant Tranche that is not exercised, in whole or in part, within the corresponding Exercise Period shall expire and AFG shall no longer be permitted to exercise such Warrant Tranche.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of BEN. BEN expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of BEN to first negotiate with the BEN Board, which BEN believes may result in an improvement of the terms of any such acquisition in favor of BEN’s stockholders. However, they also give the BEN Board the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

The Charter provides that a special meeting of stockholders may be called by the (a) the Chairperson of the BEN Board, (b) the Chief Executive Officer, (c) the President of BEN or (d) the BEN Board pursuant to a resolution adopted by a majority of the authorized directors.

Staggered Board

The BEN Board is divided into three classes. The directors in each class serves for a three-year term, one class being elected each year by BEN stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of BEN, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

The BEN Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 50% of the voting power of all of the then outstanding shares of voting stock of BEN entitled to vote thereon.

Stockholders Not Entitled to Cumulative Voting

The Charter does not permit stockholders to cumulate their votes thereon. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon can elect all of the directors standing for election, if they choose, other than any directors that holders of Preferred Stock may be entitled to elect.

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Delaware Anti-takeover Statute

BEN is not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-give percent (85%) of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their Charter expressly electing not to be governed by Section 203 of the DGCL. Our board of directors has determined to opt out and not be subject to Section 203 of the DGCL.

Amendment of Bylaws

The Charter provides that the Bylaws may be altered, amended, or repealed by (i) a majority of the BEN Board and (ii) the affirmative vote of at least 50% of the voting power of all of the then outstanding shares of voting stock of BEN entitled to vote thereon.

Limitations on Liability and Indemnification of Officers and Directors

The Charter provides that BEN will indemnify BEN’s directors to the fullest extent authorized or permitted by applicable law. BEN expects to enter into agreements to indemnify BEN’s directors, executive officers and other employees as determined by the BEN Board. Under the Bylaws, BEN is required to indemnify each of BEN’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of BEN or was serving at BEN’s request as a director, officer, employee or agent for another entity. BEN must indemnify BEN’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of BEN, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require BEN to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided, that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by BEN. Any claims for indemnification by BEN’s directors and officers may reduce BEN’s available funds to satisfy successful third-party claims against BEN and may reduce the amount of money available to BEN.

Exclusive Jurisdiction of Certain Actions

This Charter provides that, unless otherwise consented to by BEN in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of BEN; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareholder or employee of BEN to BEN or its stockholders; (iii) any action or proceeding asserting a claim against BEN or any director, officer, shareholder or employee of BEN relating to any provision of the DGCL or the Charter or the Bylaws of BEN; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Charter or the Bylaws of BEN, (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against BEN or any current or former director, officer, shareholder, or employee of BEN governed by the internal affairs doctrine of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) having personal jurisdiction over an indispensable party named as a defendant therein. The Charter further provides that this exclusive forum provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

The Charter further provides that, unless BEN consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by BEN, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, the Charter provides that any person or entity holding, owning, or otherwise acquiring any interest in any of BEN’s securities is deemed to have notice of and consented to these provisions.

Transfer Agent

The transfer agent for Common Stock is Continental Stock Transfer & Trust Company.

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SELLING SECURITY HOLDERS

This prospectus relates in part to the offer and sale from time to time, by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Holders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Holder for purposes of this prospectus), of (a) up to 23,815,781 shares of Common Stock held by certain existing stockholders of the Company, (b) 6,126,010 Private Placement Warrants, which will become Public Warrants in the event they are sold to persons not affiliated with the Sponsor, (c) 1,583,334 shares of Common Stock issuable upon the exercise of the Cohen Convertible Note, (d) 6,126,010 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, (e) 54,019 shares of our Common Stock underlying certain Compensatory Warrants, and (f) 3,750,000 shares of our Common Stock underlying the Reseller Warrant.

This prospectus also relates to the issuance by us to persons, including those other than the original purchaser thereof or its affiliates, of up to 17,603,723 shares of our Common Stock that may be issued upon exercise of the Warrants. Additionally, this prospectus also relates to the issuance of up to 163,407 shares of our Common Stock that may be issued upon exercise of the ISOPs. The Selling Holders identified below may currently hold or acquire at any time shares of our Common Stock or Warrants in addition to those registered hereby.

The percent of beneficial ownership for the Selling Holders is based on 33,321,955 shares of Common Stock outstanding as of April 19, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Holder listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Holders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Holders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Holders.

The Selling Holders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Holder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Holders.

In addition, subject to the registration rights agreements described below, each Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Holders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Holder will sell all of the Offered Securities beneficially owned by it that are covered by this prospectus and will not acquire any additional shares of Common Stock, Series A preferred stock or Warrants.

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	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are sold (3)		Total Voting Power Common Stock	Private Placement Warrants
Name of Selling Holders	Number (1)	Percent (2)	Offered	Number	Percent	Percent	Number of Beneficially Owned	Percentage (4)	Number offered	Percentage
DHC Sponsor LLC (5)	12,128,335	26.7%	12,128,335	—	—%	26.7%	6,126,010	100%	6,126,010	100
October 3rd Holdings, LLC (6)	8,672,235	26.0%	8,672,235	—	—%	26.0%	—	—%	—	—
DMLab Co. Ltd. (7)	4,325,043	13.0%	4,325,043	—	—%	13.0%	—	—%	—	—
L5 Irrevocable Shareholder Trust (8)	972,360	2.9%	972,360	—	—%	2.9%	—	—%	—	—
LionCompass, LLC (9)	837,310	2.5%	837,310	—	—%	2.5%	—	—%	—	—
Paul Chang (10)	370,037	1.1%	370,037	—	—%	1.1%	—	—%	—	—
Watch Out! Shareholder Trust (11)	236,877	* %	236,877	—	—%	* %	—	—%	—	—
L5, LLC (12)	178,266	* %	178,266	—	—%	* %	—	—%	—	—
James Richard Howard (13)	135,050	* %	135,050	—	—%	* %	—	—%	—	—
Venkata Ramana Pinnam (14)	71,576	* %	71,576	—	—%	* %	—	—%	—	—
Ruy Carrasco (15)	94,535	* %	27,010	67,525	* %	* %	—	—%	—	—
The Rylee Koch College Trust (16)	1,350	* %	1,350	—	—%	* %	—	—%	—	—
Genuine Lifetime LLC (17)	493,333	1.5%	493,333	—	—%	1.5%	—	—%	—	—
Jon Leibowitz (18)	40,000	* %	40,000	—	—%	* %	—	—%	—	—
James D. Henderson, Jr. (19)	1,456,514	4.3%	1,456,514	—	—%	4.3%	—	—%	—	—
Pacific Premier Trust, Custodian FBO/Kevin Hutchinson IRA (20)	10,000	* %	10,000	—	—%	* %	—	—%	—	—
AFG Companies, Inc.(21)	2,423,336	7.2%	3,750,000	2,423,336	7.2%	7.2%	—	—%	—	—
J.V.B. Financial Group LLC (22)	—	—%	1,583,334	—	—%	—%	—	—%	—	—

*	Indicates less than one percent.

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(1) Represents shares of Common Stock, including the shares of Common Stock that may be issued upon the exercise of the Warrants held by the Selling Holder.

(2) The percent of beneficial ownership for the Selling Holders is based on 33,321,955 shares of Common Stock outstanding.

(3) Assumes that each Selling Holder (i) will sell all of the shares of Common Stock and Warrants beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Common Stock or Warrants.

(4) The percent of beneficial ownership for the Warrants is based on 6,126,010 Private Placement Warrants outstanding as of April 19, 2024. In the event the Sponsor sells their Private Placement Warrants, the Private Placement Warrants will lose certain of their economic rights and become fungible with the Public Warrants.

(5) Includes 6,126,010 shares of BEN Common Stock issuable upon the exercise of the BEN Private Placement Warrants beneficially owned by Sponsor. These securities are held in the name of the Sponsor. The Sponsor is controlled by Christopher Gaertner. The business address of Sponsor is 535 Silicon Drive, Suite 100, Southlake, TX 76092.

(6) Tyler Luck is the managing member of October 3rd Holdings, LLC and has sole voting and dispositive power over the securities held thereby. The business address of October 3rd Holdings, LLC is 1821 Logan Avenue C/O CSC Cheyenne, WY 82001.

(7) DMLab Co. LTD is governed by a board of directors consisting of five directors, Messrs. Yanghyung Lee, Seokho Lee, Youngkyu Huh, Junhyuk Lee, Snugsu Kim and Kibong Lee. The five members of the board of directors will have limited voting and dispositive power over the securities held of record by DMLab Co. LTD. Each director of DMLab Co. LTD has one vote, and the approval of a majority of the directors is required to approve any action of DMLab Co. LTD. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of DMLab Co. LTD exercises voting or dispositive control over any of the securities held directly by DMLab Co. LTD , even those in which he directly holds a pecuniary interest. Oriental MLab Co. LTD is approximately 62% held by Junhyuk Lee. The business address of DMLab Co. LTD is 45, Anam-ro, Seongbuk-gu, Korea University, Science & Business Building RM 301, Seoul, Republic of Korea 02841.

(8) James D. Henderson is the trustee of L5 Irrevocable Shareholder Trust. The business address of L5 Irrevocable Shareholder Trust is 2530 Wilshire Blvd. Ste. 210, Santa Monica, CA 90403.

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(9) Patrick Nunally is the managing member of LionCompass, LLC and has sole voting and dispositive power over the securities held thereby. The business address of LionCompass, LLC is 1309 Coffeen Ave. Ste 1200.

(10) Paul Chang is the President of the Company.

(11) James D. Henderson is the trustee of Watch Out! Shareholder Trust. The business address of Watch Out! Shareholder Trust is 2530 Wilshire Blvd. Ste. 210, Santa Monica, CA 90403.

(12) Michael Lucas is the managing member of L5, LLC and has sole voting and dispositive power over the securities held thereby. The business address of L5, LLC is Attn: Michael Lucas PO Box 2001 Del Mar, CA 92014.

(13) Mr. Howard is the Chief Informatics Medical Officer of the Company.

(14) Mr. Pinnam is the Senior Vice President of Engineering of the Company.

(15) Includes 67,525 shares of Common Stock underlying options to purchase shares of Common Stock.

(16) James D. Henderson is the trustee of The Rylee Koch College Trust. The business address of The Rylee Koch College Trust is 2530 Wilshire Blvd. Ste. 210, Santa Monica, CA 90403.

(17) October 3rd Holdings, LLC owns a 58.225% interest in Genuine Lifetime, LLC, of which Mr. Lucas and Mr. Henderson own respective 13.025% and 10% interests. October 3rd Holdings, LLC is co-owned in equal 50% shares by Mr. Luck and Mr. Lucas. Mr. Luck served as Managing Member of Genuine Lifetime, LLC until June 1, 2023. Shawn Lucas is currently the Managing Member of Genuine Lifetime LLC and has sole voting and dispositive power over the securities held thereby. The business address of Genuine Lifetime, LLC is 125 S. King St. #2A, PO BOX 1045, Jackson, WY 83001.

(18) Represents 20,000 shares of Common Stock obtained in connection with the Shareholder Subscription Agreements and 20,000 shares of Common Stock transferred from the Sponsor as additional consideration for the purchase of the Company’s Common Stock. Mr. Leibowitz is a director of the Company.

(19) Includes 54,020 shares of Common Stock underlying Compensatory Warrants.

(20) Represents 5,000 shares of Common Stock obtained in connection with the Shareholder Subscription Agreements and 5,000 shares of Common Stock transferred from the Sponsor as additional consideration for the purchase of the Company’s Common Stock. Premier Trust, as Custodian holds the securities for the beneficial ownership of Kevin Hutchinson IRA.

(21) Offered securities consist of shares of Common Stock underlying the Reseller Warrant. Beneficial ownership reflects of Common Stock beneficially owned by AFG excluding the Common Stock underlying the Reseller Warrant. Mr. Wright Brewer has sole and voting dispositive power over the securities held by AFG Companies, Inc. The business address of AFG is 1900 Champagne Blvd, Grapevine, TX 76051.

(22) Offered securities consist of the maximum number shares of Common Stock that may be issued upon conversion of the Cohen Convertible Note issued to J.V.B Financial Group, LLC acting through its Cohen & Company Capital Markets division (collectively, “CCM”). The Company issued CCM the Cohen Convertible Note and the shares of common stock underlying the Cohen Convertible Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The holder’s principal business address is 3 Columbus Circle, 24th Floor, New York, New York 10019.

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PURCHASE PRICE PAID BY THE SELLING SECURITY HOLDERS

With respect to the Selling Holders, this prospectus relates to the potential offer and sale from time to time by the Selling Security Holders of Common Stock and Private Placement Warrants. Set forth below is information regarding the price the Selling Security Holders paid for their respective shares Common Stock and Private Placement Warrants.

The effective average purchase prices for shares (i) of Common Stock held by the Existing Stockholders, (ii) shares of Common Stock issuable upon the exercise of the Cohen Convertible, (iii) of Common Stock issuable upon the exercise of certain of the Compensatory Warrants issued to James D. Henderson, and (iv) of Common Stock issuable upon the exercise of the Reseller Warrant issued to AFG are set forth below.

		Shares of Common Stock				Shares of Common Stock Underlying the Compensatory Warrants
Name of Selling Holders		Number of Shares of Common Stock Offered	Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)	Aggregate Gross Profit ($)	Number of Shares of Common Stock Underlying the Compensatory Warrants Offered	Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)	Aggregate Gross Profit ($)
October 3rd Holdings, LLC	(1)	8,672,235	$0.35	$4.60	$39,892,281	—	—	—	—
DMLab Co. Ltd.	(2)	4,325,043	$3.70	$1.25	$5,406,304	—	—	—	—
L5 Irrevocable Shareholder Trust	(3)	972,360	**	$4.95	$4,809,293	—	—	—	—
LionCompass, LLC	(4)	837,310	$0.48	$4.47	$3,742,776	—	—	—	—
Paul Chang	(5)	370,037	$0.07	$4.88	$1,805,781	—	—	—	—
Watch Out! Shareholder Trust	(6)	236,877	$0.45	$4.50	$1,065,947	—	—	—	—
L5, LLC	(7)	178,266	$3.70	$1.25	$222,833	—	—	—	—
James Richard Howard	(8)	135,050	$1.37	$3.58	$483,479	—	—	—	—
Venkata Ramana Pinnam	(9)	71,576	$0.56	$4.39	$314,219	—	—	—	—
Ruy Carrasco	(10)	27,010	$0.37	$4.58	$123,706	—	—	—	—
The Rylee Koch College Trust	(11)	1,350	$0.37	$4.58	$6,183	—	—	—	—
Genuine Lifetime LLC	(12)	493,333	$8.11	*	*	—	—	—	—
Jon Leibowitz	(13)	40,000	$5.00	*	*	—	—	—	—
James D. Henderson, Jr.	(14)	1,402,494	$0.19	$4.76	$6,675,871	54,020	$3.71	$1.24	$66,985
Pacific Premier Trust, Custodian FBO/Kevin Hutchinson IRA	(15)	10,000	$5.00	*	*	—	—	—	—
AFG Companies, Inc.	(16)	3,750,000	$10.00	*	*	—	—	—	—
J.V.B. Financial Group LLC	(17)	1,583,334	$1.20	$3.75	$5,937,503	—	—	—	—

*	Holder would not recognize a profit as of the date of this prospectus.
**	Indicates the effective purchase price is less than $0.01.

(1) Consists of 32,107,500 shares of Legacy Common Stock issued to October 3rd Holdings, LLC for an aggregate purchase price of $3,031,605, which converted at the exchange ratio in the Business Combination to 8,672,235 shares of Common Stock.

(2) Consists of 16,012,750 shares of Legacy Common Stock issued to DM Lab Co., LTD, which converted at the exchange ratio in the Business Combination to 4,325,043 shares of Common Stock issued to DM Lab Co., LTD in connection with the DM Lab Acquisition (as defined herein) at a fair value of approximately $1.00 per share of Legacy Common Stock.

(3) Consists of 3,600,000 shares of Legacy Common Stock issued to L5 Irrevocable Shareholder Trust for an aggregate purchase price of $3,600, which converted at the exchange ratio in the Business Combination to 972,360 shares of Common Stock.

(4) Consists of 3,100,000 shares of Legacy Common Stock issued to LionCompass, LLC for an aggregate purchase price of $400,000, which converted at the exchange ratio in the Business Combination to 837,310 shares of Common Stock.

(5) Consists of 1,370,000 shares of Legacy Common Stock issued to Paul Chang for an aggregate purchase price of $26,120, which converted at the exchange ratio in the Business Combination to 370,037 shares of Common Stock.

(6) Consists of 877,000 shares of Legacy Common Stock issued to Watch Out! Shareholder Trust for an aggregate purchase price of $107,770, which converted at the exchange ratio in the Business Combination to 236,877 shares of Common Stock.

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(7) Consists of 660,000 shares of Legacy Common Stock issued to L5, LLC for an aggregate purchase price of $660,000, which converted at the exchange ratio in the Business Combination to 178,266 shares of Common Stock.

(8) Consists of 500,000 shares of Legacy Common Stock issued to James Richard Howard for an aggregate purchase price of $185,000, which converted at the exchange ratio in the Business Combination to 135,050 shares of Common Stock.

(9) Consists of 265,000 shares of Legacy Common Stock issued to Venkata Ramana Pinnam for an aggregate purchase price of $40,000, which converted at the exchange ratio in the Business Combination to 71,576 shares of Common Stock.

(10) Consists of 100,000 shares of Legacy Common Stock issued to Ruy Carrasco for an aggregate purchase price of $10,000, which converted at the exchange ratio in the Business Combination to 27,010 shares of Common Stock.

(11) Consists of 5,000 shares of Legacy Common Stock issued to The Rylee Koch College Trust for an aggregate purchase price of $500, which converted at the exchange ratio in the Business Combination to 1,350 shares of Common Stock.

(12) Consists of 1,826,484 shares of Legacy Common Stock issued to Genuine Lifetime LLC for an aggregate purchase price of $4,000,000, which converted at the exchange ratio in the Business Combination to 493,333 shares of Common Stock.

(13) Consists of 20,000 shares of Common Stock obtained in connection with the Shareholder Subscription Agreements at $10.00 per share, and 20,000 shares of Common Stock transferred from the Sponsor as additional consideration for the purchase of the Company’s Common Stock, for a total purchase price of $200,000 and an effective average purchase price per share of $5.00.

(14) Consists of 5,192,500 shares of Legacy Common Stock issued to James D. Henderson for an aggregate purchase price of $261,225, which converted at the exchange ratio in the Business Combination to 1,402,494 shares of Common Stock. In addition, consists of 200,000 shares of Legacy Common Stock underlying Compensatory Warrants issued to James D. Henderson for the performance of advisory services for the Company, which such shares will convert to 54,020 shares of Common Stock upon exercise of the Compensatory Warrants at a strike price of $3.71, as adjusted for the exchange ratio in the Business Combination.

(15) Consists of 5,000 shares of Common Stock obtained in connection with the Shareholder Subscription Agreements at $10.00 per share, and 5,000 shares of Common Stock transferred from the Sponsor as additional consideration for the purchase of the Company’s Common Stock, for a total purchase price of $50,000 and an effective average purchase price per share of $5.00.

(16) Consists of 3,750,000 shares of Common Stock issuable to AFG upon exercise of the Reseller Warrant at $10.00 per share.

(17) Consists of 1,583,334 shares of Common Stock issuable upon the exercise of the Cohen Convertible Note issued to CCM, which was issued in a principal amount of $1,900,000 and is convertible into Common Stock of the Company based on a discount to prevailing market prices of the Company’s Common Stock.

The effective average purchase prices for the shares of Common stock held by Sponsor, the Private Placement Warrants and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants held by Sponsor are set forth below.

	Shares of Common Stock					Shares of Common Stock Underlying the Private Placement Warrants					Warrants
Name of Selling Holders	Number of Shares of Common Stock Offered		Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)	Aggregate Gross Profit ($)	Number of Shares of Common Stock Underlying the Private Placement Warrants Offered		Effective Average Purchase Price Per Share ($)	Gross Profit Per Share ($)	Aggregate Gross Profit ($)	Number of Warrants Offered		Effective Average Purchase Price Per Warrant ($)	Gross Profit Per Warrant ($)	Aggregate Gross Profit ($)
DHC Sponsor, LLC	6,002,325	(1)	**	$4.95	$29,711,509	6,126,010	(2)	$1.50	$3.45	21,134,735	6,126,010	(3)	$1.50	$3.45	21,134,735

*	Holder would not recognize a profit as of the date of this prospectus.
**	Indicates the effective purchase price is less than $0.01.

(1) Consists of 6,002,325 shares of Common Stock issued to Sponsor in exchange for $25,000 paid to the Company to cover certain expenses on behalf of the Company.

(2) Consists of 6,126,010 shares of Common Stock underlying the Private Placement Warrants held by the Sponsor.

(3) Consists of 6,126,010 Private Placement Warrants purchased by Sponsor at $1.50 per Private Placement Warrant in connection with DHC’s initial public offering, with each warrant exercisable for one share of Common Stock. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be exercisable by the holders on the same basis as the Public Warrants. As of April 19, 2024, the last reported sales price of our Public Warrants was $0.10 per Public Warrant. Such holders would not recognize a profit as of the date of this prospectus.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 46,752,838 shares of our Common Stock and 6,126,010 Private Placement Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the shares of our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	through any combination of the foregoing; or

●	any other method permitted pursuant to applicable law.

A Selling Holder may also sell our securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

We will bear all costs, fees and expenses incident to our obligation to register the securities.

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We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A Selling Holder may fix a price or prices of our securities at:

●	fixed prices;

●	market prices prevailing at the time of any sale under this registration statement;

●	prices related to market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

A Selling Holder may change the price of the securities offered from time to time.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s securities, such Selling Holder may transfer securities to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. The Selling Holders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as the term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by a Selling Holder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any Selling Holder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Holder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Holder’s customers or may engage in transactions with or perform services for us or any Selling Holder in the ordinary course of business.

If any Selling Holder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Holder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Holder’s customers or may engage in transactions with, or perform services for us or the Selling Holder in the ordinary course of business.

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Offers to purchase securities may be solicited directly by any Selling Holder and the sale thereof may be made by the Selling Holder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Holder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Holders, or perform services for us or the Selling Holders, in the ordinary course of business for which they receive compensation.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the securities.

101

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the A&R Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the A&R Registration Rights Agreement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Holders will sell any or all of the shares of our Common Stock or Public Warrants registered pursuant to the registration statement, of which this prospectus forms a part.

Lock-Up Agreement

On September 7, 2023, DHC and certain stockholders of BEN entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which such stockholders agreed not to, subject to the occurrence of the closing of the Business Combination, (a) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, certain shares of DHC Common Stock held by such persons immediately after the closing of the Business Combination or any shares of DHC Common Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of New Common Stock held by such persons immediately after the closing of the Business Combination (collectively, “Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until the earlier of (i) the twelve (12) month anniversary of the Closing Date, (ii) the date on which the last reported sale price of shares of New Common Stock equals or exceeds $18.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing ninety (90) days after the Closing Date, or (iii) the date specified in a written waiver pursuant to the terms of the Lock-Up Agreement.

Warrants

The Warrants (including the Common Stock issuable upon exercise of the Warrants) are subject to restrictions on transfer, assignment and sale and, in certain circumstances, are subject to redemption. See “Description of Securities—BEN Public Warrants.”

102

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

CHANGE IN ACCOUNTANTS

WithumSmith+Brown, PC (“Withum”) served as the independent registered public accounting firm for DHC since its inception. On March 24, 2024, the Audit Committee of the Board approved the dismissal of Witham, effective immediately, and approved the engagement of L.J. Soldinger and Associates (“L.J. Soldinger”) as BEN’s independent registered public accounting firm to audit BEN’s consolidated financial statements. L.J. Soldinger served as the independent registered public accounting firm of Legacy BEN prior to the Business Combination. Accordingly, Withum was informed that it was dismissed and replaced by L.J. Soldinger as BEN’s independent registered public accounting firm.

Withum’s report on DHC’s financial statements as of December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to DHC’s ability to continue as a going concern if it did not complete a business combination and uncertainty regarding DHC’s ability to maintain liquidity sufficient to operate its business effectively. During the period of Withum’s engagement by the Company, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. No other “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.

From DHC’s inception to the engagement of L.J. Soldinger, neither DHC nor anyone on its behalf consulted L.J. Soldinger regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on DHC’s financial statements, and neither a written report was provided to DHC or oral advice was provided that L.J. Soldinger concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum with a copy of the disclosures set forth in this Registration Statement on Form S-1 and requested that Withum furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and if not, stating the respects in which it does not agree.

EXPERTS

The audited consolidated financial statements of Brand Engagement Network Inc. (f/k/a DHC Acquisition Corp.) and its subsidiaries as of December 31, 2023 and December 31, 2022 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Brand Engagement Network Inc., (f/k/a Blockchain Exchange Network, Inc) and its subsidiaries as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

103

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://beninc.ai/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

104

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

DHC Acquisition Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DHC Acquisition Corp. and its subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company consummated a business combination, however, the liquidity condition of the Company remains unstable. The uncertainty around the Company’s ability to stabilize the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

April 1, 2024

PCAOB Number 100

F-2

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$40,167	$212,608
Due from Sponsor	3,000	1,500
Prepaid expenses and other current assets	1,667	61,530

Total Current Assets	44,834	275,638
Trust Receivable	16,824	—
Cash and securities held in Trust Account	22,040,092	313,913,217
TOTAL ASSETS	$22,101,750	$314,188,855
LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$7,370,094	$5,440,933
Advance from related parties	650,000	—
Total Current Liabilities	8,020,094	5,440,933
Warrant Liability	328,820	164,410
Deferred underwriting fee payable	433,231	10,830,775
Total Liabilities	8,782,145	16,436,118
Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 2,057,453 and 30,945,072 shares at a redemption value of $10.72 and $10.14 per share at December 31, 2023 and 2022, respectively	22,056,915	313,913,217
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding at December 31, 2023 and 2022	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 2,057,453 and 30,945,072 shares subject to possible redemption at December 31, 2023 and 2022, respectively)	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,736,268 shares issued and outstanding at December 31, 2023 and 2022	774	774
Additional paid-in capital	4,253,964	—
Accumulated deficit	(12,992,048)	(16,161,254)
Total Shareholders’ Deficit	(8,737,310)	(16,160,480)
TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$22,101,750	$314,188,855

The accompanying notes are an integral part of the consolidated financial statements.

F-3

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
Operating costs	$2,809,965	$5,390,808
Loss from operations	(2,809,965)	(5,390,808)
Other (expenses) income
Change in fair value of warrant liability	(164,410)	8,135,024
Expense related to non-redemption agreement	(8,614,541)	—
Forgiveness of deferred underwriting fee	348,344	—
Interest income on marketable securities held in Trust Account	4,360,578	4,462,497
Other (expenses) income, net	(4,070,029)	12,597,521
Net (loss) income	$(6,879,994)	$7,206,713
Basic and diluted weighted average shares outstanding of Class A ordinary shares redeemable shares	9,779,707	30,945,072
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares redeemable shares	$(0.39)	$0.19
Basic and diluted weighted average shares outstanding of Class A and B ordinary shares non-redeemable shares	7,736,268	7,736,268
Basic and diluted net (loss) income per ordinary share, Class A and B ordinary shares non-redeemable shares	$(0.39)	$0.19

The accompanying notes are an integral part of the consolidated financial statements.

F-4

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	7,736,268	$774	$—	$(18,905,470)	$(18,904,696)
Accretion for Class A ordinary shares to redemption amount	—	—	—	(4,462,497)	(4,462,497)
Net income	—	—	—	7,206,713	7,206,713
Balance — December 31, 2022	7,736,268	774	—	(16,161,254)	(16,160,480)
Contribution by Sponsor	—	—	8,614,541	—	8,614,541
Forgiveness of deferred underwriting fee	—	—	—	10,049,200	10,049,200
Accretion for Class A ordinary shares to redemption amount	—	—	(4,360,577)	—	(4,360,577)
Net loss	—	—	—	(6,879,994)	(6,879,994)
Balance — December 31, 2023	7,736,268	$774	$4,253,964	$(12,992,048)	$(8,737,310)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(6,879,994)	$7,206,713
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income on investments held in Trust Account	(4,360,578)	(4,462,497)
Change in fair value of warrant liabilities	164,410	(8,135,024)
Fair value of Founder Shares assigned in connection with the non-redemption agreements	8,614,541	—
Forgiveness of deferred underwriting fee payable	(348,344)	—
Changes in operating assets and liabilities:
Due from Sponsor	(1,500)	(1,500)
Prepaid expenses	59,863	327,136
Accounts payable and accrued expenses	1,929,161	4,416,306
Net cash used in operating activities	(822,441)	(648,866)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account in connection with redemption	296,233,702	—
Trust receivable	(16,824)	—
Net cash provided by investing activities	296,216,878	—
Cash Flows from Financing Activities:
Advances from related party	650,000	—
Redemption of ordinary shares	(296,216,878)	—
Net cash used in financing activities	(295,566,878)	—
Net change in cash	(172,441)	(648,866)
Cash – Beginning of year	212,608	861,474
Cash – End of year	$40,167	$212,608
Non-cash investing and financing activities:
Forgiveness of deferred underwriting fee payable	$(10,049,200)	$—

The accompanying notes are an integral part of the consolidated financial statements.

F-6

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DHC Acquisition Corp (now known as Brand Engagement Network Inc.) (the “Company”) was a blank check company incorporated as a Cayman Islands exempted company on December 22, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

The Company was not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Business Combination

On March 14, 2024 (the “Closing Date”), Brand Engagement Network Inc., a Delaware corporation f/k/a DHC Acquisition Corp (“BEN”, the “Company” and, prior to Closing, “DHC”), consummated the previously announced business combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among the Company, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”) and DHC Sponsor, LLC, a Delaware limited liability company (“Sponsor”), following approval thereof at a special meeting of the Company’s shareholders held on March 5, 2024 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, on March 13, 2024, the Company migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”) and changed its name to Brand Engagement Network Inc. On March 14, 2024, the Company consummated the business combination with Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”), which merged into the Company’s subsidiary, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub” and such business combination, the “Business Combination”).

At the Special Meeting, the Company’s shareholders approved the Business Combination as well as other proposals related to the Business Combination. On March 14, 2024, the parties to the Business Combination Agreement completed the Business Combination. Prior to and in connection with the Special Meeting, holders of 1,949,706 shares of Class A ordinary shares of the Company exercised their right to redeem those shares for cash at a redemption price originally estimated at approximately $10.77 per share, for an estimated aggregate redemption amount of approximately $20,998,333.62. Ultimately, on the Closing Date, holders of 1,908,504 shares of Class A ordinary shares of DHC redeemed those shares for cash at a redemption price at approximately $10.80 per share, for an aggregate redemption amount of approximately $20,612,041, which was paid out of the trust account established in connection with DHC’s initial public offering following the Closing.

As of the open of trading on March 15, 2024, the Common Stock and public warrants of the Company began trading on the Nasdaq Stock Market LLC (“Nasdaq”) as “BNAI” and “BNAIW,” respectively.

Business Prior to the Business Combination

As of December 31, 2023, the Company had one wholly owned subsidiary that was created on July 22, 2022, BEN Merger Subsidiary Corp, a Delaware corporation (“Merger Sub”), formerly known as Glory Merger Subsidiary Corp.

On March 3, 2023, the Company held an extraordinary general meeting (the “First Extension Meeting”) to vote on a number of proposals, including a proposal to approve an amendment the Company’s amended and restated memorandum and articles of association to (i) extend the date by which the Company has to consummate a business combination from March 4, 2023 to December 4, 2023 (the “Combination Period”). The proposal was approved by the Company’s shareholders. In connection with the First Extension Meeting, the holders of 26,298,498 Class A ordinary shares of the Company (the “Redeeming Shareholders”) properly exercised their right to redeem their Class A ordinary shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of approximately $268,585,000. This could adversely impact the Company’s ability to consummate a business combination within the Combination Period.

F-7

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

On December 1, 2023, the Company held an extraordinary general meeting (the “Second Extension Meeting”) to amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a business combination from December 4, 2023 to May 4, 2024. The Article Amendment is effective as of December 1, 2023.

In connection with the Second Extension Meeting, the holders of 2,589,121 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.67 per share, for an aggregate redemption amount of approximately $27,631,384.

All activity through December 31, 2023 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the cash held in an interest bearing account, along with income or loss from the change in fair value of the warrant liabilities.

The registration statement for the Company’s Initial Public Offering was declared effective on March 1, 2021. On March 4, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,000,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to DHC Sponsor LLC, a Delaware limited liability company (the “Sponsor”) generating gross proceeds of $9,000,000, which is described in Note 5.

Following the closing of the Initial Public Offering on March 4, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

On March 5, 2021, the underwriters partially exercised their over-allotment option, resulting in an additional 945,072 Units issued for an aggregate amount of $9,450,720. In connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 126,010 Private Placement Warrants at $1.50 per Private Placement Warrant, generating total proceeds of $189,015. A total of $9,450,720 was deposited into the Trust Account, bringing the aggregate proceeds deposited in the Trust Account to $309,450,720.

F-8

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Transaction costs amounted to $17,501,346, consisting of $6,189,014 in cash underwriting fees, net of reimbursement, $10,830,775 of deferred underwriting fees and $481,557 of other offering costs.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote any Founder Shares (as defined in Note 6) and Public Shares held by it in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against an Initial Business Combination.

Business Combination Agreement

On July 25, 2022, the Company entered into a Business Combination Agreement and Plan of Reorganization (the “GloriFi Business Combination Agreement”) by and among the Company, Merger Sub and With Purpose, Inc. (d/b/a GloriFi, Inc.), a Delaware corporation (“GloriFi”). On January 26, 2023, the Company sent GloriFi written notice that it had terminated the GloriFi Business Combination Agreement, pursuant to Section 9.01(i) and Section 9.01(f) the GloriFi Business Combination Agreement. The Company’s decision to terminate the GloriFi Business Combination Agreement took into account the fact that GloriFi had previously publicly announced that GloriFi was winding down its operations and closing its digital banking platform and other products. As a result of the termination of the GloriFi Business Combination Agreement, each of the Ancillary Agreements (as defined in the GloriFi Business Combination Agreement) were terminated.

On September 7, 2023, the Company, Merger Sub, and Brand Engagement Network Inc., a Wyoming corporation (“BEN”), and, solely with respect to Section 7.21 and Section 9.03 of the Business Combination Agreement (as defined below), the Sponsor, entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into BEN (the “Merger,” and together with the other transactions related thereto, the “Transactions”), with BEN surviving the Merger as a direct wholly owned subsidiary of DHC. In connection with the Merger, and as further described below, DHC will change its name to “Brand Engagement Network Inc.” (“New BEN”).

Pursuant to the Business Combination Agreement, on March 13, 2024, the day preceding the closing of the Merger (the “Closing”) and following the exercise of their redemption right by the shareholders of DHC (the “DHC Shareholders”), DHC changed its jurisdiction of incorporation by domesticating as a corporation incorporated under the laws of the State of Delaware in accordance with the Delaware General Corporation Law and the Companies Act (as revised) of the Cayman Islands (the “Domestication”).

Upon the effectiveness of the Domestication:

●	DHC changed its name to “Brand Engagement Network Inc.”

F-9

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

●	each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of DHC converted automatically into one (1) share of common stock, par value $0.0001 per share, of New BEN (the “New BEN Common Stock”);

●	each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of DHC converted automatically into one (1) share of New BEN Common Stock;

●	each then issued and outstanding DHC warrant exercisable to purchase one Class A ordinary share of DHC converted automatically into one warrant exercisable to purchase one share of New BEN Common Stock (the “New BEN Warrants”); and

●

each unit consisting of one Class A ordinary share of DHC and one-third (1/3) of one DHC warrant converted automatically into a unit consisting of one share of New BEN Common Stock and one-third (1/3) of one New BEN Warrant.

The obligations of BEN and DHC to consummate the Transactions were subject to the satisfaction or waiver (where permissible) at or prior to the Closing of various conditions, including, among other things, (i) expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the accuracy of the representations and warranties of DHC and BEN, respectively; (iii) the performance by DHC and BEN, respectively, of its covenants and agreements; (iv) the absence of any material adverse effect that is continuing with respect to DHC and BEN, respectively, during the Interim Period; (v) the approval of BEN’s stockholders and the DHC Shareholders; (vi) the effectiveness of a registration statement on Form S-4 to be filed with the SEC in connection with the Transactions (the “Registration Statement”); (vii) the receipt of requisite government approvals; (viii) DHC having at least $5,000,001 of net tangible assets following the exercise of redemption rights provided in accordance with the organizational documents of DHC; (ix) as a condition to DHC’s obligations to consummate the Transactions, the continued effectiveness of the Reseller Agreement and the Subscription Agreement (each as defined below); and (x) as a condition to BEN’s obligations to consummate the Transactions, the shares of New BEN Common Stock shall have been approved for listing on the Nasdaq Capital Market, or another national securities exchange mutually agreed to by the Parties.

The parties to the Business Combination Agreement made customary representations, warranties and covenants, including, among others, with respect to the conduct of the businesses of BEN and DHC during the period between execution of the Business Combination Agreement and the Closing.

Stockholder Support Agreement

On September 7, 2023, DHC, BEN, and certain stockholders of BEN (“Key BEN Holders”) entered into a Stockholder Support Agreement (the “Stockholder Support Agreement”) pursuant to which the Key BEN Holders agreed to, among other things, (i) waive any appraisal rights in connection with the Merger and (ii) consent to and vote in favor of the Business Combination Agreement and the Transactions.

Lock-Up Agreement

On September 7, 2023, DHC and certain stockholders of BEN entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which such stockholders agreed not to, subject to the occurrence of the Closing, (a) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, certain shares of DHC Common Stock held by such persons immediately after the Closing or any shares of DHC Common Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of New BEN Common Stock held by such persons immediately after the Closing (collectively, “Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until the earlier of (i) the twelve (12) month anniversary of the Closing Date, (ii) the date on which the last reported sale price of shares of New BEN Common Stock equals or exceeds $18.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing ninety (90) days after the Closing Date, or (iii) the date specified in a written waiver pursuant to the terms of the Lock-Up Agreement.

F-10

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2023, the Company had $40,167 in its operating bank account and a working capital deficit of $7,975,260.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 6). As of December 31, 2023, there were no amounts outstanding under any Working Capital Loan.

In connection with the extraordinary general meeting of shareholders held on March 3, 2023 (the “First Extension Meeting”), to extend the date by which the Company has to consummate a business combination (the “Articles Extension”) from March 4, 2023 to December 4, 2023, the Company and the Sponsor, have entered into one or more non-redemption agreements (the “Non-Redemption Agreements”), with several unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 400,000 previously-held Class A ordinary shares of the Company (“Non-Redeemed Shares”) in connection with the Articles Extension. In exchange for the foregoing commitments not to redeem such previously held Class A ordinary shares, the Sponsor agreed to transfer an aggregate of 150,000 Class B ordinary shares of the Company held by the Sponsor to such third parties immediately following consummation of an initial business combination if such third parties continued to hold such Non-Redeemed Shares through the Extension Meeting. In Connection with Extension meeting, the Redeeming Shareholders properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $268,585,494.

In connection with the extraordinary general meeting of shareholders held on December 1, 2023, to extend the date by which the Company has to consummate a business combination (the “Articles Extension”) from December 4, 2023 to May 4, 2024, the Company and the Sponsor have entered into one or more non-redemption agreements with several unaffiliated third parties, pursuant to which such third parties holders of an aggregate of 1,971,536 previously-held Class A ordinary shares of the Company agreed not to redeem (or to validly rescind any redemption requests on) such shares in connection with the Articles Extension. In exchange for the foregoing commitments not to redeem such previously-held Class A ordinary shares, the Sponsor agreed to transfer an aggregate of 246,443 Class B ordinary shares of the Company held by the Sponsor to such third parties immediately following consummation of an initial business combination if such third parties continued to hold such Non-Redeemed Shares through the Extension Meeting.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation—Going Concern”, management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern, which is considered to be one year from the issuance of these financial statements. On March 14, 2024, the Company consummated the Transaction, however, the liquidity condition of the Company remains unstable. The uncertainty around the Company’s ability to stabilize the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise additional capital in order to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities.

F-11

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 2. RESTATEMENT OF PREVIOUSLY FILED FINANCIAL STATEMENTS

During the course of preparing the Annual Report on Form 10-K for the year ended December 31, 2023, the Company identified a misstatement in the Company’s number of Class B ordinary shares issued in connection with the non-redemption agreement entered into on February 28, 2023, as described in Note 6. Previously the company disclosed that there were 150,000 Class B ordinary shares transferred to non-redeeming shareholders, the correct number of Class B ordinary shares to be transferred was 1,462,500 subject to the consummation of a business combination. As a result, the fair value of the Class B ordinary shares was $7,256,667 instead of the previously disclosed $744,274. The Company recognized a capital contribution by the Sponsor to induce the holders of the Class A Ordinary Shares not to redeem, with a corresponding charge to additional paid-in capital to recognize an offering cost which was erroneously recorded as the corresponding charge should have been recognized as an expense for the fair value of the shares transferred during the year ended December 31, 2023.

The Company will present this restatement in a prospective manner in all future filings. Under this approach, the previously issued Form 10-Qs will not be amended, but historical amounts presented in the current and future filings will be recast to be consistent with the current presentation, and an explanatory footnote will be provided. The impact of the revision on the Company’s financial statements is presented in the following table:

	As previously Reported	Adjustments	As Revised
Unaudited Condensed Balance Sheet as of March 31, 2023
Additional paid-in capital	$—	$4,515,979	$4,515,979
Accumulated deficit	(16,858,739)	(4,515,979)	(21,374,718)
Unaudited Condensed Statement of Operations for the Three Months Ended March 31, 2023
Expense related to non-redemption agreements	$—	$7,291,533	$7,291,533
Net income (loss)	2,078,069	(7,291,533)	(5,213,464)
Basic and diluted net income per share, Class A ordinary shares	0.06	(0.21)	(0.15)
Weighted average shares outstanding of Class B ordinary shares	0.06	(0.21)	(0.15)
Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Three Months Ended March 31, 2023
Shareholder non-redemption agreement	$(744,274)	$744,274	$—
Contribution by Sponsor	744,274	6,547,259	7,291,533
Additional paid-in capital	—	4,515,979	4,515,979
Accumulated deficit	(16,858,739)	(4,515,979)	(21,374,718)

F-12

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

	As previously Reported	Adjustments	As Revised
Unaudited Condensed Statement of Cash Flows for the Three Months Ended March 31, 2023
Net income (loss)	$2,078,069	$(7,291,533)	$(5,213,464)
Fair value of Founder Shares assigned in connection with the non-redemption agreements	—	7,291,533	7,291,533
Net cash used in operation activities	(109,262)	—	(109,262)
Unaudited Condensed Balance Sheet as of June 30, 2023
Additional paid-in capital	$—	$3,996,669	$3,996,669
Accumulated deficit	(17,634,384)	(3,996,669)	(21,631,053)
Unaudited Condensed Statement of Operations for the Six Months Ended June 30, 2023
Expense related to non-redemption agreements	$—	$7,291,533	$7,291,533
Net income (loss)	1,821,734	(7,291,533)	(5,469,799)
Basic and diluted net income per share, Class A ordinary shares	0.08	(0.32)	(0.24)
Weighted average shares outstanding of Class B ordinary shares	0.08	(0.32)	(0.24)
Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Six Months Ended June 30, 2023
Additional paid-in capital	$—	$3,996,669	$3,996,669
Accumulated deficit	(17,634,384)	(3,996,669)	(21,631,053)
Unaudited Condensed Statement of Cash Flows for the Six Months Ended June 30, 2023
Net income (loss)	$1,821,734	$(7,291,533)	$(5,469,799)
Fair value of Founder Shares assigned in connection with the non-redemption agreements	—	7,291,533	7,291,533
Net cash used in operation activities	(482,314)	—	(482,314)
Unaudited Condensed Balance Sheet as of September 30, 2023
Additional paid-in capital	$—	$3,423,088	$3,423,088
Accumulated deficit	(19,797,848)	(3,423,088)	(23,220,936)

F-13

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

	As previously Reported	Adjustments	As Revised
Unaudited Condensed Statement of Operations for the Nine Months Ended September 30, 2023
Expense related to non-redemption agreements	$—	$7,291,533	$7,291,533
Net income (loss)	231,821	(7,291,533)	(7,059,712)
Basic and diluted net income per share, Class A ordinary shares	0.01	(0.37)	(0.36)
Weighted average shares outstanding of Class B ordinary shares	0.01	(0.37)	(0.36)
Unaudited Condensed Statement of Changes in Shareholders’ Deficit for the Nine Months Ended September 30, 2023
Additional paid-in capital	$—	$3,423,088	$3,423,088
Accumulated deficit	(19,797,848)	(3,423,088)	(23,220,936)
Unaudited Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2023
Net income (loss)	$231,821	$(7,291,533)	$(7,059,712)
Fair value of Founder Shares assigned in connection with the non-redemption agreements	—	7,291,533	7,291,533
Net cash used in operation activities	(726,761)	—	(726,761)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, which was formed on July 22, 2022. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-14

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging

growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Cash and Investments Held in Trust Account

At December 31, 2023, assets held in the Trust Account were comprised of $22,040,092 in cash. At December 31, 2022, assets held in the Trust Account were comprised of $313,913,217 invested primarily in U.S. Treasury Securities. In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company working capital loans, as defined below.

F-15

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Trust Account Receivable

In connection with the Extension Meeting, as described in Note 1, due to a clerical error by the trustee of the Trust Account, the Redeeming Shareholders were overpaid approximately $0.03 per Class A ordinary share that was redeemed, for an aggregate total overpayment amount of $887,555 (the “Overpayment Amount”). As of December 31, 2023, the Company has collected $870,731 of the overpayment and $16,824 remains receivable. The Company is in process of collecting the remaining Overpayment Amount and currently expects to fully recover the total Overpayment Amount.

Concentration of Credit Risk

The Company has historically had significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the consolidated statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to the redemption value of the Class A ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs amounted to $17,501,347, of which $16,915,008 was charged to temporary shareholders’ deficit upon the completion of the Initial Public Offering and $586,339 was expensed at the date of the initial public offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption, if any, are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2023 and 2022, 2,057,453 and 30,945,072 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

F-16

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

At December 31, 2023 and 2022, the Class A ordinary shares reflected in the consolidated balance sheets are reconciled in the following table:

Gross proceeds	$309,450,720
Less:
Proceeds allocated to Public Warrants	(10,211,874)
Class A ordinary shares issuance costs	(16,924,264)
Plus:
Accretion of carrying value to redemption value	27,136,138
Class A ordinary shares subject to possible redemption as of December 31, 2021	309,450,720
Plus:
Accretion of carrying value to redemption value	4,462,497
Class A ordinary shares subject to possible redemption as of December 31, 2022	313,913,217
Less:
Redemption	(296,216,878)
Plus:
Accretion of carrying value to redemption value	4,360,577
Class A ordinary shares subject to possible redemption as of December 31, 2023	$22,056,916

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement

at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s consolidated statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2023 and 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-17

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net (Loss) Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating (loss) income per ordinary share. Accretion associated with the redeemable shares of Class A ordinary share is excluded from (loss) income per ordinary share as the redemption value approximates fair value.

The calculation of diluted (loss) income per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,441,034 shares of Class A ordinary share in the aggregate. As of December 31, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the periods presented.

The following tables reflect the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):

	For the Years Ended December 31,
	2023		2022
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per ordinary share
Numerator:
Allocation of net (loss) income, as adjusted	$(3,841,312)	$(3,038,682)	$5,765,370	$1,441,343
Denominator:
Basic and diluted weighted average shares outstanding	9,779,707	7,736,268	30,945,072	7,736,268
Basic net (loss) income per ordinary share	$(0.39)	$(0.39)	$0.19	$0.19

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, except for the warrant liabilities (see Note 10).

F-18

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Recent Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows. The Company has not adopted this guidance as of December 31, 2023.

In June 2016, the FASB issued ASU 2016-13, “ Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 10). On March 5, 2021, the underwriters partially exercised their over-allotment option, resulting in an additional 945,072 Units issued for an aggregate amount of $9,450,720. In connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 126,010 Private Placement Warrants at $1.50 per Private Placement Warrant, generating total proceeds of $189,015. A total of $9,450,720 was deposited into the Trust Account, bringing the aggregate proceeds deposited in the Trust Account to $309,450,720.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 6,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,000,000. The Sponsor agreed to purchase up to an additional 600,000 Private Placement Warrants, for an aggregate purchase price of an additional $900,000, if the over-allotment option is exercised in part by the underwriters. On March 5, the Sponsor purchased 126,010 Private Placement Warrants for an additional aggregate purchase price of $189,015 in connection with the partial exercise of the underwriters’ over-allotment option. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 10). A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

F-19

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2020, the Sponsor paid $25,000 to cover certain expenses on behalf of the Company in consideration for 7,187,500 Class B ordinary shares (the “Founder Shares”). On March 1, 2021, the Company effected a share capitalization, pursuant to which an additional 1,437,500 Class B ordinary shares were issued, resulting in an aggregate of 8,625,000 Founder Shares outstanding. Historical information has been retroactively restated. The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture by the Sponsor following to the extent the underwriters’ election to exercise their over-allotment option was not exercised so that the number of Founder Shares collectively represented 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ not exercising their overallotment option in full, 888,732 Founder Shares were forfeited on March 4, 2021.

The Sponsor has agreed, not to transfer, assign or sell any Founder Shares until the earlier to occur of (i) one year after the completion of the Company’s Business Combination and (ii) subsequent to a Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on March 4, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. For the years ended December 31, 2023 and 2022, the total expense for administrative services was $120,000. As of December 31, 2023 and 2022, the Company had $340,000 and $220,000 included in accounts payable and accrued expense on the accompanying consolidated balance sheets, respectively.

Promissory Note — Related Party

On December 29, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) July 31, 2021 or (ii) the completion of the Initial Public Offering. The outstanding amount of $171,357 was repaid after the closing of the Initial Public Offering on March 9, 2021. Borrowings under the Promissory Note are no longer available.

F-20

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Related Party Advance

On March 3, 2023, the Sponsor advanced the Company $50,000. On April 18, 2023, July 26, 2023, August 28, 2023, September 28, 2023, and October 24, 2023, the Sponsor advanced the Company an additional $250,000, $100,000, $100,000, $75,000 and $75,000, respectively. The related party advances are non-interest bearing and payable upon demand. As of December 31, 2023 and 2022, the Company had $650,000 and $0 included in related party advances in the accompanying consolidated balance sheets, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2023 and 2022, there were no working capital loans outstanding.

Non-Redemption Agreement

On February 28, 2023, the Sponsor entered into Non-Redemption Agreements with various shareholders of the Company pursuant to which these shareholders have committed not to redeem their Class A Ordinary Shares of the company in connection with the Extension Meeting held on March 3, 2023, but still retained their right to redeem their respective shares in connection with the closing of a Business Combination. The commitment to not redeem was accepted by holders of 400,000 shares of Class A Ordinary Shares. In consideration of these agreements, the Sponsor has agreed to transfer 1,612,500 of its Class B Ordinary shares to each of the Non-Redeeming Shareholders at the closing of a Business Combination. Each shareholder committed to maintain, and not to redeem at the Extension Meeting, the lesser of (i) 400,000 Class A Ordinary Shares and (ii) 9.9% of the Company’s Class A Ordinary Shares. The Company estimated the aggregate fair value of the 1,612,500 founders shares attributable to the Non-Redeeming Shareholders to be $7,291,533 or $4.99 per share. Each Non-Redeeming Shareholder acquired from the Sponsor an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A Ordinary Shares not to redeem, with a corresponding expense related to non-redemption agreements of $7,291,533 for the year ended December 31, 2023.

On December 1, 2023, the Sponsor entered into Non-Redemption Agreements with various shareholders of the Company pursuant to which these shareholders have committed not to redeem their Class A Ordinary Shares of the company in connection with the Extension Meeting held on December 1, 2023, but still retained their right to redeem their respective shares in connection with the closing of a Business Combination. The commitment to not redeem was accepted by holders of 1,971,536 shares of Class A Ordinary Shares. In consideration of these agreements, the Sponsor has agreed to transfer 246,443 of its Class B Ordinary shares to the Non-Redeeming Shareholders at the closing of a Business Combination. Each shareholder committed to maintain, and not to redeem at the Extension Meeting, the lesser of (i) 400,000 Class A Ordinary Shares and (ii) 9.9% of the Company’s Class A Ordinary Shares. The Company estimated the aggregate fair value of the 246,443 founders shares attributable to the Non-Redeeming Shareholders to be $1,323,008 or $5.37 per share. Each Non-Redeeming Shareholder acquired from the Sponsor an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these holders of the Class A Ordinary Shares not to redeem, with a corresponding expense related to non-redemption agreements of $1,323,008 for the year ended December 31, 2023.

F-21

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The fair value of the founders shares was based on the following significant inputs:

	February 28, 2023	December 1, 2023

Risk-free interest rate	4.72%	5.38%
Remaining life of the Company	0.76	0.42
Value if De-SPAC scenario	$10.21	$10.67
Value in no De-SPAC scenario	$0.00	$0.00
Probability of transaction	50.00%	50.00%
Present value factor	0.97	1.01

NOTE 7. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or the completion of the Business Combination, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the United States and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics) may also contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a business combination and the value of the Company’s securities.

Registration Rights

Pursuance to a registration rights agreement entered into on March 4, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities.

F-22

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the Founder Shares, and (ii) in the case of the Private Placement Warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of the Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 5, 2021, the underwriters elected to partially exercise their over-allotment option to purchase an additional 945,072 Units and their option to purchase an additional 3,554,928 Units expired.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $10,830,775 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 1, 2023, Citi Global Markets, Inc. agreed to waive its entitlement to its portion of the deferred underwriting commission of $10,397,544 to which it became entitled upon completion of the Company’s Initial Public Offering. As a result, the Company derecognized the deferred underwriting fee payable of $10,397,544 and recorded $10,049,200 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A ordinary shares and the remaining balance of $348,344 was as a gain from extinguishment of liability allocated to warrant liabilities and is included in forgiveness of deferred underwriting fee on the Company’s consolidated statements of operations. As of December 31, 2023 and 2022, the deferred underwriting fee payable is $433,231 and $10,830,775, respectively.

Consulting Agreement

On January 27, 2021, the Company entered into a Consulting Agreement for financial advisory services. The Company agrees to pay the consultant $2,000,000 and reimburse the consultant for all reasonable and documented expenses, which shall be earned upon announcement of an initial Business Combination and payable at the closing of the initial Business Combination. As of December 31, 2023 and 2022, the Company had $2,000,000 included in accounts payable and accrued expenses on the accompanying consolidated balance sheets.

Business Combination Agreement

On July 25, 2022, the Company entered into the Business Combination Agreement, by and among the Company, Merger Sub and GloriFi which was subsequently terminated on January 26, 2023.

F-23

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Business Combination Expense Reimbursement Agreement

On February 21, 2022, the Company and GloriFi entered into an agreement pursuant to which GloriFi agreed to reimburse the Company certain business combination related expenses.

Termination of GloriFi Business Combination Agreement

On January 26, 2023, the Company sent GloriFi written notice that the Company had terminated the Business Combination Agreement, pursuant to Section 9.01(i) and Section 9.01(f) the Business Combination Agreement. The Company’s decision to terminate the Business Combination Agreement took into account the fact that GloriFi publicly announced that GloriFi was winding down its operations and closing its digital banking platform and other products.

As a result of the termination of the Business Combination Agreement, each of the Ancillary Agreements (as defined in the Business Combination Agreement) was terminated.

Capital Markets Advisor Agreement

On February 27, 2023, the Company engaged an advisor (the “Advisor”) as its capital markets advisor in connection with seeking an extension for completing a business combination and capital markets advisor in connection with a private placement of equity, equity-linked, convertible and/or debt securities or other capital or debt raising transaction in connection with a possible business combination transaction with a third party (“Target”). Pursuant to this agreement, contingent on the close of a business combination, the Company agreed to pay the Advisor a transaction fee in an amount equal to $2,000,000 plus an amount equal to 4.0% of the sum of the gross proceeds raised from investors identified by the Advisor and received by the Company or Target simultaneously with or before the closing of the Offering and the proceeds released from the Trust Account in connection with the business combination with respect to any shareholder of the Company that entered into a non-redemption or other similar agreement or did not redeem Client’s Class A ordinary shares, in each instance to the extent such shareholder was identified to Company by the Advisor.

Business Combination Agreement

On September 7, 2023, the Company entered into the Business Combination Agreement, by and among the Company, Merger Sub and BEN which is discussed in greater detail in Note 1.

Legal Fees

On August 12, 2023, the Company and BEN entered into an agreement with the Company’s legal advisors (“Legal Advisor”), where it is agreed that $4,000,000 will be paid to the Legal Advisors at closing of the Business Combination with the remaining amounts of such legal fees and expenses which shall not exceed $1,750,000. As of December 31, 2023 and 2022, $4,380,958 and $2,691,769, respectively, is included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheet.

On March 14, 2024, the agreement was amended, where the total consideration to be paid to the Legal Advisor shall be $3,500,000. The Company and BEN jointly agree to pay $500,000 at the closing of the Business Combination. The remaining legal fees and expenses shall be paid, as follows:

●	$1,000,000 at the closing of any capital raised by BEN at any time in any form debt or equity in the year ended December 31, 2024 with proceeds in excess of $5,000,000, which amounts would be an advance on the following obligations

●	$1,750,000 by ended of the year ended December 31, 2024, to be paid in monthly installments of $145,833 starting on June 1, 2024

F-24

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

●	$1,250,000 by ended of the year ended December 31, 2025, to be paid in monthly installments of $125,000 starting on March 14, 2025

NOTE 8. SHAREHOLDERS’ DEFICIT

Preference Shares—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2023 and 2022, there were 2,057,453 and 30,945,072 shares of Class A ordinary shares subject to possible redemption, respectively, which are presented as temporary equity.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. At December 31, 2023 and 2022, there were 7,736,268 shares of Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law; provided that only holders of Class B ordinary shares have the right to vote on the appointment of directors prior to the Company’s initial Business Combination. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of all ordinary shares issued and outstanding upon completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 9. WARRANT LIABILITIES

As of December 31, 2023 and 2022, there were 10,315,024 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) one year from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

F-25

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Company’s Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the Public Warrants for redemption (Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the “fair market value” of the Class A ordinary shares;

●

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading-day period ending three trading days before the Company send the notice of redemption to the warrant holders; and

●

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants.

F-26

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

In addition, if (x) the Company issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

As of December 31, 2023 and 2022, there were 6,126,010 Private Placement Warrants outstanding. The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable as described above so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

F-27

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

At December 31, 2023, assets held in the Trust Account were comprised of $22,040,092 of cash.

At December 31, 2022, assets held in the Trust Account were comprised of $313,913,217 of money market funds which are invested primarily in U.S. Treasury Securities.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2023		December 31, 2022
	Level	Amount	Level	Amount
Assets:
Cash and investments held in Trust Account	1	$22,040,092	1	$313,913,217
Liabilities:
Warrant Liabilities – Public Warrants	2	$206,300	2	$103,150
Warrant Liabilities – Private Placement Warrants	2	$122,520	2	$61,260

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s accompanying December 31, 2023 and 2022 consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statements of operations.

The Company established the initial fair value for the Warrants on March 4, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo Simulation for the Private Placement Warrants and the Public Warrants. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units was established by the public warrant price. The subsequent measurements of the Private Placement Warrants were established by using the closing price of the Public Warrants, an observable market quote for a similar asset in an active market. At December 31, 2023 and 2022, the Public Warrants have detached from the Units, and the closing price is utilized as the fair value.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. On September 30, 2022, due to the lack of an active market, the estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement was $1,031,502.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 11, 2024, the Company received a notice (the “Annual Meeting Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC stating that the Company failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2022, as required by Nasdaq Listing Rule 5620(a). In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days (or until February 26, 2024) to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq may grant the Company up to 180 calendar days from its fiscal year end, or until June 28, 2024, to regain compliance.

F-28

BRAND ENGAGEMENT NETWORK (F/K/A DHC ACQUISITION CORP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

The Company intends to submit a compliance plan within the specified period. While the compliance plan is pending, the Company’s securities will continue to trade on Nasdaq.

On March 5, 2024, the Company received a notice (the “Deadline Notice”) from the staff of the Listing Qualifications Department of Nasdaq indicating that, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 12, 2024, trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on March 14, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. The Company timely requested a hearing before the Panel to request sufficient time to complete the Company’s previously disclosed Business Combination. In addition, the Deadline Notice indicated that the Company should be prepared to address the concerns raised in the Annual Meeting Notice in its hearing before the Panel related to the Deadline Notice. The hearing request resulted in a stay of any suspension or delisting action pending the outcome of the hearing. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with Nasdaq IM-5101-2 or Nasdaq Listing Rule 5620(a), and maintain compliance with other Nasdaq listing requirements. While request for a hearing before the Panel is pending, the Company’s securities will continue to trade on Nasdaq.

The Company expects that its non-compliance with Nasdaq IM-5101-2 has been resolved upon closing of the Business Combination.

Pursuant to the Business Combination Agreement, on March 13, 2024, DHC changed its jurisdiction of incorporation by domesticating as a corporation incorporated under the laws of the State of Delaware in accordance with the Delaware General Corporation Law and the Companies Act (as revised) of the Cayman Islands.

On the Closing Date, DHC consummated the previously announced business combination pursuant to the Business Combination Agreement, following approval thereof at the Special Meeting.

On March 14, 2024, the Company and BEN amended the agreement with the Legal Advisors as described in Note 7.

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Brand Engagement Network Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brand Engagement Network Inc., (formerly Blockchain Exchange Network, Inc,) (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company has an accumulated deficit of approximately $13.3 million, a net loss for the year ended December 31, 2023 of $11.7 million, and net cash used in operating activities of approximately $5.1 million, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

March 14, 2024
We have served as the Company’s auditor since 2023 PCAOB
Audit ID: 318

F-30

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,685,013	$2,010
Accounts receivable, net of allowance	10,000	1,000
Due from related parties	-	13,685
Prepaid expenses and other current assets	201,293	250
Total current assets	1,896,306	16,945
Property and equipment, net	802,557	-
Intangible assets, net	17,882,147	600,317
Other assets	1,427,729	8,850
TOTAL ASSETS	$22,008,739	$626,112

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,282,974	$580,680
Accrued expenses	1,637,048	-
Due to related parties	-	35,539
Deferred revenue	2,290	50,000
Short-term debt	223,300	-
Total current liabilities	3,145,612	666,219
Note payable - related party	500,000	-
Long-term debt	668,674	-
Total liabilities	4,314,286	666,219
Commitments and contingencies (Note O)
Stockholders’ equity (deficit):
Preferred stock par value $1.00 per share, 10,000,000 shares authorized but to date none designated. None issued or outstanding as of December 31, 2023 and 2022.	-	-
Common stock par value of $0.001 per share and 100,000,000 shares authorized. As of December 31, 2023 and 2022, there are 86,154,818 and 63,151,000 shares issued and outstanding, respectively.	86,155	63,151
Additional paid-in capital	30,910,018	1,467,196
Accumulated deficit	(13,301,720)	(1,570,454)
Total stockholders’ equity (deficit)	17,694,453	(40,107)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$22,008,739	$626,112

The accompanying notes are an integral part of these financial statements.

F-31

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022
Revenues	$35,210	$15,642
Cost of revenues	-	-
Gross profit	35,210	15,642
Operating expenses
General and administrative	10,841,024	1,026,549
Depreciation and amortization	637,990	76,928
Research and development	236,710	136,404
Total expenses	11,715,724	1,239,881

Loss from operations	(11,680,514)	(1,224,239)

Other income (expenses):
Interest expense	(56,515)	-
Interest income	15,520	-
Other	(9,757)	(362)
Gain on debt extinguishment	-	548,563
Net other (expenses) income	(50,752)	548,201
Loss before income taxes	(11,731,266)	(676,038)
Income taxes	-	-
Net loss	$(11,731,266)	$(676,038)
Net loss per common share- basic and diluted	$(0.15)	$(0.01)

Weighted-average common shares outstanding - basic and diluted	76,399,513	58,198,281

The accompanying notes are an integral part of these financial statements.

F-32

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity/(Deficit)
Balance at December 31, 2021	-	$-	59,370,000	$59,370	$1,279,790	$(894,416)	$444,744
Option and warrant exercises	-	-	350,000	350	34,650	-	35,000
Stock issued in conversion of accounts payable	-	-	2,431,000	2,431	35,006	-	37,437
Stock issued in accounts payable conversion through warrant exercise	-	-	1,000,000	1,000	99,000	-	100,000
Stock-based compensation	-	-	-	-	18,750	-	18,750
Net loss	-	-	-	-	-	(676,038)	(676,038)
Balance at December 31, 2022	-	$-	63,151,000	$63,151	$1,467,196	$(1,570,454)	$(40,107)
Stock issued for DM Lab APA	-	-	16,012,750	16,013	15,996,737	-	16,012,750
Option and warrant exercises	-	-	750,000	750	60,188	-	60,938
Vesting of early exercised options	-	-	-	-	14,062	-	14,062
Stock issued in conversion of convertible notes	-	-	3,075,000	3,075	3,071,925	-	3,075,000
Stock issued in conversion of accounts payable and loans payable	-	-	882,963	883	432,080	-	432,963
Sale of common stock, net of issuance costs	-	-	2,283,105	2,283	4,927,717	-	4,930,000
Stock-based compensation	-	-	-	-	4,940,113	-	4,940,113
Net loss	-	-	-	-	-	(11,731,266)	(11,731,266)
Balance at December 31, 2023	-	$-	86,154,818	$86,155	$30,910,018	$(13,301,720)	$17,694,453

The accompanying notes are an integral part of these financial statements.

F-33

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(11,731,266)	$(676,038)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	637,990	76,928
Allowance for uncollected receivables	20,000	-
Gain on debt extinguishment	-	(548,563)
Warrant exercised through services provided	-	100,000
Stock based compensation	4,878,655	18,750
Changes in operating assets and liabilities of the business
Prepaid expense and other current assets	(201,043)	(250)
Accounts receivable	(29,500)	(1,000)
Accounts payable	101,396	950,850
Accrued expenses	1,257,879	-
Other assets	8,850	(6,090)
Deferred revenue	2,290	-
Net cash used in operating activities	(5,054,749)	(85,413)
Cash flows from investing activities:
Purchase of property and equipment	(48,349)	-
Purchase of patents	(379,864)	-
Capitalized internal-use software costs	(453,709)	-
Asset acquisition (Note C)	(257,113)	-
Net cash used in investing activities	(1,139,035)	-
Cash flows from financing activities:
Proceeds from the sale of common stock	5,000,000	-
Proceeds from convertible notes	3,075,000	-
Proceeds from related party note	620,000	-
Payment of related party note	(120,000)	-
Proceeds received from option exercises	25,000	-
Proceeds received from warrant exercise	10,000	90,000
Payment of deferred financing costs	(711,859)	-
Advances to related parties	(159,464)	(13,685)
Proceeds received from related party advance repayments	138,110	11,108
Net cash provided by financing activities	7,876,787	87,423
Net increase in cash and cash equivalents	1,683,003	2,010
Cash and cash equivalents at the beginning of the period	2,010	-
Cash and cash equivalents at the end of the period	$1,685,013	$2,010
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Supplemental Non-Cash Information
Capitalized internal-use software costs in accrued expenses	$54,756	$-
Stock-based compensation capitalized as part of capitalized software costs	$61,458	$-
Conversion of convertible notes into common shares	$3,075,000	$-
Conversion of accounts payable and short-term debt into common shares	$432,963	$37,437
Property and equipment in accounts payable	$2,326	$-
Warrants exercise through settlement of accounts payable	$40,000	$-
Deferred financing costs in accounts payable	$711,234	$-
Deferred financing costs in accrued expenses	$74,636	$-
Fair value of common stock issued in connection with asset acquisition	$16,012,750	$-

The accompanying notes are an integral part of these financial statements.

F-34

BRAND ENGAGEMENT NETWORK INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND GOING CONCERN

History

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The recent developments of the business are as follows:

●	In November 2022, the Company determined that the AI industry had a higher likelihood, as compared to blockchain and other forms of data management, of long-term potential due to the rapidly evolving consumer demand for AI solutions.

●	In the fourth quarter of 2022, the Company’s management team, in consultation with its advisors, developed an internal strategy to execute on AI. Significant changes were made to the business, including abandoning a primary strategy involving blockchain, and completing an overhaul of the platform, a shift from business-to-consumer to business-to-business-to-consumer, and the development of a new business model and use cases.

●	In February 2023, DHC Acquisition Corp, a special purpose acquisition company, and the Company entered into a non-disclosure agreement for a potential business combination.

●	As the Company continued to look at acquisitions to further its strategy of consumer data management through AI, the Company identified an opportunity to acquire DM Lab (Note C). In March 2023, the Company provided a non-binding term sheet to DM Lab.

●	In April of 2023, the Company’s management team traveled to Korea to visit DM Lab. Because the Company believed DM Lab to be in distress, the Company believed DM Lab to be an attractive target for an acquisition given its technology, intellectual property and its existing collaboration with Korea University. As the Company performed diligence on DM Lab and the AI market, the Company determined that the acquisition was in the best interest of its shareholders.

●	In April 2023, the Company retained the services of, on a consulting basis, its Chief Executive Officer to provide consulting and professional services relating to the Company’s product development.

●	In April 2023, the Company undertook a convertible note offering with accredited investors with a conversion price of $1.00 per share.

●	In May 2023, the Company entered into an asset purchase agreement to purchase DM Lab.

●	The Company still holds significant intellectual property in the form of a patent portfolio that the Company believes will be a cornerstone of its artificial intelligence solutions for certain industries that it expects to target, including the automotive, healthcare, and financial services industries.

Nature of Operations

The Company is an innovative AI platform provider, designed to interface with emerging technologies, including blockchain, internet of things, and cloud computing, that drives digital transformation across various industries and provides businesses with unparalleled competitive edge. BEN offers a suite of configured and customizable applications, including natural language processing, anomaly detection, encryption, recommendation engines, sentiment analysis, image recognition, personalization, and real-time decision-making. These applications help companies improve customer experiences, optimize cost drivers, mitigate risks, and enhance operational efficiency.

Going Concern

The accompanying financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of consolidated assets and satisfaction of liabilities in the normal course of business. As of and for the year ended December 31, 2023, the Company has an accumulated deficit of approximately $13.3 million, a net loss of approximately $11.7 million and net cash used in operating activities of approximately $5.1 million. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of common stock, exercises of warrants, and issuance of debt. The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

F-35

The Company believes that its existing cash and cash equivalents will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the consolidated financial statements are issued. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations; however, as of the date of these financial statements, no committed funding has been obtained, and there can be no assurance that such additional financing, if available, can be obtained on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the financial statements include, but are not limited to, assumptions used to measure stock-based compensation, the valuation of patents received in the acquisition of an entity under common control, and the Company also performs impairment testing on certain assets such as the indefinite lived intangible assets.

These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.

Segment and geographic information

Operating segments are defined as components of an entity about which separate discrete financial information is available for evaluation by the chief operating decision maker (CODM), or decision-making group, in deciding how to allocate resources and in assessing performance. The CODM for the Company is the Chief Executive Officer. The Company views its operations as, and manages its business in, one operating segment.

The Company has an office in the Republic of Korea dedicated to research and development activities. The carrying value of long-lived assets held in the Republic of Korea was $1,012,291 as of December 31, 2023.

Significant Risks and Uncertainties

There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.

F-36

Acquisitions

Asset acquisitions are accounted for using the cost accumulation method while business combinations are accounted for at fair value. Determining whether the acquired set represents an asset acquisition, or a business combination requires quantitative and qualitative assessments subject to judgment. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions, as well as other information compiled by management, including projected financial information, effective income tax rates, present value discount factors, and long-term growth expectations. The Company utilizes third-party specialists to assist management with the identification and valuation of intangible assets using customary valuation procedures and techniques when required.

Deferred Financing Costs

The Company capitalizes costs that are directly associated with in-process equity financings until such financings are consummated, at which time such costs are recorded against the gross proceeds from the applicable financing. If a financing is abandoned, deferred financing costs are expensed immediately. As of December 31, 2023, the Company incurred $1,427,729 in deferred financing costs which are included within other assets in the accompanying consolidated balance sheet.

Revenue Recognition and Accounts Receivables

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:

1) Identification of the Contract, or Contracts, with a Customer.

2) Identification of the Performance Obligations in the Contract.

3) Determination of the Transaction Price.

4) Allocation of the Transaction Price to the Performance Obligations in the Contract.

5) Recognition of Revenue when, or as, Performance Obligations are Satisfied.

Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of December 31, 2023 and 2022 are net of allowance, amounting to $20,000 and $25,000, respectively.

Impairment of Definite Lived Intangible Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded for the years ended December 31, 2023 and 2022.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC 350 Intangibles—Goodwill and Other, is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350.

F-37

Indefinite-lived IPR&D is not subject to amortization but is tested annually for impairment or more frequently if there are indicators of impairment. The Company also evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset shall be tested for impairment in accordance with paragraphs 350-30-35-18 through 35-19. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization.

The Company tests its indefinite-lived IPR&D annually for impairment during the fourth quarter. In testing indefinite-lived IPR&D for impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances would indicate that it is more likely than not that its fair value is less than its carrying amount, or the Company can perform a quantitative impairment analysis to determine the fair value of the indefinite-lived IPR&D without performing a qualitative assessment. Qualitative factors that the Company considers include significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If the Company chooses to first assess qualitative factors and the Company determines that it is more likely than not that the fair value of the indefinite-lived IPR&D is less than its carrying amount, the Company would then determine the fair value of the indefinite-lived IPR&D. Under either approach, if the fair value of the indefinite-lived IPR&D is less than its carrying amount, an impairment charge is recognized in the consolidated statements of operations. During the year ended December 31, 2023, the Company did not recognize an impairment charge related to its indefinite-lived IPR&D.

Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Stock Compensation

The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC No. 718, Compensation - Stock Compensation (“ASC 718”). Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company accounts for forfeitures in the period in which they occur.

Stock-based awards generally vest subject to the satisfaction of service requirements. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of the Company’s common stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The fair value of the Company’s restricted stock awards is estimated on the date of grant based on the fair value of the Company’s common stock.

The Black-Scholes model assumptions are further described below:

●	Common stock – the fair value of the Company’s common stock.

●	Expected Term – The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.

●	Expected Volatility - The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.

●	Risk-Free Interest Rate - The Company bases the risk-free interest rate on daily constant maturity treasury auction yields received as a proxy for the implied yield from strips.

●	Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

F-38

Cash and Cash Equivalents

The Company considers all highly liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes.

Capitalized internal-use software costs

Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.

The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. As of December 31, 2023, the cost of the Company’s capitalized internal-use software was $569,923, which is included within property and equipment, net in the accompanying consolidated balance sheet. No amortization expense has been incurred to date, as the internal-use software is not yet ready for its intended use. No impairment losses were recorded for the year ended December 31, 2023.

Leases

The Company has adopted an accounting policy which provides that leases with an initial term of 12 months or less will not be recognized as right-of-use assets and lease liabilities on its consolidated balance sheet. Lease payments associated with short-term leases are recognized as an expense on a straight-line basis over the lease term. The Company incurred $186,202 and $19,000 in short term lease expense for the years ended December 31, 2023 and 2022, respectively.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable.

Net Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase common stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.

F-39

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding because their inclusion would have been anti-dilutive:

	December 31,
	2023	2022
Options	9,000,000	1,000,000
Warrants	3,850,000	1,100,000
Total	12,850,000	2,100,000

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it is able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company records an adjustment to the deferred tax asset valuation allowance, which reduces the provision for income taxes.

Tax benefits from uncertain tax positions are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the Company’s consolidated financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized. Interest and penalties are recognized associated with tax matters as part of the income tax provision and include accrued interest and penalties with the related income tax liability on the Company’s consolidated balance sheets.

Recently Adopted Accounting Standards

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification of Initiative (“ASU 2023-06”). ASU 2023-06 incorporates several disclosure and presentation requirements into the FASB’s Accounting Standards Codification (the “Codification”) currently residing in SEC Regulation S-X and Regulation S-K. The effective date for each amendment in the Codification will be the date on which the SEC’s removal of the related disclosure from Regulation S-X or Regulation S-K becomes effective. ASU 2023-06 is not expected to have a significant impact on the Company.

Effective January 1, 2023, the Company elected to early adopt ASU 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” This update simplifies the accounting for convertible instruments by removing major separation models required under U.S. GAAP. The early adoption did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which requires financial assets measured at amortized cost, including accounts receivables, be presented net of the amount expected to be collected. The measurement of all expected credit losses will be based on relevant information about the credit quality of customers, past events, including historical experience, and reasonable and supportable forecasts that affect the collectability of the reported amount. The Company adopted the guidance using a modified retrospective approach as of January 1, 2023 which resulted in no cumulative-effect adjustment to retained earnings.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

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NOTE C - ACQUISITION

On May 3, 2023, in connection with the development the Company’s core technology, the Company entered into an Asset Purchase Agreement with DM Lab Co., LTD (“DM Lab”), to acquire certain assets and assume certain liabilities in exchange for 16,012,750 common shares with a fair value of $16,012,750 and $257,112 in cash consideration including $107,112 in transaction-related costs.

The Company accounted for the transaction with DM Lab as an asset acquisition as the acquired set passed the screentest and as such did not meet the criteria to be considered a business according to ASC 805, Business Combinations. The total consideration paid including transaction-related costs was allocated to identifiable intangible and tangible assets acquired based on their acquisition date estimated fair values. The largest asset acquired was the in-process research and development intangible asset which the Company determined had alternative future uses and capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. The in-process research and development intangible asset was valued using the multi-period excess earnings method which requires several judgements and assumptions to determine the fair value of intangible assets, including growth rates, EBITDA margins, and discount rates, among others. This nonrecurring fair value measurement is a Level 3 measurement within the fair value hierarchy. The following table summarizes the fair value of consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition date fair values.

Assets Acquired	Amount Recognized
In-process research and development intangible asset	$17,000,000
Property and equipment	721,916
Liabilities assumed
Accounts payable	(57,700)
Accrued expenses	(249,779)
Short-term debt	(1,144,575)
Total assets acquired and liabilities assumed	16,269,862

Total consideration	$16,269,862

NOTE D – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2023 and 2022:

	December 31,
	2023	2022
Security deposits	$71,300	$-
Prepaid VAT	7,821	-
Prepaid legal fees	43,713	-
Prepaid other	78,460	250
Prepaid expenses and other current assets	$201,293	$250

NOTE E – PROPERTY AND EQUIPMENT, NET

Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs will be amortized straight-line over an estimated useful life ranging from 5 to 10 years. There was no property and equipment at December 31, 2022.

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Property and equipment consisted of the following at December 31, 2023:

December 31,
2023
Equipment	$426,000
Furniture	346,591
Capitalized software	569,923
Total	1,342,514
Accumulated depreciation and amortization	(539,957)
Property and equipment, net of accumulated depreciation and amortization	$802,557

For the year ended December 31, 2023, depreciation and amortization of property and equipment totaled $539,957. There was no depreciation and amortization during the year ended December 31, 2022.

NOTE F – INTANGIBLE ASSETS

The following table summarizes intangible assets with a finite useful life included on the consolidated balance sheet as of December 31, 2023 and 2022:

	December 31, 2023
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(377,716)	$882,147

Indefinite-lived intangible assets:
In-process research and development	17,000,000	-	17,000,000
Total	$18,259,863	$(377,716)	$17,882,147

	December 31, 2022
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$880,000	$(279,683)	$600,317
Total	$880,000	$(279,683)	$600,317

Total amortization expenses were $98,033 and $76,928 for the years ended December 31, 2023 and 2022, respectively.

Future amortization of intangible assets, net are estimated to be as follows:

Years Ending December 31:
2024	140,243
2025	140,243
2026	140,243
2027	140,243
2028	140,243
Thereafter	180,932
$882,147

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NOTE G – ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2023:

December 31,
2023
Accrued professional fees	$245,751
Accrued compensation and related expenses	1,146,435
Due to related party	178,723
Accrued other	66,139
Accrued expenses	$1,637,048

NOTE H — SHORT-TERM DEBT RELATED TO ACQUISITION OF DM LAB

As of December 31, 2023, the Company has four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the years ended December 31, 2023 and 2022, the Company incurred interest expense of $31,217 and $0, respectively, which is included in interest expense in the consolidated statement of operations. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the consolidated balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, the Company is in default as the Company failed to make payments due upon maturity. In February 2024, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2025. Such amounts are classified as long-term on the consolidated balance sheet.

NOTE I — CONVERTIBLE NOTES

During the year ended December 31, 2023, the Company issued and sold convertible notes with an aggregate original principal amount of $3,075,000. The convertible notes bear interest at an annual rate of 10% and mature in 6 months from the issuance of the applicable note. The notes are convertible into the common stock of the Company at the option of the holder at a conversion price of $1.00 per share. During the year ended December 31, 2023, all of the convertible notes had been converted into BEN common stock.

NOTE J - STOCKHOLDERS’ EQUITY

As of and for the years ended December 31, 2023 and 2022, the Company had authorized 10,000,000 shares $1.00 par value preferred stock, none of which to date have been designated nor any issued.

As of and for the years ended December 31, 2023 and 2022, the Company had authorized 100,000,000 shares $0.001 par value common stock, which as of December 31, 2023 and 2022 the Company had 86,154,818 and 63,151,000 shares of common stock outstanding, respectively.

Amendment to Articles of Incorporation

In March 2023, the Company amended its Articles of Incorporation. Prior to this amendment, the Company had two classes of common shares outstanding. The Class A shares of common stock and the Class B shares of common stock. The only difference to the shares was that the Class A shares had the right to vote on all matters while the Class B shares could only vote on those matters required under the laws of the State of Wyoming. The March 2023 amendment to its Articles of Incorporation removed the two classes and combined all shares of common stock as one class. The Company treated this change as if it occurred at the inception of the Company and all amounts and shares included herein these financial statements are shown only as one class of common stock.

2023 Activity

During the year ended December 31, 2023, the Company issued 16,012,750 shares in connection with the DM Lab transaction (see Note C) and sold 2,283,105 shares of common stock at $2.19 per share for an aggregate purchase price of $5,000,000 as working capital financing.

During the year ended December 31, 2023, the Company also issued compensatory options and warrants to acquire a total of 8,290,000 shares and 3,000,000 shares of its common stock, respectively (see Note K).

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Additionally, the Company received proceeds of $75,000 from the exercise of options and warrants to acquire 750,000 shares of common stock, of which $40,000 were from the settlement of outstanding accounts payable to the warrant holder. The Company was able to satisfy $432,963 of accounts payable and loans payable through the issuance of 882,963 shares of common stock. The Company also issued 3,075,000 shares of common stock upon the conversion of convertible notes (Note I).

2022 Activity

In the year ended December 31, 2022, the Company received proceeds of $35,000 from the exercise of options and warrants to acquire 350,000 shares of common stock of the Company.

In the year ended December 31, 2022, the Company was able to satisfy $586,000 of accounts payable through the issuance of 2,431,000 shares of common stock. The Company recorded a gain on extinguishment of $548,563, which is included in other income on the consolidated statement of operations.

In the year ended December 31, 2022, a previously issued warrant to acquire 1,000,000 shares of common stock was exercised with the exercise price paid in services rendered to the Company for $100,000 (see note below).

Equity Compensation Plans

In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“Option Plan”) that entails provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Non-statutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards and (vi) Other Stock Awards. The Option Plan is administered by the Board of Directors. The Board may designate such authority to a committee of its discretion. The Option Plan awards are available to all employees, members of the board of directors and consultants. The Option grants authorized for issuance under the Plan may total exercise into 10,000,000 shares of Common Stock. In the event of a termination or cancellation of an unused option grant, those shares revert to the Option Plan.

NOTE K - EQUITY-BASED COMPENSATION

Option Awards

2023 Activity

The Company granted options to acquire 8,290,000 shares of common stock of the Company at a weighted average exercise price of $1.23 per share in the year ended December 31, 2023. Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month).

The following table provides the weighted average assumptions included in the Black-Scholes Merton pricing model for the options granted:

Year Ended December 31,
2023
Expected term	5.39 years
Risk-free interest rate	3.81%
Dividend yield	0.00%
Volatility	50.42%

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A summary of option activity for the years ended December 31, 2023 and 2022 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2022	1,000,000	$0.10	$0.06	8.75
Granted	8,290,000	$1.23	$0.62
Forfeited	(40,000)	$1.00
Exercised	(250,000)	$0.10
Outstanding as of December 31, 2023	9,000,000	$1.13	$0.57	9.23
Vested and expected to vest as of December 31, 2023	9,000,000	$1.13	$0.57	9.23
Exercisable as of December 31, 2023	5,933,958	$1.00	$0.49	9.15

The intrinsic value of the options exercised during the year ended December 31, 2023 was $225,000. There was no intrinsic value for the options exercised during the year ended December 31, 2022 The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2023 were $9,516,700 and $7,042,448, respectively. At December 31, 2023, future stock-based compensation for options granted and outstanding of $2,110,824 will be recognized over a remaining weighted-average requisite service period of 3.5 years.

2022 Activity

There was no 2022 option grant activity.

The Company recorded stock-based compensation from option grants of $3,066,342 and $18,750 in the years ended December 31, 2023 and 2022, respectively. Stock-based compensation capitalized as part of capitalized software costs for the year ended December 31, 2023 were $61,458, and $3,004,884 were expensed in the accompanying statements of operations. No stock-based compensation costs were capitalized during the year ended December 31, 2022.

Warrant Awards

There were 3,000,000 warrants granted in the year ended December 31, 2023 at a weighted average exercise price of $1.00 per share with expiration dates ranging from February to June 2033. There were 500,000 warrants exercised in the year ended December 31, 2023 at a weighted average exercise price of $0.10 per share. As of December 31, 2023, there were 3,850,000 warrants outstanding at a weighted average exercise price of $0.80 per share, with expiration dates ranging from August 2029 to June 2033. There were no warrants granted during the year ended December 31, 2022. There were 1,150,000 warrants exercised during the year ended December 31, 2022. The Company recorded $1,873,771 and $0 stock-based compensation expense related to warrants for the years ended December 31, 2023 and 2022, respectively.

The following table provides the weighted average assumptions included in the Black-Scholes Merton pricing model for the warrants granted:

Year Ended December 31,
2023
Expected term	10 years
Risk-free interest rate	3.53%
Dividend yield	0.00%
Volatility	47.44%

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The Company has recorded stock-based compensation related to its options and warrants in the accompanying statements of operations as follows:

	Year Ended December 31,
	2023	2022
General and administrative	$4,846,867	$18,750
Research and development	31,788	-
	$4,878,655	$18,750

NOTE L – INCOME TAXES

The components of our deferred tax assets are as follows:

	December 31,
	2023	2022
Deferred Tax Assets:
Intangible assets	$280,000	$-
Section 174	70,000	23,000
Accrued expenses	300,000	53,000
Federal net operating losses	1,200,000	180,000
Research and development credit	50,000	-
Total deferred tax assets	1,900,000	256,000
Less: Valuation allowance	(1,880,000)	(256,000)
Net Deferred Tax Assets:	$20,000	$-
Deferred Tax Liabilities:
Fixed assets	$(20,000)	$-
Net Deferred Tax Liability	$-	$-

The benefit of income taxes for the years ended December 31, 2023 and 2022 consist of the following:

	For the years ended December 31,
	2023	2022
U.S. federal
Current	$-	$-
Deferred	(1,624,000)	(256,000)
State and local
Current	-	-
Deferred	-	-
Valuation allowance	1,624,000	256,000
Income Tax Provision (Benefit)	$-	$-

F-46

A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

	December 31,
	2023	2022
Federal rate	$(2,460,000)	$(142,000)
Stock compensation	1,020,000	-
Gain on extinguishment	-	(115,000)
Federal RTP	(30,000)	-
Deferred tax adjustment	(150,000)	-
Other	(4,000)	1,000
Change in valuation allowance	1,624,000	256,000
Income Tax Provision (Benefit)	$-	$-

As of the Company’s last filed Federal returns on December 31, 2022 and 2021, the Company has net operating losses of $1,104,955 and $148,421, respectively, available for carryforward to future years. These operating losses are indefinite lived, however their deductibility is limited under Internal Revenue Code 720.

As of December 31, 2023 the Company has a valuation allowance of $1,880,000 against all net domestic deferred tax assets, for which realization cannot be considered more likely than not at this time. The net change in the valuation allowance was $1,624,000 for the year ended December31, 2023. Management assesses the need for the valuation allowance on an annual basis. In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance.

On May 3, 2023 the Company acquired DM Lab in an asset purchase agreement, which is deemed an asset acquisition for tax purposes. Per the acquisition accounting, no goodwill was created in this transaction. As an asset deal, the fair value of the intangibles and fixed assets from the DM acquisition have the same book and tax basis’s as of the opening balance sheet date. The majority of the assets acquired were intangible assets and the intangible asset deferred account represents the difference between net book and net tax value of the acquired assets as of December 31, 2023.

Wyoming has no corporate income tax.

The Company does not expect any material changes in the amount of unrecognized tax benefits within the next twelve months. The Company files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The statute of limitations period is generally three years. Due to the extent of the net operating loss carryforward, however, all tax years remain open to examination.

NOTE M – DEFERRED REVENUE

In December 2021, the Company invoiced customers, related through common ownership, for $50,000 for which services were not yet performed as of December 31, 2022. The Company refunded the amount to the customers during the year ended December 31, 2023.

NOTE N – RELATED PARTY TRANSACTIONS

In the year ended December 31, 2023 and 2022, certain officers and directors advanced funds to or were advances from the Company on an undocumented, non-interest bearing, due on demand basis. As of December 31, 2023, $178,723 and $48,069 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet and no amounts were owed to the Company from any such related party. As of December 31, 2022, the Company owed $35,539 and was owed $13,685. In the years ended December 31, 2023 and 2022, the Company recorded professional and other fees and costs related to consulting services from related parties of approximately $571,215 and $192,000, respectively, within general and administrative expenses in the accompanying consolidated statements of operations.

On June 30, 2023, the Company entered into a promissory note agreement with a related party for $620,000. The note bears interest at 7% per annum and matures on June 25, 2025. The proceeds were used to satisfy a financial obligation totaling $620,000 that the Company owed to an advisory firm. The Company may prepay interest and principal on the note at any time before maturity on June 25, 2025. As of December 31, 2023, the balance on the promissory note was $500,000. For the year ended December 31, 2023, the Company recorded $25,299 in interest expense related to the promissory note agreement.

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NOTE O – COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Litigation

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. There are no matters currently outstanding.

Korea University

The Company is party to a research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, the Company has agreed to pay 275 million Korean won to Korea University during the period from April 1, 2023 through December, 31, 2023. As of December 31, 2023, the Company had paid $180,950 in connection with the sponsorship agreement and owes a remaining 40 million Korean won (approximately $30,800). In November 2023, the Company entered into an additional research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, the Company has agreed to pay 21.6 million Korean won to Korea University during the period from November 1, 2023 through March 10, 2024. As of December 31, 2023, the Company had paid $4,574 in connection with this sponsorship agreement and will owe a remaining 15.7 million Korean won (approximately $12,058) throughout the term of the agreement.

In December 2023, the Company entered into a Research and Development Agreement with Korea University for total consideration of up to 528 million Korean won (approximately $406,560) from January 2024 through December 2024. The Company can terminate the agreement upon written notice to Korea University for a period of at least one month.

NOTE P – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 19, 2024, the date at which the consolidated financial statements were available to be issued, and there are no other items requiring disclosure except for the following.

Stock Options

During January and February of 2024, the Company granted options to acquire 150,000 shares of common stock of the Company at an exercise price of $2.19 which were fully vested upon grant.

Merger with DHC Acquisition Corp

On March 14, 2024 (the “Closing Date”), DHC Acquisition Corp (“DHC”) a Cayman Islands exempted company, consummated the previously announced business combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among DHC, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), DHC Sponsor, LLC, a Delaware limited liability company, and the Company.

Pursuant to the terms of the Business Combination Agreement, a business combination between DHC and the Company was effected through the merger of Merger Sub with and into the Company, with the Company as the surviving company in the business combination, and after giving effect to such merger, continuing as a wholly owned subsidiary of DHC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Business Combination was converted into the right to receive 0.2701 (the “Exchange Ratio”) shares of DHC common stock. At the closing of the Business Combination, DHC issued 25,641,321 shares of common stock to the former holders of the Company’s common stock.

F-48

In addition, pursuant to the Business Combination Agreement, options and warrants to purchase the Company’s common stock that were issued and outstanding immediately prior to the closing were assumed and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements into options and warrants to purchase common stock of DHC.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, the Company will be deemed to be the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which the Company is issuing stock for the net assets of DHC. The net assets of DHC would be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination would be those of the Company.

Following the Business Combination, the shareholders of the Company held 76.0% of the combined company, and the shareholders of DHC, sponsors and advisors held 24.0% of the combined company.

AFG Companies, Inc.

Prior to or concurrently with the execution and delivery of the Business Combination Agreement, (i) the Company and AFG Companies, Inc., a Texas automotive finance and insurance company (“AFG”) entered into the Reseller Agreement providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products of the Company on terms and conditions set forth therein and, as partial consideration to AFG for such services to the Company, the Company shall issue a number of shares of its common stock to AFG as of immediately prior to the consummation of the Business Combination with an aggregate value of $17,500,000 as of the issuance date, and (ii) the Company and AFG and certain of its affiliates (“AFG Investors”) have entered into the Subscription Agreement providing for, among other things, the purchase of shares of the Company’s common stock in a private placement by the AFG Investors as of immediately prior to the time at which the Business Combination becomes effective (“Effective Time”) in exchange for $5,500,000 in cash contributed to the Company, in each case, subject to and contingent upon the consummation of the Business Combination. Additionally, at the Effective Time, the Company will issue to AFG a non-transferable warrant to purchase up to 3,750,000 shares of the combined company’s common stock at a price of $10.00 per share, with AFG’s right to exercise such warrant vesting based upon revenues earned from the sales of the Company’s products paid by AFG to the Company pursuant to the Reseller Agreement.

Concurrently with the execution and delivery of the Business Combination Agreement, the Company received $5,500,000 from AFG pursuant to the Subscription Agreement and the Company issued an aggregate of 8,515,376 shares of the Company’s common stock to AFG pursuant to the Subscription Agreement and Reseller Agreement.

F-49

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On September 7, 2023, DHC Acquisition Corp, a Cayman Islands exempted company (“DHC” or the “Company”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of DHC (“Merger Sub”), and Brand Engagement Network Inc., a Wyoming corporation (“BEN”), and, solely with respect to Section 7.21 and Section 9.03 of the Business Combination Agreement (as defined below), DHC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub merged with and into BEN (the “Business Combination”), with BEN surviving the merger as a direct wholly owned subsidiary of DHC. In connection with the Business Combination, and as further described below, DHC changed its name to “Brand Engagement Network Inc.” (“New BEN”).

DHC is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the historical audited balance sheet of DHC as of December 31, 2023 with the historical audited consolidated balance sheet of BEN as of December 31, 2023 on a pro forma basis as if the Business Combination and the other related events contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of DHC for the year ended December 31, 2023 with the historical audited consolidated statement of operations of BEN for the year ended December 31, 2023 on a pro forma basis as if the Business Combination and the other related events contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and accompanying notes:

●	the historical audited financial statements of DHC as of and for the year ended December 31, 2023;
●	the historical audited financial statements of BEN as of and for the year ended December 31, 2023;
●	other information relating to DHC and BEN included in this Registration Statement Form S-1.

The unaudited pro forma condensed combined financial information should also be read together with the disclosure set forth in this Registration Statement Form S-1, including the subsection entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BEN” and other financial information included elsewhere in this this Registration Statement Form S-1.

Description of the Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into BEN (“the Business Combination”), with BEN surviving the Business Combination as a wholly owned subsidiary of DHC and DHC was renamed “Brand Engagement Network Inc.” Due to the consummation of the Business Combination, all holders of BEN Common Stock had the right to receive a number of shares of New BEN Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio, resulting in an estimated 25,641,321 shares of New BEN Common Stock being issued to equity holders of BEN immediately prior to the Closing, and all holders of BEN options (including compensatory warrants) had the right to receive an estimated 3,511,295 shares to be reserved for the potential future issuance of New BEN Common Stock upon the exercise of New BEN’s options (including compensatory warrants) based on the following events contemplated by the Business Combination Agreement:

●	the conversion of each outstanding BEN stock option, whether vested or unvested, into an option to purchase a number of shares of DHC Common Shares equal to the product of (x) the number of shares of BEN common stock underlying such BEN stock option immediately prior to the Closing and (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per share of BEN common stock underlying such BEN stock option immediately prior to the Closing divided by (B) the Exchange Ratio.

F-50

Other Related Events in connection with the Business Combination

Other related events that are contemplated to take place in connection with the Business Combination are summarized below:

●	BEN and AFG have entered into the Reseller Agreement providing for, among other things, AFG to act as the Company’s exclusive reseller of certain Products of the Company on terms and conditions set forth therein and, as partial consideration to AFG for such services to the Company, BEN shall issue a number of shares of its common stock to AFG as of immediately prior to Closing with an aggregate value of $17,500,000 as of the issuance date, and (ii) BEN and the AFG Investors have entered into the Subscription Agreement providing for, among other things, the purchase of shares of BEN’s common stock in a private placement by the AFG Investors as of immediately prior to the Effective Time in exchange for $6,500,000 in cash contributed to BEN (such shares, to the extent issued in accordance with the Subscription Agreement after giving effect to the AFG Interim Financing and outstanding as of immediately prior to the Effective Time, the “AFG Subscription Shares,” and together with the AFG Reseller Shares, the “AFG Shares”), in each case, subject to and contingent upon the consummation of the Business Combination. Additionally, at the Effective Time, New BEN will issue to AFG a non-transferable warrant to purchase up to 3,750,000 shares of New BEN Common Stock at a price of $10.00 per share (“AFG Warrant”), with AFG’s right to exercise such warrant vesting based upon revenues earned from the sales of BEN products paid by AFG to BEN pursuant to the Reseller Agreement. The effect of the AFG Warrant is excluded from the unaudited pro forma condensed combined financial information.

●	In addition, on September 29, 2023, AFG purchased 456,621 shares of BEN Common Stock at $2.19 per share for an aggregate purchase price of approximately $1.0 million (the “AFG Interim Financing”) and, in accordance with the terms thereof, AFG’s obligation to purchase shares of BEN Common Stock immediately prior to the Effective Time under the Subscription Agreement has been reduced by $1,000,000. On October 15, 2023, Genuine Lifetime LLC, a Wyoming limited liability company, purchased 1,826,484 shares of BEN Common Stock at $2.19 per share for an aggregate purchase price of approximately $4.0 million (the “GL Interim Financing”). BEN expects to use the proceeds for working capital and expenses related to the Business Combination.

Expected Accounting Treatment of the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DHC is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of the combined company will represent a continuation of the consolidated financial statements of BEN with the Business Combination treated as the equivalent of BEN issuing stock for the net assets of DHC, accompanied by a recapitalization. The net assets of DHC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of BEN in future reports of the combined company.

BEN has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	BEN’s existing stockholders will have the greatest voting interest in the combined entity;

●	BEN’s senior management will be the senior management of the combined entity; and

●	BEN is the larger entity based on historical operating activity and has the larger employee base.

F-51

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the combined company upon consummation of the Business Combination in accordance with U.S. GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the date of this Registration Statement on Form S-1 and are subject to change as additional information becomes available and analyses are performed. DHC and BEN have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma New BEN Common Stock issued and outstanding immediately after the Business Combination on a fully diluted basis:

	Share Ownership of Combined Company
	Pro Forma Combined(1)
	Number of Shares	% Ownership
BEN stockholders(2)(3)	22,724,652	67.4%
DHC’s public shareholders(4)	533,835	1.6%
DHC sponsor and affiliate(5)	7,339,835	21.8%
Interim Financing(6)	616,669	1.8%
AFG(7)(8)	2,300,000	6.8%
Advisors	200,000	0.6%
Total	33,714,991	100.0%

(1)	Reflects redemption of 1,920,051 shares of DHC Class A shares in connection with the special meeting of DHC shareholders held on March 5, 2024.
(2)	Excludes 1,039,884 shares of New BEN Common Stock, calculated based on an estimated Exchange Ratio of 0.2701 pursuant to the Business Combination Agreement, issuable upon the exercise of compensatory warrants to purchase shares of New BEN Common Stock to be converted from BEN compensatory warrants at Closing.
(3)	Excludes 2,471,411 shares of New BEN Common Stock, calculated based on an estimated Exchange Ratio of 0.2701 pursuant to the Business Combination Agreement, issuable upon the exercise of options to purchase shares of New BEN Common Stock to be converted from BEN Options at the Closing.
(4)	Excludes 10,315,024 shares of New BEN Common Stock issuable upon exercise of DHC Public Warrants. Reflects the transfer of 396,433 shares of DHC Class A Shares from the Sponsor and certain affiliates to DHC Public Shareholders following the Business Combination pursuant to Non-Redemption Agreements entered into in connection with the Extension Meetings.

F-52

(5)	Exclude 6,126,010 shares of New BEN Common Stock issuable upon exercise of DHC Private Placement Warrants and reflects the transfer of 396,433 DHC Class A Shares from the Sponsor and certain affiliates to DHC Public Shareholders following the Business Combination pursuant to Non-Redemption Agreements entered into in connection with the Extension Meetings.
(6)	Includes 123,336 and 493,333 shares of New BEN Common Stock, calculated based on an estimated Exchange Ratio of 0.2701 pursuant to the Business Combination Agreement, to be issued at the Closing in exchange for shares of BEN Common Stock purchased by AFG in the AFG Interim Financing and Genuine Lifetime LLC in the GL Interim Financing, respectively.
(7)	Includes 1,750,000 and 550,000 shares of New BEN Common Stock to be issued at the Closing in respect of BEN Common Stock issued prior to Closing in connection with the Reseller Agreement and, after giving effect to AFG’s $1.0 million credit in connection with the AFG Interim Financing, the Subscription Agreement, respectively. Excludes shares of New BEN Common Stock issued in exchange for shares of BEN Common Stock purchased in the AFG Interim Financing and GL Interim Financing.
(8)	Excludes 3,750,000 shares issuable pursuant to the AFG Warrant in connection with the Reseller Agreement.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding Warrants issued in connection with the Business Combination as such securities are not exercisable until 30 days after the Closing. There are also no adjustments for the estimated 3,511,295 shares reserved for the potential future issuance of New BEN Common Stock upon the exercise of New BEN options and warrants to be issued to holders of BEN options and compensatory warrants upon the consummation of the Business Combination, as such events have not yet occurred.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

F-53

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

	DHC (Historical)	BEN (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$40,167	$1,685,013	$5,427,763	A	$8,456,252
			1,303,309	B
Accounts receivable, net of allowance	-	10,000	-		10,000
Prepaid expenses and other current assets	1,667	201,293	-		202,960
Due from Sponsor	3,000	-	-		3,000
Total current assets	44,834	1,896,306	6,731,072		8,672,212
Property and equipment, net	-	802,557	-		802,557
Trust Account receivable	16,824	-	-		16,824
Cash and investments held in Trust Account	22,040,092	-	(20,736,783)	C	-
			(1,303,309)	B
Intangible assets, net	-	17,882,147	-		17,882,147
Other assets	-	1,427,729	(1,427,729)	D	-
TOTAL ASSETS	$22,101,750	$22,008,739	$(16,736,749)		$27,373,740

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$-	$1,282,974	$-		$1,282,974
Accrued expenses	7,370,094	1,637,048	4,709,615	E	13,716,757
Due to related parties	650,000	-	-		650,000
Deferred revenue	-	2,290	-		2,290
Short-term debt	-	223,300	-		223,300
Total current liabilities	8,020,094	3,145,612	4,709,615		15,875,321
Note payable - related party	-	500,000	-		500,000
Long-term debt	-	668,674	-		668,674
Warrant liabilities	328,820	-	-		328,820
Deferred underwriting fee payable	433,231	-	(433,231)	F	-
Total Liabilities	8,782,145	4,314,286	4,276,384		17,372,815

Class A ordinary shares subject to possible redemption	22,056,915	-	(20,736,783)	C	-
			(1,320,132)	G
Stockholders’ equity (deficit):
Preferred stock	-	-	-		-
Class A ordinary shares	-	-	-		-
Class B ordinary shares	774	-	(774)	H	-
Common stock	-	86,155	230	A	3,371
			14	G
			774	H
			20	I
			(83,822)	J
Additional paid-in capital	-	30,910,018	5,427,533	A	29,659,911
			(1,343,476)	D
			1,320,118	G
			(8,738,084)	H
			1,999,980	I
			83,822	J
Accumulated deficit	(8,738,084)	(13,301,720)	(84,253)	D	(19,662,357)
			(4,709,615)	E
			433,231	F
			8,738,084	H
			(2,000,000)	I
Total Stockholders’ Equity (Deficit)	(8,737,310)	17,694,453	1,043,782		10,000,925
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,101,750	$22,008,739	$(16,736,749)		$27,373,740

F-54

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

	DHC (Historical)	BEN (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$-	$35,210	$-		$35,210
Cost of revenues	-	-	-		-
Gross profit	-	35,210	-		35,210
Operating expenses
Operating and formation costs	2,809,965	-	-		2,809,965
General and administrative	-	10,841,024	6,793,868	AA	17,634,892
Depreciation and amortization	-	637,990	-		637,990
Research and development	-	236,710	-		236,710
Total expenses	2,809,965	11,715,724	6,793,868		21,319,557
Net operating loss	(2,809,965)	(11,680,514)	(6,793,868)		(21,284,347)
Other income (expenses):
Interest expense	-	(56,515)	-		(56,515)
Interest income	-	15,520	-		15,520
Other	-	(9,757)	-		(9,757)
Change in fair value of warrant liabilities	(164,410)	-	-		(164,410)
Forgiveness of deferred underwriting fee	348,344	-	-		348,344
Interest earned on cash and investments held in the Trust Account	4,360,578	-	(4,360,578)	BB	-
Net other income (expenses)	4,544,512	(50,752)	(4,360,578)		133,182
Income (loss) before income taxes	1,734,547	(11,731,266)	(11,154,446)		(21,151,165)
Income taxes	-	-	-		-
Net income (loss)	$1,734,547	$(11,731,266)	$(11,154,446)		$(21,151,165)
Weighted average shares outstanding of Class A ordinary shares	9,779,707
Net income per share, Class A ordinary shares - basic	$0.10
Weighted average shares outstanding of Class B ordinary shares	7,736,268
Net income per share, Class B ordinary shares - basic	$0.10
Weighted average shares outstanding of Class A ordinary shares	2,057,453
Net income per share, Class A ordinary shares - diluted	$0.18
Weighted average shares outstanding of Class B ordinary shares	7,736,268
Net income per share, Class B ordinary shares - diluted	$0.18
Weighted-average shares of common stock outstanding, basic and diluted		76,399,513			33,714,991
Net loss per share - basic and diluted		$(0.15)			$(0.63)

F-55

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DHC will be treated as the “acquired” company and BEN as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of New BEN will represent a continuation of the consolidated financial statements of BEN with the Business Combination treated as the equivalent of BEN issuing stock for the net assets of DHC, accompanied by a recapitalization. The net assets of DHC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of BEN in future reports of New BEN.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 gives pro forma effect to the Business Combination and the other related events contemplated by the Business Combination Agreement as if consummated on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 give pro forma effect to the Business Combination and the other related events contemplated by the Business Combination Agreement as if consummated on January 1, 2023, the beginning of the earliest period presented, on the basis of BEN as the accounting acquirer.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and accompanying notes:

●	the historical audited financial statements of DHC as of and for the year ended December 31, 2023;
●	the historical audited financial statements of BEN as of and for the year ended December 31, 2023;
●	other information relating to DHC and BEN included in this Registration Statement on Form S-1.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Registration Statement on Form S-1. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New BEN’s additional paid-in capital to the extent of cash received. Transaction costs in excess of cash acquired are charged to expense and reflected as an increase in accumulated deficit.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

F-56

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Reflects $5.5 million in gross proceeds from BEN’s issuance of 550,000 shares of New BEN Common Stock (after giving effect to the Exchange Ratio) pursuant to the Subscription Agreement net of $0.1 million in issuance costs, after reducing AFG’s commitment as a result of the AFG Interim Financing. Also reflects the issuance of 1,750,000 shares of New BEN Common Stock pursuant to the Reseller Agreement with AFG.

B.	Reflects the liquidation and reclassification of $1.3 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by New BEN.

C.	Reflects $20.7 million of cash disbursed to redeem 1,920,051 shares of DHC Class A Shares in connection with the special meeting of DHC shareholders held on March 5, 2024 at a redemption price of $10.80 per share.

D.	Reflects reclassification of $1.4 million of deferred financing costs to additional paid-in capital as result of the Business Combination with $0.1 million charged to expense representing the excess deferred financing costs over cash acquired.

E.	Represents the accrual of an additional $4.7 million for estimated direct and incremental transaction costs. The remaining transaction costs of $7.3 million are included in the historical accounts payable and accrued expenses of DHC and BEN.

F.	Reflects the write-off of DHC’s deferred underwriting fee payable of $0.4 million.

G.	Reflects the reclassification of $1.3 million of DHC Class A Shares subject to possible redemption from temporary equity into permanent equity.

H.	Reflects the conversion of DHC Class B Shares into shares of New BEN Common Stock prior to Closing. In addition, represents the elimination of DHC’s historical accumulated deficit of $8.7 million concurrent with the Closing.

I.	Reflects the issuance of 200,000 shares of New BEN Common Stock to settle $2.0 million of DHC transaction expenses incurred concurrent with the Closing.

J.	Represents the issuance of 25,641,321 shares of New BEN Common Stock to holders of BEN Common Stock pursuant to the Business Combination Agreement to effect the reverse recapitalization at the Closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA.	Represents the transaction costs in excess of cash acquired that was charged to general and administrative expense had the Business Combination been consummated on January 1, 2023.

BB.	Reflects the elimination of interest income on the DHC Trust Account assets that would not have been earned had the Business Combination been consummated on January 1, 2023.

F-57

4. Pro Forma Net Loss per Share

Pro forma net loss per share is calculated using the basic and diluted weighted average shares of common stock outstanding of New BEN as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Year Ended December 31,
2023
(in thousands, except share and per share data)
Basic and diluted net loss per share
Pro forma net loss	$(21,151,165)
Weighted-average shares outstanding - basic and diluted	33,714,991
Basic and diluted net loss per share	$(0.63)

Pro forma diluted net loss per share does not reflect the following potential common shares as the effect would be antidilutive:

Year Ended December 31,
2023
DHC warrants	16,441,034
Compensatory warrants	1,039,884
Stock options	2,471,411

F-58

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Common Stock and Warrants being registered. All amounts shown are estimates except for the SEC registration fee.

Amount Paid or to be Paid
SEC Registration Fee		$55,868
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total:	$	*

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

The registrant’s Charter and Bylaws require it to indemnify any director, officer, employee or agent of the registrant who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Delaware law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in its Charter and Bylaws. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

The limitation of liability and indemnification provisions in these indemnification agreements and our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in the registrant’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Subscription Agreements

In connection with the closing of the Business Combination, BEN entered into the Shareholder Subscription Agreements with the Subscribing Shareholders, to purchase an aggregate of 25,000 shares of Common Stock at a price per share of $10.00. As additional consideration for the purchases of the Company’s Common Stock, the Sponsor agreed to transfer an aggregate of 25,000 shares of its Common Stock to the Subscribing Shareholders. The foregoing description of the Shareholder Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Subscription Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Convertible Promissory Note

On April 12, 2024, the Company issued a convertible promissory note with an aggregate principal amount of $1.9 million to CCM (the “Cohen Convertible Note”). The Cohen Convertible Note is convertible into a maximum of 1,583,334 shares of Common Stock. The Company issued CCM the Cohen Convertible Note and the shares of common stock underlying the Cohen Convertible Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination.

II-1

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii), (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

EXHIBIT INDEX

Item 16. Exhibits

Exhibits
2.1 #	Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023, by and among Brand Engagement Network Inc., BEN Merger Subsidiary Corp., DHC Acquisition Corp and, solely with respect to Section 7.21 and 9.03 thereto, DHC Sponsor, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on September 8, 2023).
3.1	Certificate of Incorporation of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
3.2	Bylaws of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and DHC Acquisition Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).
4.2	Registration and Shareholder Rights Agreement, dated March 4, 2021, by and between DHC Acquisition Corp, DHC Sponsor, LLC and certain other equityholders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).
4.2.1	Amended and Restated Registration Rights Agreement, dated March 14, 2024 by and among Brand Engagement Network Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
5.1**	Opinion of Haynes and Boone, LLP.
10.1	Form of Brand Engagement Network Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.2	Form of Shareholder Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.3†	Brand Engagement Network 2024 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.4†	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.5†	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.6	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.7†	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.8†**	Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan.
10.9†**	Form of Stock Option Agreement Under the Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan.
10.10†**	Form of Compensatory Warrant.
10.11†	Employment Agreement by and between Brand Engagement Network Inc. and Michael Zacharski (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.12*	First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Michael Zacharski, dated April 22, 2024.
10.13†	Employment Agreement by and between Brand Engagement Network Inc. and Paul Chang (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.14*	First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Paul Chang, dated April 22, 2024.
10.15†	Employment Agreement by and between Brand Engagement Network Inc. and Bill Williams (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.16*	First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Bill Williams, dated March 14, 2024.
10.17†	Employment Agreement by and between Brand Engagement Network Inc. and Tyler J. Luck (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.18	Letter Agreement, dated March 4, 2021, by and among DHC Sponsor, LLC, DHC Acquisition Corp and its officers and directors (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 5, 2021).
10.19	Reseller Agreement, dated August 19, 2023, by Brand Engagement Network Inc. and AFG Companies, Inc (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.20**	First Amendment to the Exclusive Reseller Agreement, dated February 9, 2024, by Brand Engagement Network Inc. and AFG Companies, Inc.
10.21**	Form of Reseller Warrant.
10.22	Subscription Agreement, dated September 29, 2023, by and between Brand Engagement Network Inc. and the subscribers listed therein (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.23	Subscription Agreement, dated September 7, 2023, by and between Brand Engagement Network Inc. and the subscribers listed therein (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
10.24**	Brand Engagement Network Inc. Convertible Promissory Note, dated April 12, 2024, by and between Brand Engagement Network Inc. and J.V.B. Financial Group, LLC.
16.1**	Letter from WithumSmith+Brown, PC regarding Change in Independent Registered Public Accounting Firm dated March 28, 2024.
21	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).
23.1*	Consent of L.J. Soldinger and Associates, independent registered accounting firm for the Company.
23.2*	Consent of Withum, independent registered accounting firm for the Company.
23.3**	Consent of Haynes Boone, LLP (included in Exhibit 5.1).
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.
#	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 22, 2024.

Brand Engagement Network Inc.

By:	/s/ Michael Zacharski
Name:	Michael Zacharski
Title:	Chief Executive Officer

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael Zacharski	Chief Executive Officer	April 22, 2024
Michael Zacharski	(Principal Executive Officer)

/s/ Bill Williams	Chief Financial Officer	April 22, 2024
Bill Williams	(Principal Financial and Accounting Officer)

/s/ Jon Leibowitz	Director	April 22, 2024
Jon Leibowitz

/s/ Janine Grasso	Director	April 22, 2024
Janine Grasso

/s/ Tyler J. Luck	Director	April 22, 2024
Tyler J. Luck

/s/ Christopher Gaertner	Director	April 22, 2024
Christopher Gaertner

/s/ Bernard Puckett	Director	April 22, 2024
Bernard Puckett

/s/ Thomas Morgan Jr.	Director	April 22, 2024
Thomas Morgan Jr.

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